PROSPECTUS SUPPLEMENT
(TO THE PROSPECTUS DATED MARCH 10, 2005)

                                                              [LBA CORP(R) LOGO]

                                  $350,000,000

               LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2005-A
                               ASSET-BACKED NOTES

               LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2005-A
                                     Issuer

                     LONG BEACH ACCEPTANCE RECEIVABLES CORP.
                                   Transferor

                           LONG BEACH ACCEPTANCE CORP.
                           Company/Servicer/Custodian

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YOU SHOULD READ THE SECTIONS ENTITLED "RISK FACTORS" BEGINNING ON PAGE S-9 OF
THIS PROSPECTUS SUPPLEMENT AND BEGINNING ON PAGE 6 OF THE ACCOMPANYING
PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN
THESE SECURITIES.

Neither these securities nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus supplement for future reference. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

--------------------------------------------------------------------------------

THE NOTES-

o    Are as described in the table below;

o    Are backed by a pledge of assets of the issuer, primarily a pool of
     "non-prime" automobile installment sale contracts, referred to in this prospectus supplement and the accompanying prospectus as the automobile loans, secured by new and used automobiles, sport utility vehicles, light duty trucks and vans. "Non-prime" automobile loans are automobile loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties;

o    Receive distributions on the 15th day of each month, or, if the 15th day is not a business day, on the next succeeding business day, beginning on July
     15, 2005; and

o    Currently have no trading market.

CREDIT ENHANCEMENT FOR THE CLASS A NOTES WILL CONSIST OF -

o    A financial guarantee insurance policy issued by Financial Security
     Assurance Inc. unconditionally and irrevocably guaranteeing timely payment of interest and certain payments of principal (as more fully described herein) on each payment date and the ultimate payment of principal on each final scheduled payment date;

o    A spread account to the extent described in this prospectus supplement; and

o    Overcollateralization to the extent described in this prospectus supplement.

                                  [FSA(R) LOGO]



                    ISSUANCE     INTEREST   FINAL SCHEDULED    PRICE TO   UNDERWRITING       NET
                     AMOUNT        RATE       PAYMENT DATE      PUBLIC      DISCOUNT     PROCEEDS(1)
                  ------------   --------   ---------------   ---------   ------------   -----------

Class A-1 Notes   $ 47,000,000    3.346%        June 2006     100.00000%      0.16%       99.84000%
Class A-2 Notes   $133,000,000     3.82%     December 2008     99.99276%      0.18%       99.81276%
Class A-3 Notes   $100,000,000     4.08%        June 2010      99.98969%      0.23%       99.75969%
Class A-4 Notes   $ 70,000,000     4.25%       April 2012      99.99951%      0.32%       99.67951%


(1)  Net proceeds are before deducting expenses, which are estimated to be $
     300,000.

The Class A Notes offered by this prospectus supplement will be offered by
Citigroup Global Markets Inc. and Greenwich Capital Markets, Inc., the
underwriters, for which Citigroup Global Markets Inc. is acting as representative, from time to time to the public at the offering prices listed in the table above and the underwriters will receive the discounts listed above,
See "Underwriting" in this prospectus supplement. Delivery of the Class A Notes, in book-entry form, will be made through The Depository Trust Company against payment in immediately available funds, on or about June 21, 2005.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CITIGROUP                                                  RBS GREENWICH CAPITAL

            The date of this prospectus supplement is June 15, 2005.

 IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

o    We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

o    This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the accompanying prospectus. We suggest that you read both this prospectus supplement and the accompanying prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

o    If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

o    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents included in this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                       WHERE YOU CAN FIND MORE INFORMATION

     Long Beach Acceptance Corp. has filed with the Securities and Exchange
Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the
Securities and Exchange Commission.

     A number of items will be incorporated by reference in the registration statement. See "Incorporation by Reference" in the accompanying prospectus for a description of incorporation by reference.

     You can read and copy the registration statement at the public reference room at the Securities and Exchange Commission at 450 Fifth Street, N.W.,
Washington, DC 20549 or at the Securities and Exchange Commission's regional offices at The Woolworth Building, 233 Broadway, New York, New York 10279 and
175 West Jackson Boulevard, Suite 900, Chicago, Illinois, 60604. You can obtain information about the public reference section by calling the SEC at
1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

     The consolidated financial statements of Financial Security Assurance Inc.
and its subsidiaries included in, or as exhibits to, the following documents filed by Financial Security Assurance Holdings Ltd. with the Securities and
Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

     (1)  Annual Report on Form 10-K for the year ended December 31, 2004; and

     (2)  Quarterly Report on Form 10-Q for the period ended March 31, 2005.

     All financial statements of Financial Security Assurance Inc., included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd.
pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, as amended, after the filing of this prospectus supplement and before the termination of the offering of the notes offered hereby shall be deemed incorporated by reference into this prospectus supplement.

     Long Beach Acceptance Corp. on behalf of Long Beach Acceptance Auto
Receivables Trust 2005-A, hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Long
Beach Acceptance Auto Receivables Trust 2005-A's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as
amended, and each filing of the financial statements of Financial Security
Assurance Inc. included in or as an exhibit to the Annual Report of Financial
Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     We will provide you with copies of these reports, at no charge, if you write to us at: Long Beach Acceptance Corp., One Mack Centre Drive, Paramus, New
Jersey 07652; Attention: Chief Financial Officer; telephone (201) 262-5222.

                                       ii

                                                                            Page
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CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES...................Annex A

                                       iii

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     SUMMARY

o    This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o    This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.

o    There are material risks associated with an investment in the notes. You should read the section entitled "Risk Factors" beginning on page S-9 of this prospectus supplement and page 6 of the accompanying prospectus, and consider the risk factors described in those sections, before making a decision to invest in the notes.

               LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2005-A
                               ASSET-BACKED NOTES

ISSUER

o    Long Beach Acceptance Auto Receivables Trust 2005-A, or THE ISSUER, a
     Delaware statutory trust.

o    The issuer's address is c/o Wilmington Trust Company, Rodney Square North,
     1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
     Corporate Trust Administration.

COMPANY/SERVICER/CUSTODIAN

o    Long Beach Acceptance Corp., or THE COMPANY, in its capacity as servicer,
     THE SERVICER, and in its capacity as custodian, THE CUSTODIAN, a Delaware corporation.

o    The company's address is One Mack Centre Drive, Paramus, New Jersey 07652.

o    The company will service the automobile loans and will act as custodian for the automobile loan files.

SELLERS

o    The company and Long Beach Acceptance Receivables Corp. Warehouse I, a
     Delaware corporation and a wholly-owned subsidiary of the company, or
     LBARC-WI, and together with the company, THE SELLERS.

o    The sellers will sell to the transferor automobile loans purchased by the company from automobile dealers and, with respect to the automobile loans sold to the transferor by LBARC-WI, subsequently sold to LBARC-WI by the company.

TRANSFEROR

o    Long Beach Acceptance Receivables Corp., or THE TRANSFEROR, a Delaware
     corporation and a wholly-owned subsidiary of the company.

o    The transferor's address is One Mack Centre Drive, Paramus, New Jersey
     07652.

o    The transferor will sell to the issuer the automobile loans purchased by the transferor from the sellers.

INSURER

o    Financial Security Assurance Inc. or FINANCIAL SECURITY, or THE INSURER, a
     New York financial guaranty insurance company.

                                       S-1

INDENTURE TRUSTEE

o    Wells Fargo Bank, National Association, or THE INDENTURE TRUSTEE, a
     national banking association. Wells Fargo Bank, National Association will be the trust collateral agent, the indenture trustee and the back-up servicer. Wells Fargo Bank, National Association will also be the collateral agent with respect to the spread account.

OWNER TRUSTEE

o    Wilmington Trust Company, or THE OWNER TRUSTEE, a Delaware banking corporation, acting not in its individual capacity but solely as owner trustee.

INITIAL CUTOFF DATE

o    The close of business on May 31, 2005.

o    The issuer will receive payments due on, or received regarding, the initial automobile loans after the initial cutoff date.

SUBSEQUENT CUTOFF DATE

o    With respect to each subsequent automobile loan, the close of business on the last day of the calendar month immediately preceding the date of the related transfer agreement.

o    The issuer will receive payments due on, or received regarding, the related subsequent automobile loans after each subsequent cutoff date.

CLOSING DATE

o    On or about June 21, 2005.

DESCRIPTION OF THE NOTES

o    The issuer will issue four classes of its asset-backed notes. The notes are designated as the CLASS A-1 NOTES, the CLASS A-2 NOTES, the CLASS A-3 NOTES
     and the CLASS A-4 NOTES, collectively referred to herein as the CLASS A
     NOTES, or the NOTES.

o    Each class of notes will have the initial principal amounts, interest rates, and final scheduled payment dates listed in the following table:

          Initial Note     Interest Rate   Final Scheduled
Class   Principal Amount     per annum      Payment Date
-----   ----------------   -------------   ---------------
 A-1      $ 47,000,000        3.346%          June 2006
 A-2      $133,000,000         3.82%        December 2008
 A-3      $100,000,000         4.08%          June 2010
 A-4      $ 70,000,000         4.25%         April 2012

o    The issuer will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000.

o    The notes will not be listed on any securities exchange.

o    The notes will be secured solely by the pool of automobile loans and the other assets of the issuer which are described under the section of this summary entitled "The Trust Assets."

DESCRIPTION OF THE CERTIFICATE

o    The issuer will also issue the CLASS R CERTIFICATE or the CERTIFICATE, which is subordinate in right of payment to the Class A Notes. The Class R
     Certificate, which represents the residual interest in the issuer, does not have an initial principal balance. The certificate is not offered hereby.

PAYMENT DATE

o    The 15th day of each month, or, if the 15th day is not a business day, on the following business day. The first payment date will be July 15, 2005.

FINAL SCHEDULED PAYMENT DATE

o    Each class of notes, if not already paid in full, will be due and payable on the final scheduled payment date for that class.

COLLECTION PERIOD

o    The calendar month immediately preceding each payment date or any other date of determination. The first collection period will be the calendar month of June 2005.

                                       S-2

INTEREST

o    On each payment date, the issuer will, to the extent there are funds available from the sources described herein, pay, pro rata, to the holders of record of each of the Class A-1 Notes, the Class A-2 Notes, the Class
     A-3 Notes and the Class A-4 Notes interest at the applicable interest rate that accrued during the related interest accrual period.

o    Interest on the notes will accrue at the applicable interest rate for each class from the prior payment date to the day before the current payment date. In the case of the first payment date, interest begins to accrue on the day of the closing.

o    Interest on the Class A-1 Notes will be calculated on the basis of a
     360-day year and the actual number of days elapsed in the interest accrual period (or, with respect to the first payment date, 24 days). Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 24 days).

PRINCIPAL

On each payment date, the issuer will, to the extent there are funds available from the sources described herein, pay principal generally equaling:

     (1)  the amount of principal paid by obligors on the automobile loans during the prior month, plus

     (2)  the principal portion of any purchase amount paid by the company or the servicer to repurchase an automobile loan from the trust property, plus

     (3)  the outstanding principal balance of each automobile loan that became an uncollectable automobile loan during the prior month, plus

     (4)  the amount of any court ordered reduction in the principal balance or total scheduled payments of any automobile loan during the prior month;

     provided, that the amount of principal paid shall not exceed the amount necessary to maintain the required overcollateralization target.

o    In addition, on the payment date immediately following the end of the funding period, any amounts remaining on deposit in the pre-funding account will be paid as principal to the Class A noteholders as described below.

o    The Class A Notes are sequential pay classes, which will receive the amount, if any, to be paid as principal to the Class A noteholders on each payment date as follows:

     (1) first, to the Class A-1 Notes, until the principal amount of the Class
A-1 Notes has been reduced to zero;

     (2) once the principal amount of the Class A-1 Notes has been reduced to zero, to the Class A-2 Notes, until the principal amount of the Class A-2 Notes has been reduced to zero;

     (3) once the principal amount of the Class A-2 Notes has been reduced to zero, to the Class A-3 Notes, until the principal amount of the Class A-3 Notes has been reduced to zero; and

     (4) once the principal amount of the Class A-3 Notes has been reduced to zero, to the Class A-4 Notes, until the principal amount of the Class A-4 Notes has been reduced to zero.

o    The outstanding principal amount of the notes of any class, if not previously paid, will be due and payable on the final scheduled payment date for that class.

                                       S-3

THE TRUST ASSETS

The issuer will pledge property to secure payments on the notes. The pledged assets will include:

o    a pool consisting primarily of "non-prime" automobile loans secured by new and used automobiles, sport utility vehicles, light duty trucks and vans;

o    all monies received from the initial automobile loans after the close of business on the initial cutoff date and all monies received from the subsequent automobile loans after the related subsequent cutoff date;

o    the security interests in the financed vehicles;

o    the automobile loan files;

o    all rights to proceeds from claims and refunds of unearned premiums on insurance policies covering the vehicles or the obligors, including any vendor's single interest physical damage policy relating to the automobile loans in which the company is the named insured and the trustee is an additional named insured;

o    all rights to proceeds from debt cancellation coverage;

o    all rights to proceeds from the liquidation of and recoveries on the automobile loans;

o    all rights to refunds under extended service contracts covering the vehicles;

o    the transferor's rights against dealers under agreements between the company and the dealers;

o    amounts that may be held in the lockbox accounts to the extent the amounts relate to the automobile loans;

o    the bank accounts, including the pre-funding account, opened in connection with this offering (other than the spread account) and the amounts on deposit in those accounts;

o    all rights to cause the company to repurchase automobile loans from the trust pursuant to the purchase agreement;

o    all of the issuer's rights under the transaction documents; and

o    all proceeds from the items described above.

The spread account, including the demand note deposited therein, will not be an asset of the trust, but will be held by the collateral agent for the benefit of the trust collateral agent and the insurer. You should not rely on the spread account, nor on the demand note on deposit therein, as a source of funds for payment on the notes.

"Non-prime" automobile loans, the principal component of the trust assets, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

THE AUTOMOBILE LOAN POOL

o    The initial automobile loans consist of, and the subsequent automobile loans are expected to consist of, motor vehicle retail installment contracts secured by used or new automobiles, sport utility vehicles, light duty trucks and vans. The initial automobile loans have been originated, and the subsequent automobile loans are expected to have been originated, by dealers and then acquired by the company. The initial automobile loans were primarily made, and the subsequent automobile loans are expected to primarily be made, to individuals with limited credit histories or modest incomes or who have experienced prior credit difficulties, or "non-prime"
     borrowers.

STATISTICAL INFORMATION

The initial automobile loan pool consists of 16,520 automobile loans. As of the close of business on the initial cutoff date, the initial automobile loans in the pool had:

                                       S-4

o    an aggregate principal balance of $303,017,069.52;

o    a weighted average annual percentage rate of approximately 11.239%;

o    a weighted average original term of approximately 68 months;

o    a weighted average remaining term of approximately 64 months; and

o    a remaining term of not more than 72 months and not less than 4 months each.

PRE-FUNDING FEATURE

o    On the closing date, the issuer will deposit an amount, THE INITIAL
     PRE-FUNDED AMOUNT, equal to approximately $46,982,930.48 in an account, THE
     PRE-FUNDING ACCOUNT, established with the trust collateral agent.

o    The issuer will use amounts on deposit in the pre-funding account to purchase additional automobile loans, THE SUBSEQUENT AUTOMOBILE LOANS, from time to time on or before August 31, 2005.

o    The subsequent automobile loans are not expected to be materially different from the initial automobile loans acquired by the issuer on the closing date.

CREDIT ENHANCEMENT

Overcollateralization

o    The overcollateralization amount is equal to the excess of the principal balance of the automobile loans (plus any amounts on deposit in the pre-funding account) over the principal amount of the notes. The purpose of overcollateralization is to ensure that there are excess funds available to pay interest and principal on the notes so that noteholders will have some protection against payment shortfalls and losses and so that the principal amount of each class of notes will be paid off no later than its final scheduled payment date.

o    As of the closing date, the overcollateralization will be zero. On subsequent payment dates, excess cashflow will be paid to the Class A noteholders then entitled to principal payments to accelerate principal payments on the Class A Notes, to the extent available for that purpose as described in this prospectus supplement, in order to increase the overcollateralization amount until the required overcollateralization target is reached.

o    On any payment date, the required overcollateralization target will be equal to the required total enhancement amount minus the amount on deposit in the spread account (not including the demand note).

The Spread Account

o    As part of the consideration for the issuance of the policy (as defined below), a cash collateral account, the SPREAD ACCOUNT, will be established with the collateral agent for the benefit of the insurer and the trust collateral agent on behalf of the Class A noteholders. Amounts on deposit in the spread account will be distributed to the Class A noteholders and then released to the Class R certificateholder as described under
     "Description of the Purchase Agreements and the Trust Documents
     --Distributions" below. You should not rely on the spread account as a source of payment on the notes.

o    A demand note, THE DEMAND NOTE, will be issued to the collateral agent for the benefit of the trust collateral agent on behalf of the Class A noteholders and the insurer as an eligible investment of the spread account. As such it will be deemed an asset of the spread account. The trust collateral agent may draw on the demand note to pay interest and principal on the Class A Notes under

                                       S-5

     certain circumstances as described in the sale and servicing agreement. The
     Class A noteholders will have no rights to enforce the demand note or the guarantee thereof. You should not rely on the demand note as a source of payment on the notes.

o    A demand note provider, THE DEMAND NOTE PROVIDER, initially, an affiliate of Citigroup Global Markets Inc., will issue the demand note. The demand note will be guaranteed by an "AA-/Aa1" rated affiliate of Citigroup Global
     Markets Holdings Inc., THE DEMAND NOTE GUARANTOR.

The Insurance Policy

o    On the day of the closing, Financial Security will issue a financial guaranty insurance policy, or THE INSURANCE POLICY, or THE POLICY, for the benefit of the Class A noteholders. Under the policy, Financial Security will unconditionally and irrevocably guarantee the timely payment of interest and certain payments of principal (as more fully described below)
     on each payment date and the ultimate payment of principal due on the Class
     A Notes on the final scheduled payment date for each class of Class A
     Notes.

o    If, on any payment date, the holders of any class of Class A Notes do not receive the full amount of the interest payment then due to them, the shortfall will be paid from amounts on deposit in the spread account
     (including the demand note), if any, and if the amounts on deposit in the spread account (including the demand note) are not sufficient, from proceeds of a draw under the policy.

o    If, on any payment date, the outstanding principal amount of the Class A
     Notes (after taking into account payments of principal on such payment date, including, without limitation, from amounts withdrawn from the spread account (including the demand note) exceeds the sum of the aggregate outstanding principal balance of the automobile loans as of the last day of the related collection period plus the amount on deposit in the pre-funding account, if any, the amount of such excess shall be paid from amounts on deposit in the spread account (including the demand note), if any, and if the amounts on deposit in the spread account (including the demand note)
     are not sufficient, from proceeds of a draw on the policy, to the holders of the Class A Notes in the order of priority that such holders receive principal payments on each payment date.

o    If, on the final scheduled payment date for any class of Class A Notes, the principal amount of that class of Class A Notes has not been reduced to zero, the holders of that class of Class A Notes will be paid an amount equal to the outstanding principal amount of such Class A Notes from amounts on deposit in the spread account (including the demand note), if any, and if the amounts on deposit in the spread account (including the demand note) are not sufficient, from proceeds of a draw on the policy.

OPTIONAL REDEMPTION

o    Once the aggregate outstanding principal balance of the automobile loans declines to 10% or less of the sum of the aggregate principal balance of the initial automobile loans as of the initial cutoff date plus the initial pre-funded amount, all of the outstanding notes may be redeemed. If a redemption occurs, you will receive a final payment that equals the unpaid principal amount of your notes plus accrued interest to, but excluding, the date of redemption.

MANDATORY REDEMPTION

o    Generally, the notes will be redeemed in part on the payment date immediately following the end of the funding period

                                       S-6

     in the event that any amounts remain on deposit in the pre-funding account on the last day of the funding period. Any such amounts remaining in the pre-funding account will be distributed as payments of principal on the notes in accordance with the priorities set forth under "Description of the
     Purchase Agreements and the Trust Documents--Distributions--Payment Date
     Calculations and Payments" in this prospectus supplement.

SALE OF AUTOMOBILE LOANS

o    The servicer may, but is not obligated to, direct the issuer to sell automobile loans that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sellers or the issuer; provided that the insurer shall have the right of first refusal to purchase such automobile loans. Delinquent automobile loans may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the sum of the initial number of automobile loans in the automobile loan pool as of the closing date and the aggregate number of subsequent automobile loans added to the automobile loan pool on each subsequent transfer date be sold by the issuer in this manner.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

o    Dewey Ballantine LLP, as tax counsel to the trust, is of the opinion that, for federal income tax purposes, the Class A Notes will be treated as indebtedness and the issuer will not be treated as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the Class A Notes as indebtedness for all federal, state and local income and franchise tax purposes.

o    Interest on the Class A Notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

o    Dewey Ballantine LLP has prepared the discussion under "Material Federal
     Income Tax Consequences" in this prospectus supplement and "Material
     Federal Income Tax Consequences" in the accompanying prospectus and is of the opinion that the statements contained therein, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

ERISA CONSIDERATIONS

o    Subject to the important considerations described under "ERISA
     Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase the Class A Notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

RATINGS

o    The issuer will not issue the notes unless they have been assigned at least the following ratings by Standard & Poor's Ratings Services, a division of
     The McGraw-Hill Companies, Inc., or S&P, and by Moody's Investors Service,
     Inc., or MOODY'S and together with S&P, the RATING AGENCIES:

             RATING
        ---------------
CLASS     S&P   MOODY'S
-----    ----   -------
 A-1     A-1+     P-1
 A-2      AAA     Aaa
 A-3      AAA     Aaa
 A-4      AAA     Aaa

                                       S-7

o    The rating issued by S&P of the Class A-1 Notes will be issued without regard to the benefit afforded to the Class A-1 Notes by the policy.

o    The ratings issued by Moody's of each class of notes and the ratings issued by S&P of the Class A-2, the Class A-3 and the Class A-4 Notes will be based primarily on the issuance of the policy and the credit quality of the automobile loans.

o    We make no assurance that the ratings will not be lowered, qualified, or withdrawn by the rating agencies.

o    We refer you to "Ratings" in this prospectus supplement for more information regarding the ratings assigned to the notes.

                                       S-8

                                  RISK FACTORS

This section and the section under the caption "Risk Factors" in the accompanying prospectus describe the principal risk factors associated with an investment in the notes. You should consider these factors in connection with the purchase of the notes:

THE COMPANY MAY BE UNABLE TO     The ability of the company to originate
ORIGINATE ENOUGH AUTOMOBILE      sufficient subsequent automobile loans may be
LOANS TO USE ALL MONEY ON        affected by a variety of social and economic
DEPOSIT IN THE PRE-FUNDING       factors including:
ACCOUNT AND YOU MAY THEREFORE
BE EXPOSED TO REINVESTMENT       o    interest rates;
RISK.
                                 o    unemployment levels;

                                 o    the rate of inflation; and

                                 o    consumer perception of economic conditions
                                      generally.

                                 In addition, no subsequent automobile loan may
                                 be transferred to the issuer unless the insurer
                                 has approved the transfer and S&P confirms that
                                 the ratings on the notes will not be withdrawn
                                 or reduced as a result of the proposed
                                 transfer.

                                 If the company does not originate and transfer
                                 to the issuer sufficient additional automobile
                                 loans to use all amounts on deposit in the
                                 pre-funding account by August 31, 2005 or fails
                                 to receive the insurer's approval or S&P's
                                 confirmation by such date, a mandatory
                                 redemption of a portion of the notes will
                                 result.

                                 If a mandatory redemption occurs and you
                                 receive a principal prepayment, you will bear
                                 the risk of reinvesting any prepayment.

                                 If you are repaid principal on the notes
                                 earlier than you expect, you may not be able to
                                 reinvest the principal repaid to you at a rate
                                 of return that is at least equal to the rate of
                                 return on your notes.

WE CANNOT PREDICT THE RATE AT    Obligors can prepay their automobile loans at
WHICH THE NOTES WILL AMORTIZE.   any time. The rate of prepayments may be
                                 influenced by a variety of factors, including
                                 changes in economic and social conditions. The
                                 fact that consumer obligors generally may not
                                 sell or transfer their financed vehicles
                                 securing automobile loans without the company's
                                 consent may also influence the rate of
                                 prepayments. In addition, under certain
                                 circumstances, the transferor and the company
                                 are obligated to purchase automobile loans as a
                                 result of breaches of representations and/or
                                 covenants.

                                       S-9

                                 Additionally, the servicer has the right, but
                                 not the obligation, to direct the issuer to
                                 sell automobile loans that are more than 60
                                 days delinquent to an unaffiliated third party
                                 (including the insurer, who shall have a right
                                 of first refusal) at a certain minimum sale
                                 price as set forth in the sale and servicing
                                 agreement; provided, that the aggregate of such
                                 sales may not exceed 20% of the sum of the
                                 initial number of automobile loans in the
                                 automobile loan pool as of the closing date and
                                 the aggregate number of subsequent automobile
                                 loans added to the automobile loan pool on each
                                 subsequent transfer date.

                                 In any of these cases, the automobile loan pool
                                 would amortize more quickly than expected and
                                 the notes would also amortize more quickly as a
                                 result.

                                 In addition, the Class R certificateholder has
                                 the right to purchase the automobile loans
                                 remaining in the automobile loan pool, and
                                 accordingly cause a prepayment of the notes,
                                 when the aggregate outstanding principal
                                 balance of the automobile loans is 10% or less
                                 of the sum of the aggregate principal balance
                                 of the initial automobile loans as of the
                                 initial cutoff date plus the initial pre-funded
                                 amount.

                                 Finally, the notes contain an
                                 overcollateralization feature that results in
                                 accelerated principal payments to noteholders
                                 in certain circumstances, and that results in a
                                 faster amortization of the notes than of the
                                 automobile loan pool.

                                 Noteholders will bear any reinvestment risk
                                 resulting from any early payment on the notes.

GEOGRAPHIC CONCENTRATIONS OF     Adverse economic conditions or other factors
AUTOMOBILE LOANS MAY INCREASE    affecting any state or region could increase
CONCENTRATION RISKS.             the delinquency or loan loss experience of the
                                 automobile loans. As of the close of business
                                 on May 31, 2005, approximately 36.01%, 14.57%
                                 and 11.13% of the initial automobile loans
                                 based on the initial automobile loans'
                                 outstanding principal balance were originated
                                 (based on the address of the related dealer) in
                                 California, Florida and Arizona, respectively.
                                 No other state accounts for 10% or more of the
                                 initial automobile loans as of the close of
                                 business on May 31, 2005.

THE NOTES ARE ASSET-BACKED       The sole sources for repayment of the Class A
DEBT AND THE ISSUER HAS ONLY     Notes are payments on the automobile loans, the
LIMITED ASSETS.                  spread account (including the demand note), the
                                 other cash accounts held by the trust
                                 collateral agent and payments made under the
                                 insurance policy. The money in the pre-funding
                                 account will be used solely to purchase
                                 subsequent automobile loans and is not
                                 available to cover losses on the automobile
                                 loan pool. The spread account is designed to
                                 cover losses on the

                                      S-10

                                 automobile loan pool; however, the existence of
                                 the spread account, including the demand note
                                 on deposit therein, should not be relied upon
                                 as a source of funds to pay the notes because
                                 the funding requirements for the spread account
                                 or the existence of the spread account
                                 (including the demand note) may be amended,
                                 reduced or terminated by the transferor, the
                                 insurer and the trust collateral agent, without
                                 the consent of the noteholders. Furthermore, if
                                 Financial Security defaults on its obligations
                                 under the insurance policy, the issuer will
                                 depend on current payments of the automobile
                                 loan pool, liquidation proceeds, recoveries,
                                 amounts, if any, available in the spread
                                 account (including the demand note) maintained
                                 for the benefit of Financial Security to make
                                 interest and principal payments on the notes.

ACCOUNTING TREATMENT COULD       Although the transfers of the automobile loans
ADVERSELY IMPACT THE             from the sellers to the transferor pursuant to
CHARACTERIZATION OF THE          the purchase agreement and each subsequent
TRANSFER OF THE AUTOMOBILE       transfer agreement are intended by the parties
LOANS.                           to be, and have been, or will be, documented
                                 as, absolute and unconditional assignments and
                                 transfers, the sellers will treat the transfers
                                 of the initial automobile loans as of the
                                 initial cutoff date and the subsequent
                                 automobile loans as of each subsequent cutoff
                                 date to the transferor as secured financings
                                 for financial accounting purposes. In the event
                                 of an insolvency of the company or LBARC-WI
                                 (notwithstanding that LBARC-WI has been
                                 established as a bankruptcy remote special
                                 purpose subsidiary) a court or bankruptcy
                                 trustee could attempt to recharacterize the
                                 transfers of the automobile loans by the
                                 company to LBARC-WI and by the sellers to the
                                 transferor as borrowings by the company and/or
                                 LBARC-WI, as the case may be, secured by a
                                 pledge of the automobile loans. Although having
                                 a different treatment for financial accounting
                                 purposes than for tax, bankruptcy and other
                                 corporate purposes could be a negative factor
                                 in any court or bankruptcy trustee's analysis
                                 of the transaction, such factor is only one of
                                 many that the court or bankruptcy trustee would
                                 consider in determining to recharacterize a
                                 transaction from the characterization intended
                                 by the parties. Although the company's
                                 management does not believe that such
                                 accounting treatment will have an adverse
                                 impact on the characterization of the transfers
                                 of the automobile loans from the sellers to the
                                 transferor, and although the company has
                                 received a legal opinion, subject to various
                                 facts, assumptions and qualifications, opining
                                 that if the company was adjudged bankrupt, a
                                 court would hold that each of the transfers by
                                 the company to LBARC-WI and the transfers by
                                 the sellers to the transferor of the automobile
                                 loans is a sale or absolute assignment, the
                                 risk of recharacterization may be

                                      S-11

                                 increased by the sellers' treatment of the
                                 transfer of the automobile loans as a secured
                                 financing for accounting purposes, and there
                                 can be no assurance that such
                                 recharacterization, if attempted in an
                                 insolvency event of the company or LBARC-WI,
                                 would not be successful. See "Risk Factors--
                                 Insolvency of the company may cause your
                                 payments to be reduced or delayed" in the
                                 accompanying prospectus.

RATINGS ON CLASS A NOTES ARE     The ratings issued by S&P of the Class A-2,
DEPENDENT UPON THE INSURER'S     Class A-3 and Class A-4 Notes and the ratings
CREDITWORTHINESS.                issued by Moody's of the Class A Notes will
                                 depend primarily on the creditworthiness of the
                                 insurer as the provider of the financial
                                 guarantee insurance policy relating to the
                                 Class A Notes. There is a risk that if the
                                 insurer's financial strength ratings are
                                 reduced, the rating agencies may reduce the
                                 ratings of some or all of the Class A Notes.

EVENTS OF DEFAULT UNDER THE      So long as no default by the insurer is
INDENTURE MAY RESULT IN AN       continuing, following the occurrence of an
ACCELERATION.                    event of default under the indenture the
                                 indenture trustee will continue to submit
                                 claims under and in accordance with the
                                 insurance policy to enable the issuer to
                                 continue to make payments due with respect to
                                 the Class A Notes on the fifteenth day of each
                                 month. Following the occurrence of an event of
                                 default, Financial Security may, at its option,
                                 elect to cause the liquidation of the assets of
                                 the issuer, in whole or in part, and pay all or
                                 any portion of the outstanding amount of the
                                 Class A Notes, plus accrued interest thereon.

PENDING LITIGATION AND           The company was named as a defendant in a suit
INJUNCTIONS MAY ADVERSELY        entitled "Collins v. Long Beach Acceptance
AFFECT THE COMPANY.              Corp.," Case No. 834941-5 and filed on January
                                 11, 2001 in California Superior Court, Alameda
                                 County. The plaintiff in the Collins Case
                                 alleged, as a private attorney general acting
                                 on behalf of the general public, that the
                                 company violated certain consumer protection
                                 laws by providing to consumers notices of
                                 repossession and sale of their repossessed
                                 vehicles which did not comply with the strict
                                 requirements of those laws. The company and the
                                 plaintiff agreed to a settlement whereby the
                                 company agreed, among other things, to the
                                 entry of an injunction which prohibits the
                                 company from certain collection activities on
                                 certain accounts. Pursuant to the injunction,
                                 the company (i) was required to comply, and has
                                 complied, with the California Rees-Levering Act
                                 relating to post-repossession notices and
                                 include the required disclosures in such
                                 notices; (ii) was required to set aside, and
                                 has set aside, any default and/or was required
                                 to vacate, and has vacated, any judgment
                                 obtained after January 11, 2001 in any action
                                 filed by the company to collect any deficiency
                                 balance owed by any California obligor who was
                                 sent a post-

                                      S-12

                                 repossession notice at any time after January
                                 11, 1997 that failed to contain the required
                                 disclosures, whose vehicle was repossessed
                                 (including a voluntary surrender) and who owed
                                 a deficiency balance following repossession and
                                 disposition of his or her vehicle; (iii) was
                                 required not to collect, and has not collected,
                                 any amount owed by any California obligor who
                                 purchased a vehicle, who was sent a
                                 post-repossession notice at any time after
                                 January 11, 1997 that failed to contain the
                                 required disclosures, whose vehicle was
                                 repossessed (including a voluntary surrender)
                                 and who owed a deficiency balance following
                                 repossession (i.e. the company must immediately
                                 cease and not resume any such collection
                                 efforts); and (iv) was required to provide, and
                                 has provided, restitution to the 34 account
                                 holders in accordance with the terms of the
                                 settlement agreement. The company's management
                                 does not believe that such injunction has had
                                 or will have a material adverse effect on the
                                 company, its business or the automobile loans.

                                 The company was named as a defendant in a suit
                                 entitled "Mancuso v. Long Beach Acceptance
                                 Corp.," Case No. 4:05-CV-136 in U.S. District
                                 Court, Western District of Missouri.

                                 In May 2003 the company repossessed Mancuso's
                                 vehicle as a result of her failure to make
                                 payments. The vehicle was sold in July 2003. In
                                 January 2004 the company filed a complaint
                                 against Mancuso for the deficiency balance.
                                 Mancuso filed an answer denying the allegations
                                 and a counterclaim in which no claims were made
                                 against the company. The company's motion for
                                 summary judgment was denied based on Mancuso's
                                 claim that the post-repossession notice the
                                 company had sent to Mancuso was defective due
                                 to language requiring Mancuso to provide
                                 evidence of proper insurance on the vehicle.
                                 After the company's motion was denied, Mancuso
                                 filed her own motion for summary judgment based
                                 on the same argument. The company dismissed its
                                 complaint without prejudice, and Mancuso's
                                 summary judgment motion was never ruled upon.
                                 Thereafter, the court ordered the company to
                                 pay Mancuso's attorney's fee, but subsequently
                                 vacated its order.

                                 On December 28, 2004 Mancuso filed a complaint
                                 in Missouri state court (Jackson County Circuit
                                 Court) against the company on behalf of herself
                                 and all other Missouri residents similarly
                                 situated. In the complaint Mancuso claims that
                                 the company's post-repossession notice violates
                                 the Uniform Commercial Code because the notice
                                 requires a customer to provide proof of
                                 insurance in order to redeem the vehicle.
                                 Mancuso is seeking statutory damages, costs and
                                 attorney's fees. The summons, complaint and
                                 discovery demands were served upon the company
                                 on January 19, 2005.

                                      S-13

                                 The Circuit Court ordered mandatory mediation.
                                 On February 11, 2005 the company filed a notice
                                 of removal, which removed the case from the
                                 Jackson County Circuit Court to the United
                                 States District Court. On February 18, 2005
                                 Mancuso filed a motion to remand the case back
                                 to Jackson County Circuit Court. On March 7,
                                 2005 the company filed a response in opposition
                                 to Mancuso's motion to remand.

                                 On February 24, 2005 the company filed a motion
                                 to dismiss. On March 11, 2005 Mancuso filed a
                                 response in opposition to the company's motion,
                                 and on March 24, 2005 the company filed a
                                 response to Mancuso's opposition.

                                 The federal court ordered that motions to amend
                                 the pleadings or join additional parties had to
                                 be filed by May 17, 2005, all discovery must be
                                 completed by July 19, 2005, a final pretrial
                                 conference is scheduled for December 29, 2005,
                                 and the trial is scheduled for January 30,
                                 2006. The court has not yet ruled on either
                                 Mancuso's motion to remand or the company's
                                 motion to dismiss.

                                      S-14

STATE LEGISLATION MAY            On June 21, 2002, revised California Assembly
ADVERSELY IMPACT THE             Bill No. 1433, a bill to amend current
AUTOMOBILE LOANS.                provisions of the California Military and
                                 Veterans Code, was passed and became effective.
                                 The bill revised the law to provide protection
                                 equivalent to that provided by the
                                 Servicemembers Civil Relief Act to California
                                 national guard members called up to active
                                 service by the Governor of California,
                                 California national guard members called up to
                                 active service by the President and reservists
                                 called to active duty on domestic territory.
                                 Those eligible under the revised law must
                                 provide a copy of their orders to the servicer
                                 of their loan to qualify for relief. In
                                 addition to California, other states have
                                 recently enacted or proposed similar
                                 legislation.

                                 The revised California law along with other
                                 similar state statutes could result in
                                 shortfalls in interest, delays in the receipt
                                 of principal and could affect the ability of
                                 the servicer to foreclose on a defaulted
                                 automobile loan in a timely fashion. In
                                 addition, these laws, like the Servicemembers
                                 Civil Relief Act, provide broad discretion for
                                 a court to modify an automobile loan upon
                                 application by the obligor.

                                 The United States continues to be involved in
                                 military action in Iraq and Afghanistan.
                                 Reservists who were activated for duty in Iraq
                                 or Afghanistan may continue to serve, and new
                                 reservists may be called to active duty, to
                                 secure Iraq or Afghanistan so that
                                 reconstruction can take place. To the extent
                                 that any member of the military or reservist is
                                 an obligor under an automobile loan, the
                                 provisions of the Servicemembers Civil Relief
                                 Act, the California Military and Veterans Code
                                 or similar state laws may apply.

                                 None of the issuer, the company, the
                                 transferor, the indenture trustee or any
                                 underwriter has undertaken a determination as
                                 to which automobile loans, if any, may be
                                 affected by the Servicemembers Civil Relief
                                 Act, the California Military and Veterans Code
                                 or similar state laws. No assurance can be
                                 given with respect to the number of automobile
                                 loans that may be affected, after the closing
                                 date, by the Servicemembers Civil Relief Act,
                                 the California Military and Veterans Code or
                                 similar state laws.

                                      S-15

IMPACT OF WORLD EVENTS.          The economic impact of the United States'
                                 military operations in Iraq, Afghanistan and
                                 other parts of the world, as well as the
                                 possibility of any terrorist attacks
                                 domestically or abroad, is uncertain, but could
                                 have a material negative effect on general
                                 economic conditions, consumer confidence, and
                                 liquidity of the notes. It is possible that
                                 such events could have a direct or indirect
                                 negative impact on the performance of the
                                 automobile loans or the company's financial
                                 position or results of operations in the
                                 future. Any such negative impact could impair
                                 the company's future ability to service or
                                 repurchase the automobile loans or to honor its
                                 indemnity obligations, as described herein.

THE COMPANY'S LOSS OF THIRD      The company and its subsidiaries are dependent
PARTY FINANCING MAY DELAY        upon the continued receipt of funding from
PAYMENTS TO YOU.                 third party sources. Two of these third party
                                 sources are Greenwich Capital Financial
                                 Products, Inc., an affiliate of one of the
                                 underwriters, Greenwich Capital Markets, Inc.,
                                 and CIGPF I Corp., an affiliate of one of the
                                 underwriters, Citigroup Global Markets Inc. The
                                 company's and its subsidiaries' credit
                                 facilities with Greenwich Capital Financial
                                 Products, Inc. each expire on June 29, 2005. No
                                 assurance can be given that Greenwich Capital
                                 Financial Products, Inc., CIGPF I Corp. or any
                                 other third party will continue to provide any
                                 such financing in the future. In the event that
                                 such funding is discontinued, the company may
                                 not be able to perform its obligations with
                                 respect to the securities, including its
                                 obligation to service the automobile loans and
                                 repurchase automobile loans which breach
                                 specified representations and warranties. As a
                                 result, you may experience delays in receiving
                                 payments and suffer losses on your investment.

                                      S-16

                                 USE OF PROCEEDS

          The issuer will use the proceeds from the sale of the notes to:

          o    pay the transferor the automobile loan purchase price;

          o    make the initial deposit into the pre-funding account;

          o    make the initial deposit into the spread account; and

          o    fund the required balance in any other trust account.

          The transferor or the company may use the net proceeds to pay its debt, including "warehouse" debt secured by the automobile loans prior to their sale to the issuer. This warehouse debt may have been owed to either underwriter or its respective affiliates.

                         THE COMPANY/SERVICER/CUSTODIAN

          Long Beach Acceptance Corp., a Delaware corporation, began operations in October 1995 as an automobile finance company geared to service borrowers from all credit grade categories, with an emphasis on "non-prime" borrowers.

          The company has its corporate headquarters located in Paramus, New
Jersey and operates originating and servicing centers in Paramus, New Jersey,
Orange, California and Englewood, Colorado.

          The company purchases and services automobile loans which are originated and assigned to it by automobile dealers. The company will sell and assign the automobile loans to the transferor. During the month of May 2005, the company purchased automobile loans from automobile dealers located in 26 states.

          As of May 31, 2005, the company had active relationships with approximately 1,988 new and used automobile dealers. Dealers are sourced and serviced by the company's dealer representatives (full-time sales employees).
Generally, all dealers must be approved by the company's senior officers responsible for managing the originating centers.

          The company will service the automobile loans and will be compensated for acting as the servicer. In addition, the company will hold the automobile loan files, including the automobile loan contracts and the certificates of title (or other evidence of lien), in its possession as custodian for the indenture trustee on behalf of the noteholders and the insurer and will be compensated for acting as custodian.

          Due to the administrative burden and expense, the servicer will not have the certificates of title of the financed vehicles amended or reissued to note their sale to the issuer or the grant of a security interest in the vehicles to the trustee by the issuer. Because the certificates of title are not amended, the issuer may not have a perfected security interest in financed vehicles titled in some states. See "Risk Factors - Failure to amend or reissue the certificates of title to the financed vehicles may cause you to experience delays in payments or losses" and "Material Legal Aspects of the Automobile
Loans--Security Interests in the Financed Vehicles" in the accompanying prospectus.

          In order to mitigate the security interest risk referred to in the preceding paragraph, UCC-1 financing statements will be filed against the company, the company's subsidiary Long Beach Acceptance

                                      S-17

Receivables Corp. Warehouse I, the transferor and the issuer, respectively, naming the indenture trustee as secured party, with the Secretary of State of
Delaware in order to perfect each transfer of the initial and subsequent automobile loans from the sellers to the transferor, each transfer of the initial and subsequent automobile loans from the transferor to the issuer and the pledge of the automobile loans by the issuer in favor of the indenture trustee, respectively. Furthermore, the company, as custodian, will be required to stamp each automobile loan contract to reflect that such automobile loan contract is subject to a security interest of a secured party and acceptance by a third party of such contracts would violate the rights of such secured party.
The custodian will be required to identify the indenture trustee as the secured party on an allonge attached to each automobile loan contract. If the custodian fails to comply with the foregoing requirements and a third party purchases a contract without knowledge of the indenture trustee's security interest therein, the indenture trustee may not have a perfected security interest in any such contract.

UNDERWRITING

          The company offers five programs designed to meet the needs of a broad spectrum of potential applicants. These programs are marketed as Premium, Elite,
Superior, Preferred and Classic. A sixth program, the Standard Program, is not actively marketed and is utilized on an exception basis. The company applies specific underwriting criteria to each program analyzing credit applications individually with focus upon creditworthiness, stability, income and collateral value.

          The Premium Program, Elite Program, Superior Program, Preferred
Program and Classic Program provide for lower down payments, under certain conditions, than the Standard Program. The Standard Program is for applicants with the lowest underwriting criteria. The Standard Program is designed to accommodate applicants who may not meet the requirements of other programs offered, but are considered by the company to be worthy of credit based upon employment and residence stability, credit history, debt-to-income and payment-to-income ratios, and the structure of the transaction.

          The company generally acquires contracts at 100% of the amount financed net of an acquisition fee.

          Depending upon contract class and market conditions, dealers are also paid a participation fee, in some cases paid in full at the time of funding, and in other cases paid monthly as payments on contracts are collected. The participation fee is generally based upon a percentage of the excess, if any, of the annual percentage rate on the contract over the company's minimum rate. The excess is generally capped at no greater than 2.5%.

CREDIT DECISION AND FUNDING

          Credit applications are received from dealers via facsimile, through electronic portals or over the Internet and generally include specific information regarding the applicant's residence and employment history, monthly income, bank account information, credit and personal references and a description of the collateral being considered for purchase. This information is entered into a third party software package that integrates application input, verification, collateral evaluation, credit review and fax communication. The company's underwriter then evaluates the information provided on the credit application and at least one consumer credit report.

          Credit decisions are generally completed and communicated to the dealer on the same day as the credit application is received by the company.
Conditional credit approvals generally stipulate maximum collateral advances, the company's minimum rate, required downpayment, term and documentation, applicable fees, borrower name and vehicle year, make and model (occasionally, where market conditions require, only the maximum payment amount and the program class are stipulated at that time).

                                      S-18

          Upon receipt of a contract package from a dealer, it is the company's policy for its funding department to review documentation provided to attempt to verify: proper preparation and execution of all documentation, and proof of income and proof of residence, if necessary. Generally, at the time a contract is presented for funding, the funding clerk attempts to verify the applicant's telephone number, current employment status, employer telephone number, position/occupation, current monthly income and insurance coverage. The results of the verification are recorded in the electronic credit file.

          It is the company's policy that contracts containing specific exceptions falling outside the underwriting guidelines may be approved for funding only by management.

          Prior to or following funding of selected contracts, funding personnel attempt to conduct a retail commodity check by telephone to verify certain terms of the transaction, including down payment, trade-in credit, rebatables and certain optional equipment, as well as monthly payment and due date.
Additionally, most contracts are reviewed after funding by the investor sales group to ensure compliance with all approval and funding procedures and guidelines for sale.

          The maximum advance ratio, before add-ons, generally ranges from 115%
to 125% of trade-in value for used vehicles (the range of manufacturers invoices for new vehicles is similar) plus tax, title and license. The maximum all-in advance ratio, including legally authorized products such as credit life insurance, credit accident and health insurance, debt cancellation coverage and extended warranties, is 145% of trade-in value or manufacturers invoice.

          The maximum term of a contract is determined by the program class and, for used vehicles, the mileage of the vehicle. Verifiable manufacturers rebates are not acceptable for the Standard Program but may be applied 100% toward the down payment on the Premium Program, the Elite Program, the Superior Program,
the Preferred Program and the Classic Program contracts.

SERVICING AND COLLECTION

          With the exception of certain charged-off accounts which the company refers to one or more collection agencies, the company currently performs all servicing functions, utilizing a loan servicing computer system administered by
Affiliated Computer Services, Inc. of Dallas, Texas. Affiliated Computer
Services provides access to its system on a time sharing basis, and is responsible for performing certain automated tasks, including producing monthly statements, operating reports, and system generated correspondence with borrowers. The company accesses the systems of Affiliated Computer Services to perform all invoicing, payment posting, collection, repossession and recovery functions. Affiliated Computer Services on behalf of the company mails monthly billing statements to borrowers.

          The company's policies regarding delinquencies are as follows: an account is deemed to be delinquent if less than 95% of a monthly payment has been received by the due date. If an account becomes 3 days past due, the company's collection staff attempts to contact the borrower (depending upon the borrower's credit and other individual circumstances, in some cases the borrower is contacted earlier and in some cases the borrower is contacted later). The company uses an automatic dialer, which initiates many of the telephone contacts starting with the 3-day calls. A collection representative attempts to establish contact with the borrower and to obtain a promise by the borrower to make the overdue payment within seven days. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% (where legally enforceable and provided for in the related contract) of the amount of the delinquent payment is imposed. A decision to repossess the financed vehicle or to make a field contact with the borrower is generally made after 45 to 60 days of delinquency (repossession may occur earlier or later if appropriate).

                                      S-19

DELINQUENCY AND CREDIT LOSS INFORMATION

          The following tables detail information relating to the company's delinquency and credit loss experience regarding all automobile loans it has originated and continues to service. This information includes the company's experience with respect to all automobile loans in its portfolio, including automobile loans which do not meet the automobile loan pool selection criteria and automobile loans which the company previously sold but continues to service.

          Delinquencies, defaults, repossession and losses generally increase during periods of economic recession. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because the company focuses on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on the loans included in the trust property could be higher than those experienced by lenders dealing exclusively with prime borrowers and could be more dramatically affected by a general economic downturn. In addition the United States continues to be on alert for terrorist attacks. The company's management cannot yet know what effect these possible events or any similar or related events will have on the
United States economy and specifically on the timing of, and/or obligors'
ability to make, payments on the automobile loans.

          We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loans included in the trust.

                                      S-20

                           LONG BEACH ACCEPTANCE CORP.
                             DELINQUENCY EXPERIENCE



                           December 31, 2002          December 31, 2003           December 31, 2004             April 30, 2005
                        -----------------------   -------------------------   -------------------------   -------------------------
                                        Net                        Net                         Net                         Net
                         Number     Contractual    Number      Contractual     Number      Contractual     Number      Contractual
                        of Loans      Amount      of Loans       Amount       of Loans       Amount       of Loans       Amount
                        --------   ------------   --------   --------------   --------   --------------   --------   --------------

Portfolio(1).........    64,342    $880,728,145    77,459    $1,154,853,918    84,444    $1,275,735,281    87,507    $1,329,569,801
Period of
   Delinquency(2) -

30-59................     1,285      13,580,486     1,295        13,476,531     1,221        12,059,559       840         8,135,234

60-89................       415       4,320,393       511         5,551,039       469         4,353,182       368         3,616,114

90+..................       186       1,978,022       267         2,721,481       287         2,432,128       226         1,993,710
Total
   Delinquencies(3)..     1,886    $ 19,878,901     2,073    $   21,749,052     1,997    $   18,844,869     1,434    $   13,745,058
                         ------    ------------    ------    --------------    ------    --------------    ------    --------------
Total
   Delinquencies as a
   Percent of the
   Portfolio.........      2.93%           2.26%     2.68%             1.88%     2.34%             1.48%     1.64%             1.03%
                         ======    ============    ======    ==============    ======    ==============    ======    ==============


----------
(1)  All amounts and percentages are based on the principal amount scheduled to be paid on each automobile loan. The information in the table represents all automobile loans originated by the company including sold loans the company continues to service.

(2)  The company considers an automobile loan delinquent when an obligor fails to make at least 95% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3)  Amounts shown do not include automobile loans which are less than 30 days delinquent.

                                      S-21

                           LONG BEACH ACCEPTANCE CORP.
                           NET CREDIT LOSS EXPERIENCE



                                       12 Months Ended     12 Months Ended      12 Months Ended      4 Months Ended
                                      December 31, 2002   December 31, 2003    December 31, 2004   April 30, 2005 (4)
                                      -----------------   -----------------   ------------------   ------------------

Contracts serviced at end of
   period(1) ......................     $888,745,898       $1,162,244,876       $1,282,254,539       $1,336,058,853
Average contracts serviced
   during the period (2) ..........     $741,418,683       $1,017,096,040       $1,231,120,030       $1,305,101,537
Gross chargeoffs ..................     $ 70,818,628       $   83,619,484       $   70,549,502       $   17,901,442
Recoveries ........................     $ 32,430,033       $   36,065,335       $   35,707,833       $   10,445,023
Net chargeoffs (3) ................     $ 38,388,595       $   47,554,149       $   34,841,669       $    7,456,419
Net chargeoffs as a percentage
   of contracts serviced during
   the period .....................             5.18%                4.68%                2.83%                1.71%
                                        ============       ==============       ==============       ==============


----------
(1)  All amounts and percentages are based on the principal amount scheduled to be paid on each automobile loan. The information in the table represents all automobile loans originated by the company including sold loans which the company continues to service.

(2)  Average contracts serviced represents a 13 month average for the year ending periods and a five month average for the period ended April 30,
     2005.

(3)  Net chargeoffs include all Loss Units actually liquidated through April 30,
     2005, all accounts which were 120 days or more delinquent as of April 30,
     2005, inventory and insurance losses. Net chargeoffs are reflected at the earlier of the date (a) on which the automobile loan became 120 days delinquent or (b) on which the automobile loan was liquidated.

(4)  Four-month ending percentage is annualized.

                                      S-22

                                 THE TRANSFEROR

          Long Beach Acceptance Receivables Corp., a wholly-owned subsidiary of the company, is a Delaware corporation, incorporated on March 13, 1997. The transferor's address is One Mack Centre Drive, Paramus, New Jersey 07652;
telephone (201) 262-5222.

          The transferor was organized for the limited purpose of acquiring, owning and transferring interests in specified financial assets and any activities incidental or necessary for that purpose. The transferor has structured this transaction so that the bankruptcy of the company will not result in the consolidation of the transferor's assets and liabilities with those of the company. The transferor has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the company was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the transferor and to require the consolidation of the transferor's assets and liabilities with those of the company. However, there can be no assurance that a court would not conclude that the assets and liabilities of the transferor should be consolidated with those of the company. See "Risk Factors--Insolvency of the company may cause your payments to be reduced or delayed" in the accompanying prospectus.

          Delays in payments on the notes and possible reductions in payment amounts could occur if a court decided to consolidate the transferor's assets with the company's, or if a filing were made under any bankruptcy or insolvency law by or against the transferor, or if an attempt were made to litigate any of those issues.

                                    LBARC-WI

          Long Beach Acceptance Receivables Corp. Warehouse I, a wholly-owned subsidiary of the company, is a Delaware corporation, incorporated on February
21, 2003. LBARC-WI's address is One Mack Centre Drive, Paramus, New Jersey
07652; telephone (201) 262-5222.

          LBARC-WI was organized for the limited purpose of acquiring, owning and transferring interests in specified financial assets and any activities incidental or necessary for that purpose. LBARC-WI entered into a Master
Purchase Agreement with the company dated as of March 7, 2003, pursuant to which the company agreed to sell, from time to time, to LBARC-WI, and LBARC-WI agreed to purchase, from time to time, from the company, without recourse, all of the company's right, title and interest in certain automobile loans.

                                   THE ISSUER

          The issuer is a Delaware statutory trust formed by the transferor under a trust agreement between the transferor and the owner trustee to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

          o    acquiring the automobile loans and its other assets and proceeds from its assets;

          o    issuing the notes and the Class R Certificate which represents the residual interest in the issuer;

          o    making payments on the notes and the certificate;

          o    with the proceeds of the sale of the notes, funding the
               pre-funding account, the spread account and paying the remaining balance to the transferor pursuant to the sale and servicing agreement;

                                      S-23

          o    assigning the pledged assets to the indenture trustee pursuant to the indenture for the benefit of the insurer and the noteholders and holding, managing and distributing to the certificateholder pursuant to the terms of the sale and servicing agreement and the spread account agreement any portion of the pledged assets released from the lien of the indenture, as applicable;

          o    entering into and performing its obligations under the
               transaction documents to which it is a party;

          o    at the direction of the transferor and subject to the
               requirements of the trust agreement, entering into derivative contracts for the benefit of the Class R Certificateholder;

          o    engaging in such other activities as may be required in
               connection with conservation of the trust estate and making distributions to the certificateholder and the noteholders; and

          o    engaging in other activities that are necessary or suitable or convenient to accomplish these other activities.

          The issuer will use the proceeds from the initial sale of the notes to purchase the initial automobile loans from the transferor and to fund the initial deposits in the pre-funding account and the spread account maintained for the benefit of the insurer and the trust collateral agent on behalf of the
Class A noteholders and pay the remaining balance to the transferor. The issuer will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes, obligations owing to the insurer and the demand note provider and any other indebtedness permitted by or arising under the indenture or the sale and servicing agreement. The spread account (including the demand note) will not be an asset of the trust and therefore, noteholders should not rely on the existence of the spread account
(including the demand note) as a source of funds for payment on the Class A
Notes

          The issuer's principal offices are in Wilmington, Delaware, in care of
Wilmington Trust Company.

                                THE OWNER TRUSTEE

          Wilmington Trust Company is the owner trustee. It is a Delaware banking corporation. Its principal offices are located at Rodney Square North,
1100 North Market Street, Wilmington, Delaware 19890-0001.

          The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance of the certificate and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement, the sale and servicing agreement and the indenture.

                              THE INDENTURE TRUSTEE

          Wells Fargo Bank, National Association, a national banking association, is the indenture trustee, located at Sixth and Marquette Avenue,
MAC N9311--161, Minneapolis, Minnesota 55479. Wells Fargo Bank, National
Association will be the trust collateral agent, the indenture trustee and the back-up servicer.

                                      S-24

          The indenture trustee may resign at any time by so notifying the issuer and the insurer. The issuer may and, at the request of the insurer
(unless an insurer default shall have occurred and be continuing) shall, remove the indenture trustee, if:

          o    the indenture trustee fails to comply with the eligibility requirement set forth in the indenture;

          o    specified events of insolvency, receivership or liquidation of the indenture trustee occur;

          o    the trust collateral agent resigns or is removed in accordance with the sale and servicing agreement;

          o    the collateral agent resigns or is removed in accordance with the spread account agreement;

          o    the back-up servicer is removed in accordance with the sale and servicing agreement; or

          o    the indenture trustee otherwise becomes incapable of acting.

          If the indenture trustee resigns or is removed or if a vacancy exists for any reason, the issuer shall promptly appoint a successor indenture trustee and trust collateral agent acceptable to the insurer (so long as an insurer default shall not have occurred and be continuing). If a successor indenture trustee does not take office within sixty (60) days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or the insurer (so long as no insurer default has occurred and is continuing) or (if an insurer default has occurred and is continuing) the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class
A Notes may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

                               THE TRUST PROPERTY

          The trust property will include, among other things, the following:

          o    a pool consisting primarily of "non-prime" automobile loans secured by new and used automobiles, sport utility vehicles, light duty trucks and vans;

          o    all monies received (i) with respect to the initial automobile loans, after the close of business on the initial cutoff date and
               (ii) with respect to the subsequent automobile loans, after the close of business on the related subsequent cutoff dates;

          o    the security interests in the financed vehicles;

          o    the automobile loan files;

          o    all rights to proceeds from claims and refunds of unearned premiums on insurance policies covering the financed vehicles or the obligors, including any vendor's single interest physical damage policy relating to the automobile loans in which the company is the named insured and the trustee is an additional named insured;

          o    all rights to proceeds from debt cancellation coverage;

          o    all rights to proceeds from the liquidation of, and recoveries on the automobile loans;

          o    all rights to refunds under extended service contracts covering the financed vehicles;

                                      S-25

          o    the transferor's rights against dealers under agreements between the company and the dealers;

          o    amounts that may be held in the lockbox accounts to the extent the amounts relate to the automobile loans;

          o    the bank accounts, including the pre-funding account, opened in connection with this offering (other than the spread account
               (including the demand note on deposit therein)) and the amounts on deposit in those accounts;

          o    all rights to cause the company to repurchase automobile loans from the trust pursuant to the purchase agreement;

          o    all of the issuer's rights under the transaction documents; and

          o    all proceeds from the items described above.

          The spread account, including the demand note on deposit therein, will not be an asset of the trust, but will be established with the collateral agent for the benefit of the insurer and the trust collateral agent on behalf of the
Class A noteholders. The spread account is designed to cover losses on the automobile loan pool; however, the existence of the spread account, including the demand note on deposit therein, should not be relied upon as a source of funds to pay the notes because the spread account funding requirements or the existence of the spread account or the demand note may be amended, reduced or terminated by the transferor, the insurer and the trust collateral agent, without the consent of the noteholders.

          The initial automobile loans will be purchased by the transferor pursuant to the purchase agreement and will then be purchased by the issuer from the transferor pursuant to the sale and servicing agreement. The issuer will purchase subsequent automobile loans and related property on or before August
31, 2005 with funds on deposit in the pre-funding account. These subsequent automobile loans will be purchased by the transferor from the sellers pursuant to one or more subsequent transfer agreements.

          The trust property also will include an assignment of the transferor's rights against the company for breaches of representations and warranties under the purchase agreement, with respect to the initial automobile loans, or the related subsequent transfer agreements, with respect to the subsequent automobile loans, or from failure of the company to comply with the purchase agreement or the related subsequent transfer agreements, as applicable.

          The initial automobile loans were originated by dealers according to the company's requirements, will be so assigned, and evidence the indirect financing made available to the obligors. The subsequent automobile loans were originated or will be originated by dealers according to the company's requirements, will be so assigned, and evidence the indirect financing made available to the obligors. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer.

          As of any date of determination, the pool balance represents the aggregate outstanding principal balance of the automobile loans as of the end of the preceding calendar month.

          Under the indenture, the issuer will grant a security interest in the trust property to the indenture trustee for the noteholders' benefit and for the insurer's benefit in support of the obligations owed to the noteholders and the insurer, respectively. Any proceeds of the security interest will be distributed

                                      S-26

according to the indenture. The insurer will be entitled to the payments only after payment of amounts owed to, among others, the Class A noteholders.

          An automobile loan's principal balance, as of any date, prior to that automobile loan becoming a liquidated automobile loan, is the sum of:

          (a) the amount financed;

          minus

          (b) the principal portion of all amounts received in respect of the automobile loans on or prior to that date including any prepayments;

          minus

          (c) any Cram Down Loss for the automobile loan;

          minus

          (d) the principal portion of any purchase amount the transferor or servicer must remit with respect to the automobile loan.

          An automobile loan's principal balance shall be reduced to zero as of the date on which that automobile loan is deemed to be a liquidated automobile loan by the servicer.

                              THE AUTOMOBILE LOANS

GENERAL

          Automobile loans are originated by the company by purchasing loans from automobile dealers. Most of the automobile loans were made to individuals with impaired credit due to factors, including:

          o    the manner in which these individuals have handled previous credit;

          o    the limited extent of their prior credit history; and/or

          o    their limited financial resources.

ELIGIBILITY CRITERIA

          The initial automobile loans included in the trust property were selected from the company's portfolio of automobile loans according to several criteria, including the following criteria (measured as of the initial cutoff date, which is the close of business on May 31, 2005):

          (a)  each initial automobile loan was originated, based on the address of the dealer, in the United States;

          (b)  each initial automobile loan has an original maturity of not more than 72 months;

          (c)  each initial automobile loan provides for level monthly payments which fully amortize the amount financed over the original term;

                                      S-27

          (d)  each initial automobile loan has a remaining maturity of not more than 72 months and not less than 4 months;

          (e)  each initial automobile loan has an outstanding principal balance of not more than $93,577.66;

          (f)  each initial automobile loan is not more than 29 days past due;

          (g)  each initial automobile loan has an annual percentage rate (APR)
               of not less than 3.990%;

          (h)  no obligor was in bankruptcy at the time of origination of the related initial automobile loan nor has any obligor filed for bankruptcy since such time, which bankruptcy has neither been discharged or dismissed, unless such initial automobile loan was reaffirmed; and

          (i)  each initial automobile loan has a scheduled maturity no later than June 14, 2011.

          During the funding period, the sellers will sell the subsequent automobile loans to the transferor and the transferor will then sell them to the issuer. The company anticipates that the aggregate principal balance of the subsequent automobile loans as of the related subsequent cutoff dates will equal approximately $46,982,930.48. The transferor will forward to the company the funds that it receives from the issuer for the subsequent automobile loans. The issuer will use the funds in the pre-funding account for the purpose of purchasing the subsequent automobile loans.

          No transfer of subsequent automobile loans to the issuer will be made unless:

          (a)  as of each subsequent cutoff date, each subsequent automobile loan and/or the subsequent financed vehicle related to that subsequent automobile loan satisfy the automobile loan
               eligibility criteria specified under "The Automobile Loans" in this prospectus supplement in clauses (a) through (f) and (h)
               above regarding the initial automobile loans;

          (b)  so long as no insurer default shall have occurred and be continuing, the insurer has approved the transfer of the
               subsequent automobile loans to the issuer;

          (c)  neither the company nor the transferor has selected the subsequent automobile loans in a manner that either of them believes is adverse to the interests of the insurer or the noteholders;

          (d)  the company and the transferor deliver certain opinions of counsel regarding the validity of the subsequent automobile loan transfer; and

          (e)  S&P confirms that the ratings on the notes will not be withdrawn or reduced because of the transfer of the subsequent automobile loans to the issuer.

          In addition, the issuer's obligation or right to purchase the subsequent automobile loans is subject to the condition that all of the automobile loans held by the issuer, including the subsequent automobile loans to be transferred, meet the following criteria after the transfer of the subsequent automobile loans:

          (a)  the automobile loans' weighted average annual percentage rate is not less than 10.000%;

          (b)  the automobile loans' weighted average remaining term is not greater than 68 months; and

                                      S-28

          (c)  not more than 38% of the obligors on the automobile loans reside in California, not more than 16% of the obligors on the
               automobile loans reside in Florida and not more than 14% of the obligors on the automobile loans reside in Arizona.

          In calculating the criteria set forth in clauses (a) and (b), the cutoff date that will be used for the initial automobile loans is the initial cutoff date and the cutoff date that will be used for the subsequent automobile loans is the related subsequent cutoff date.

          The criteria in clause (c) will be based on the obligor's mailing addresses on:

               o    the initial cutoff date for the obligors on the initial
                    automobile loans; and

               o    the related subsequent cutoff dates for the obligors on the subsequent automobile loans.

          Following the transfer of subsequent automobile loans to the issuer, the aggregate characteristics of the entire pool of automobile loans held by the issuer may vary from the initial pool of automobile loans, but no such variation will be material, in the following respects:

               o    geographic distribution of the automobile loans;

               o    distribution by remaining Principal Balance;

               o    distribution by APR;

               o    distribution by remaining term; and

               o    distribution of the automobile loans secured by new and used vehicles.

COMPOSITION

          The statistical information presented in this prospectus supplement is based on the initial automobile loans as of the initial cutoff date, which is the close of business on May 31, 2005. As of the initial cutoff date, the initial automobile loans have an aggregate principal balance of $303,017,069.52.

          The composition, distribution by APR, distribution by adjusted APR, distribution by contract date, distribution by loan age, distribution by remaining principal balance, distribution by remaining term, distribution by manufacturer, distribution by model year and geographic distribution of the initial automobile loans as of the initial cutoff date are set forth in the following tables. The sum of the columns below may not equal the total indicated
due to rounding.

                                      S-29

                       COMPOSITION OF THE AUTOMOBILE LOANS
                          AS OF THE INITIAL CUTOFF DATE



 Weighted         Aggregate           Number of      Weighted Average   Weighted Average   Average Principal
Average APR   Principal Balance   Automobile Loans    Remaining Term      Original Term         Balance
-----------   -----------------   ----------------   ----------------   ----------------   -----------------

  11.239%      $303,017,069.52         16,520               64                 68              $18,342.44


                   DISTRIBUTION OF THE AUTOMOBILE LOANS BY APR
                          AS OF THE INITIAL CUTOFF DATE



                                  Number of      Aggregate          Percentage of
                                 Automobile      Principal            Aggregate
           APR Range                Loans         Balance       Principal Balance(1)
------------------------------   ----------   ---------------   --------------------

 3.900%  -  4.000%............         12     $    214,694.52            0.07%
 4.001%  -  5.000%............        285        5,421,192.19            1.79
 5.001%  -  6.000%............        650       13,379,920.35            4.42
 6.001%  -  7.000%............        867       18,412,126.06            6.08
 7.001%  -  8.000%............      1,020       22,239,733.45            7.34
 8.001%  -  9.000%............      1,291       28,455,797.63            9.39
 9.001%  - 10.000%............      1,637       35,362,784.37           11.67
10.001%  - 11.000%............      1,571       34,481,705.64           11.38
11.001%  - 12.000%............      1,542       31,962,095.02           10.55
12.001%  - 13.000%............      1,593       31,871,771.01           10.52
13.001%  - 14.000%............      1,369       25,647,846.13            8.46
14.001%  - 15.000%............      1,238       21,217,594.99            7.00
15.001%  - 16.000%............        892       13,023,442.45            4.30
16.001%  - 17.000%............        731        8,093,349.89            2.67
17.001%  - 18.000%............        664        5,932,334.32            1.96
18.001%  - 19.000%............        453        3,331,528.04            1.10
19.001%  - 20.000%............        347        2,157,943.18            0.71
20.001%  - 21.000%............        310        1,549,143.38            0.51
21.001%  - 22.000%............         37          211,268.04            0.07
22.001%  - 23.000%............          5           24,661.90            0.01
23.001%  - 24.000%............          5           23,084.24            0.01
24.001%  - 24.950%............          1            3,052.72            0.00
TOTAL.........................     16,520     $303,017,069.52          100.00%
                                   ======     ===============          =======


----------
(1)  Percentages may not sum to 100.00% because of rounding.

                                      S-30

                      DISTRIBUTION OF THE AUTOMOBILE LOANS
                  BY LOAN AGE(1) AS OF THE INITIAL CUTOFF DATE



                                                       Aggregate          Percentage of
                                     Number of         Principal            Aggregate
          Loan Age(1)            Automobile Loans       Balance       Principal Balance(2)
------------------------------   ----------------   ---------------   --------------------

0 MONTHS......................         3,685        $ 77,478,209.89           25.57%
1.............................         3,322          68,626,897.53           22.65
2.............................         3,243          65,458,636.77           21.60
3.............................         1,844          37,435,550.08           12.35
4-6...........................         1,589          32,962,484.34           10.88
7 OR MORE.....................         2,837          21,055,290.91            6.95
TOTAL.........................        16,520        $303,017,069.52          100.00%
                                      ======        ===============          =======


----------
(1) Loan age represents the number of months since the first scheduled payment date, including such first scheduled payment date.

(2)  Percentages may not sum to 100.00% because of rounding.

                     DISTRIBUTION OF THE AUTOMOBILE LOANS BY
                           REMAINING PRINCIPAL BALANCE
                          AS OF THE INITIAL CUTOFF DATE



                                                       Aggregate         Percentage of
 Range of Remaining Principal        Number of         Principal            Aggregate
             Balances            Automobile Loans       Balance       Principal Balance(1)
------------------------------   ----------------   ---------------   --------------------

$ 1,019.14 - $ 2,500.00.......           228        $    459,770.35            0.15%
$ 2,500.01 - $ 5,000.00.......         1,125           4,273,369.56            1.41
$ 5,000.01 - $ 7,500.00.......           933           5,781,379.56            1.91
$ 7,500.01 - $10,000.00.......         1,114           9,787,359.10            3.23
$10,000.01 - $12,500.00.......         1,215          13,728,946.02            4.53
$12,500.01 - $15,000.00.......         1,391          19,219,437.19            6.34
$15,000.01 - $17,500.00.......         1,685          27,430,487.30            9.05
$17,500.01 - $20,000.00.......         1,851          34,737,003.44           11.46
$20,000.01 - $22,500.00.......         1,722          36,566,913.93           12.07
$22,500.01 - $25,000.00.......         1,510          35,832,726.96           11.83
$25,000.01 - $27,500.00.......         1,184          30,990,848.74           10.23
$27,500.01 - $30,000.00.......           857          24,553,792.22            8.10
$30,000.01 - $32,500.00.......           647          20,169,370.45            6.66
$32,500.01 - $35,000.00.......           433          14,614,937.61            4.82
GREATER THAN $35,000.00.......           625          24,870,727.09            8.21
TOTAL.........................        16,520        $303,017,069.52          100.00%
                                      ======        ===============          =======


----------
(1)  Percentages may not sum to 100.00% because of rounding.

                                      S-31

             DISTRIBUTION OF THE AUTOMOBILE LOANS BY REMAINING TERM
                          AS OF THE INITIAL CUTOFF DATE



                                 Number of       Aggregate          Percentage of
    Range of Remaining Term      Automobile      Principal            Aggregate
            (months)                Loans         Balance       Principal Balance(1)
------------------------------   ----------   ---------------   --------------------

 4 -  6.......................         57     $    118,441.32           0.04%
 7 - 12.......................        962        3,455,909.18           1.14
13 - 18.......................        833        4,466,121.53           1.47
19 - 24.......................        417        3,556,186.74           1.17
25 - 30.......................        379        3,990,325.24           1.32
31 - 36.......................        221        2,058,193.56           0.68
37 - 42.......................         62          626,388.55           0.21
43 - 48.......................        518        5,693,598.78           1.88
49 - 54.......................        195        2,613,214.36           0.86
55 - 60.......................      3,295       52,768,752.98          17.41
61 - 66.......................      1,192       23,350,828.38           7.71
67 - 72.......................      8,389      200,319,108.90          66.11
TOTAL.........................     16,520     $303,017,069.52         100.00%
                                   ======     ===============         ======


----------
(1)  Percentages may not sum to 100.00% because of rounding.

                                      S-32

 DISTRIBUTION OF THE AUTOMOBILE LOANS BY MANUFACTURER AS OF THE INITIAL CUTOFF
                                      DATE



                                                       Aggregate          Percentage of
                                     Number of         Principal            Aggregate
         Manufacturer            Automobile Loans       Balance       Principal Balance(1)
------------------------------   ----------------   ---------------   --------------------

ACURA.........................            71        $  1,128,693.80            0.37%
AUDI..........................            30             643,391.92            0.21
BMW...........................           106           2,513,157.62            0.83
BUICK.........................           109           1,623,212.25            0.54
CADILLAC......................           105           2,319,537.05            0.77
CHEVROLET.....................         2,641          51,938,386.62           17.14
CHRYSLER......................           592          11,512,669.93            3.80
DAEWOO........................            14              47,064.17            0.02
DODGE.........................         1,846          35,865,338.82           11.84
FORD..........................         3,051          58,359,747.11           19.26
GEO...........................             3              13,129.12            0.00
GMC...........................           428           9,320,972.09            3.08
HONDA.........................           893          13,921,941.56            4.59
HUMMER........................            26           1,079,543.65            0.36
HYUNDAI.......................           431           6,638,265.23            2.19
INFINITI......................            80           1,583,843.88            0.52
ISUZU.........................            81           1,322,537.56            0.44
JAGUAR........................            23             559,383.70            0.18
JEEP..........................           457           7,664,729.62            2.53
KIA...........................           401           6,324,616.55            2.09
LAND ROVER....................            20             449,544.94            0.15
LEXUS.........................           104           2,341,485.80            0.77
LINCOLN.......................           140           3,267,186.17            1.08
MAZDA.........................           315           4,834,770.08            1.60
MERCEDES......................           221           5,778,395.87            1.91
MERCURY.......................           157           2,042,498.33            0.67
MINI..........................             5              95,665.95            0.03
MITSUBISHI....................           229           2,931,474.30            0.97
NISSAN........................         1,505          27,354,164.40            9.03
OLDSMOBILE....................            88             921,721.50            0.30
PLYMOUTH......................            56             228,645.55            0.08
PONTIAC.......................           331           4,642,849.85            1.53
PORSCHE.......................             9             279,801.89            0.09
SAAB..........................            14             285,594.13            0.09
SATURN........................            97           1,191,739.11            0.39
SUBARU........................            43             769,483.03            0.25
SUZUKI........................           107           1,487,900.70            0.49
TOYOTA........................         1,454          26,124,582.81            8.62
VOLKSWAGEN....................           153           2,149,630.60            0.71
VOLVO.........................            84           1,459,772.26            0.48
TOTAL.........................        16,520        $303,017,069.52          100.00%
                                      ======        ===============          ======


----------
(1)  Percentages may not sum to 100.00% because of rounding.

                                      S-33

     DISTRIBUTION OF THE AUTOMOBILE LOANS BY MODEL YEAR OF FINANCED VEHICLE
                          AS OF THE INITIAL CUTOFF DATE



                                                       Aggregate          Percentage of
                                     Number of         Principal            Aggregate
          Model Year             Automobile Loans      Balance(1)     Principal Balance(1)
------------------------------   ----------------   ---------------   --------------------

1992..........................             2        $     23,879.16            0.01%
1994..........................             7              45,546.35            0.02
1995..........................            73             283,124.29            0.09
1996..........................           163             635,264.20            0.21
1997..........................           424           2,083,309.53            0.69
1998..........................           771           4,593,385.67            1.52
1999..........................           708           6,160,238.90            2.03
2000..........................         1,198          12,941,887.52            4.27
2001..........................         1,772          25,419,058.28            8.39
2002..........................         1,964          36,157,888.61           11.93
2003..........................         1,663          33,413,590.12           11.03
2004..........................         2,471          53,035,297.50           17.50
2005..........................         5,270         127,200,252.56           41.98
2006..........................            34           1,024,346.83            0.34
TOTAL.........................        16,520        $303,017,069.52          100.00%
                                      ======        ===============          ======


----------
(1)  Percentages may not sum to 100.00% because of rounding.

                                      S-34

                 GEOGRAPHIC DISTRIBUTION OF THE AUTOMOBILE LOANS
                          AS OF THE INITIAL CUTOFF DATE



                                                       Aggregate          Percentage of
                                     Number of         Principal            Aggregate
           State(1)              Automobile Loans       Balance       Principal Balance(2)
------------------------------   ----------------   ---------------   --------------------

CALIFORNIA....................         6,059        $109,120,827.63           36.01%
FLORIDA.......................         2,152          44,158,547.39           14.57
ARIZONA.......................         1,774          33,727,245.04           11.13
NEVADA........................           979          19,914,362.76            6.57
GEORGIA.......................           627          13,846,524.89            4.57
OKLAHOMA......................           498          10,207,849.11            3.37
NORTH CAROLINA................           542           9,994,697.45            3.30
WASHINGTON....................           502           9,882,218.15            3.26
MISSOURI......................           362           7,514,774.89            2.48
COLORADO......................           438           7,183,044.45            2.37
TEXAS.........................           316           6,672,359.38            2.20
SOUTH CAROLINA................           271           5,478,845.04            1.81
NEW JERSEY....................           378           4,739,215.21            1.56
ILLINOIS......................           203           4,148,361.16            1.37
INDIANA.......................           201           4,025,975.29            1.33
PENNSYLVANIA..................           177           1,795,647.55            0.59
MARYLAND......................           184           1,708,913.00            0.56
NEW YORK......................           275           1,707,143.82            0.56
MASSACHUSETTS.................           113           1,622,707.22            0.54
OREGON........................           120           1,518,086.03            0.50
ALL OTHERS (9)................           349           4,049,724.06            1.34
TOTAL.........................        16,520        $303,017,069.52          100.00%
                                      ======        ===============          ======


----------
(1)  Based upon address of the dealer.

(2)  Percentages may not sum to 100.00% because of rounding.

                                      S-35

          All of the automobile loans require the obligor to pay:

          o    a specified total amount of payments;

          o    in substantially equal monthly installments on each due date.

          Each obligor's total amount of payments equals the amount financed plus interest for the automobile loan's term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the automobile loan as of its origination date.

          Under a simple interest automobile loan, the amount of an obligor's fixed level installment payment allocated to interest is equal to the product of the fixed interest rate on the loan, typically the APR, multiplied by the unpaid principal amount financed of such automobile loan multiplied by the elapsed time period, expressed as a fraction of a year, since the preceding loan payment. The obligor's remaining payment amount is allocated to reduce the principal amount financed. The issuer will account for all automobile loans, including simple interest automobile loans and precomputed automobile loans, as if those automobile loans amortized under the simple interest method.

                                      S-36

YIELD AND PREPAYMENT CONSIDERATIONS

          Obligors may prepay their respective automobile loan at any time. If an obligor prepays an automobile loan, the actual weighted average life of the automobile loans may be shorter than the scheduled weighted average life. These prepayments include:

          o    prepayments in full;

          o    partial prepayments;

          o    repurchases of automobile loans due to breaches of certain representations and warranties of the company with respect to the automobile loans and, while the company is acting as servicer, for certain breaches of the servicer's obligations under the servicing agreement;

          o    liquidations due to default;

          o    proceeds (including rebates and refunds of unearned premiums)
               from physical damage, credit life, credit accident and health insurance policies;

          o    proceeds from debt cancellation coverage; and

          o    refunds of the costs of extended service contracts.

          Weighted average life means the average amount of time during which each dollar of principal on an automobile loan is outstanding.

          The prepayment rate on the automobile loans may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the servicer's consent. The prepayment rate on the automobile loans may also be affected by the type of obligor, the type of financed vehicle and servicing decisions. The servicer believes that the actual prepayment rate will result in the automobile loans having a substantially shorter weighted average life than their scheduled weighted average life.

          The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, on the automobile loans' principal balances and a possible mandatory redemption on the payment date immediately following the end of the funding period. As a result, final payment of any class of notes could occur significantly earlier than that class' final scheduled payment date. Noteholders will bear any reinvestment risk resulting from the early payment on the notes.

          To the extent that any notes are purchased at a premium or a discount, such notes will be sensitive to the rate of prepayments on the automobile loans.
A faster than anticipated rate of prepayments on the automobile loans could result in a yield to investors in notes purchased at a premium that is lower than the anticipated yield. Conversely, a slower than anticipated rate of prepayments on the automobile loans could result in a yield to investors in notes purchased at a discount that is lower than the anticipated yield.

                   WEIGHTED AVERAGE LIVES OF THE CLASS A NOTES

          Prepayments on automobile loans can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute
Prepayment Model, or ABS, represents an assumed rate of prepayment each month relative to the original number of automobile loans in a pool of automobile loans. ABS further assumes that all the automobile loans in question are the same size and amortize at the same rate and that each automobile loan in each month of its life will either be paid as

                                      S-37

scheduled or be paid in full. For example, in a pool of automobile loans originally containing 10,000 automobile loans, a 1.25% ABS rate means that 125 automobile loans prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of automobile loans, including the automobile loans transferred to the issuer.

          As the rate of payment of principal of each class of Class A Notes will depend on the rate of payment (including prepayments) of the principal balance of the automobile loans, final payment of any class of Class A Notes could occur significantly earlier than its final scheduled payment date.
Reinvestment risk associated with early payment of the Class A Notes of any class will be borne exclusively by the holders of those notes.

          The tables captioned "Percent of Initial Note Principal Amount at
Various ABS Percentages" are referred to as the ABS Tables and have been prepared on the basis of the characteristics of the automobile loans, with an assumed original aggregate principal balance of $350,000,000. The ABS Tables assume that:

          o    the automobile loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses, sales of delinquent loans or repurchases and include 30 days' interest thereon;

          o    the monthly principal and interest payment on each automobile loan is scheduled to be made and is made on the last day of each month and each month has 30 days;

          o    payments are made on the notes on each payment date (and each such date is assumed to be the fifteenth day of each applicable month);

          o    all monthly fees are paid in the priority described in this prospectus supplement under the heading "Description of the
               Purchase Agreements and the Trust
               Documents--Distributions--Payment Date Calculations and
               Payments";

          o    a Class A-1 note rate of 3.338%, a Class A-2 note rate of 3.82%, a Class A-3 note rate of 4.03% and a Class A-4 note rate of
               4.18%;

          o    the hypothetical pools have a cutoff date of May 31, 2005 for the initial automobile loans and June 30, 2005 for the subsequent automobile loans; and

          o    the Class R Certificateholder exercises its optional redemption right.

          The ABS Tables indicate the projected weighted average life of each class of Class A Notes and set forth the percentage of the initial principal amount of each class of Class A Notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

          The ABS Tables also assume that the automobile loans have been aggregated into nine hypothetical pools with all of the automobile loans within each pool having the following characteristics and that the level scheduled payment for each pool, which is based on the aggregate principal balance, annual percentage rate, original term to maturity and remaining term to maturity as of the related cutoff date will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                      S-38

          INITIAL AUTOMOBILE LOANS



Pool   Total Current Balance ($)   Gross Coupon (%)   Original Term (months)   Remaining Term (months)
----   -------------------------   ----------------   ----------------------   -----------------------

  1         $ 34,629,870.31             12.933%                 68                        44
  2         $ 51,258,978.22             11.234%                 60                        58
  3         $ 14,864,795.57             11.167%                 66                        65
  4         $192,390,521.95             10.923%                 72                        71
  5         $  9,872,903.47             11.594%                 46                        44


          SUBSEQUENT AUTOMOBILE LOANS



Pool   Total Current Balance ($)   Gross Coupon (%)   Original Term (months)   Remaining Term (months)
----   -------------------------   ----------------   ----------------------   -----------------------

  1          $ 8,973,218.61             11.234%                 60                        60
  2          $ 2,602,179.46             11.167%                 66                        66
  3          $33,679,216.24             10.923%                 72                        72
  4          $ 1,728,316.17             11.594%                 46                        46


          The actual characteristics and performance of the automobile loans will differ from the assumptions used in preparing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the automobile loans will prepay at a constant ABS rate until maturity or that all of the automobile loans will prepay at the same ABS rate. Moreover, the diverse terms of automobile loans within the hypothetical pools could produce slower or faster principal payments than indicated in the ABS Tables at the various constant percentages of
ABS specified, even if the original and remaining terms to maturity of the automobile loans are as assumed. Any difference between those assumptions and the actual characteristics and performance of the automobile loans, or actual prepayment experience, will affect the percentages of initial principal amounts outstanding over time and the weighted average life of each class of Class A
Notes.

                                      S-39

       PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                             CLASS A-1 NOTES(1)
                                 ------------------------------------------
         PAYMENT DATE             1.25%    1.50%    1.70%    2.00%    2.25%
---------------------------------------------------------------------------
Closing Date .................   100.00   100.00   100.00   100.00   100.00
7/15/2005 ....................    81.01    79.14    77.58    75.10    72.86
8/15/2005 ....................    59.65    55.73    52.46    47.29    42.62
9/15/2005 ....................    38.52    32.61    27.70    19.91    12.91
10/15/2005 ...................    17.64     9.80     3.29     0.00     0.00
11/15/2005 ...................     0.00     0.00     0.00     0.00     0.00
12/15/2005 ...................     0.00     0.00     0.00     0.00     0.00
1/15/2006 ....................     0.00     0.00     0.00     0.00     0.00
2/15/2006 ....................     0.00     0.00     0.00     0.00     0.00
3/15/2006 ....................     0.00     0.00     0.00     0.00     0.00
4/15/2006 ....................     0.00     0.00     0.00     0.00     0.00
5/15/2006 ....................     0.00     0.00     0.00     0.00     0.00
6/15/2006 ....................     0.00     0.00     0.00     0.00     0.00
7/15/2006 ....................     0.00     0.00     0.00     0.00     0.00
8/15/2006 ....................     0.00     0.00     0.00     0.00     0.00
9/15/2006 ....................     0.00     0.00     0.00     0.00     0.00
10/15/2006 ...................     0.00     0.00     0.00     0.00     0.00
11/15/2006 ...................     0.00     0.00     0.00     0.00     0.00
12/15/2006 ...................     0.00     0.00     0.00     0.00     0.00
1/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
2/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
3/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
4/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
5/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
6/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
7/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
8/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
9/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
10/15/2007 ...................     0.00     0.00     0.00     0.00     0.00
11/15/2007 ...................     0.00     0.00     0.00     0.00     0.00
12/15/2007 ...................     0.00     0.00     0.00     0.00     0.00
1/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
2/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
3/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
4/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
5/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
6/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
7/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
8/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
9/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
10/15/2008 ...................     0.00     0.00     0.00     0.00     0.00
11/15/2008 ...................     0.00     0.00     0.00     0.00     0.00
12/15/2008 ...................     0.00     0.00     0.00     0.00     0.00
1/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
2/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
3/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
4/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
5/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
6/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
7/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
8/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
9/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
10/15/2009 ...................     0.00     0.00     0.00     0.00     0.00
11/15/2009 ...................     0.00     0.00     0.00     0.00     0.00
12/15/2009 ...................     0.00     0.00     0.00     0.00     0.00
1/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
2/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
3/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
4/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
5/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
Weighted Average Life to
   Maturity (Years) (2)(3) ...     0.23     0.21     0.20     0.19     0.17
Weighted Average Life to Call
   (Years) (2)(4) ............     0.23     0.21     0.20     0.19     0.17

          (1) The final scheduled payment date is the June 2006 payment date;
payment of interest and principal in full of the Class A-1 Notes on such date is guaranteed by the policy to the extent described herein.

          (2) The weighted average life of a note is determined by (a)
multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b)
adding the results and (c) dividing the sum by the related initial principal amount of the note.

          (3) This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the automobile loans.

          (4) This calculation assumes that the Class R Certificateholder exercises its option to purchase the automobile loans.

                                      S-40

       PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                             CLASS A-2 NOTES (1)
                                 ------------------------------------------
         PAYMENT DATE             1.25%    1.50%    1.70%    2.00%    2.25%
---------------------------------------------------------------------------
Closing Date .................   100.00   100.00   100.00   100.00   100.00
7/15/2005 ....................   100.00   100.00   100.00   100.00   100.00
8/15/2005 ....................   100.00   100.00   100.00   100.00   100.00
9/15/2005 ....................   100.00   100.00   100.00   100.00   100.00
10/15/2005 ...................   100.00   100.00   100.00    97.52    94.25
11/15/2005 ...................    98.94    95.51    92.66    88.16    84.12
12/15/2005 ...................    91.73    87.67    84.29    78.96    74.17
1/15/2006 ....................    84.60    79.93    76.05    69.91    64.42
2/15/2006 ....................    77.56    72.30    67.93    61.03    54.85
3/15/2006 ....................    70.61    64.78    59.94    52.31    45.47
4/15/2006 ....................    63.73    57.36    52.08    43.74    36.28
5/15/2006 ....................    56.94    50.05    44.34    35.32    27.27
6/15/2006 ....................    50.23    42.85    36.72    27.07    18.45
7/15/2006 ....................    43.60    35.75    29.24    18.98     9.82
8/15/2006 ....................    37.06    28.76    21.88    11.71     2.72
9/15/2006 ....................    30.81    22.67    15.94     5.34     0.00
10/15/2006 ...................    25.78    17.26    10.20     0.00     0.00
11/15/2006 ...................    20.82    11.92     4.56     0.00     0.00
12/15/2006 ...................    15.91     6.67     0.00     0.00     0.00
1/15/2007 ....................    11.08     1.50     0.00     0.00     0.00
2/15/2007 ....................     6.31     0.00     0.00     0.00     0.00
3/15/2007 ....................     1.61     0.00     0.00     0.00     0.00
4/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
5/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
6/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
7/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
8/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
9/15/2007 ....................     0.00     0.00     0.00     0.00     0.00
10/15/2007 ...................     0.00     0.00     0.00     0.00     0.00
11/15/2007 ...................     0.00     0.00     0.00     0.00     0.00
12/15/2007 ...................     0.00     0.00     0.00     0.00     0.00
1/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
2/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
3/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
4/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
5/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
6/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
7/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
8/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
9/15/2008 ....................     0.00     0.00     0.00     0.00     0.00
10/15/2008 ...................     0.00     0.00     0.00     0.00     0.00
11/15/2008 ...................     0.00     0.00     0.00     0.00     0.00
12/15/2008 ...................     0.00     0.00     0.00     0.00     0.00
1/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
2/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
3/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
4/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
5/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
6/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
7/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
8/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
9/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
10/15/2009 ...................     0.00     0.00     0.00     0.00     0.00
11/15/2009 ...................     0.00     0.00     0.00     0.00     0.00
12/15/2009 ...................     0.00     0.00     0.00     0.00     0.00
1/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
2/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
3/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
4/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
5/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
Weighted Average Life to
   Maturity (Years) (2)(3) ...     1.06     0.96     0.90     0.81     0.74
Weighted Average Life to Call
   (Years) (2)(4) ............     1.06     0.96     0.90     0.81     0.74

          (1) The final scheduled payment date is the December 2008 payment date; payment of interest and principal in full of the Class A-2 Notes on such date is guaranteed by the policy to the extent described herein.

          (2) The weighted average life of a note is determined by (a)
multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b)
adding the results and (c) dividing the sum by the related initial principal amount of the note.

          (3) This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the automobile loans.

          (4) This calculation assumes that the Class R Certificateholder exercises its option to purchase the automobile loans.

                                      S-41

       PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                             CLASS A-3 NOTES (1)
                                 ------------------------------------------
         PAYMENT DATE             1.25%    1.50%    1.70%    2.00%    2.25%
---------------------------------------------------------------------------
Closing Date .................   100.00   100.00   100.00   100.00   100.00
7/15/2005 ....................   100.00   100.00   100.00   100.00   100.00
8/15/2005 ....................   100.00   100.00   100.00   100.00   100.00
9/15/2005 ....................   100.00   100.00   100.00   100.00   100.00
10/15/2005 ...................   100.00   100.00   100.00   100.00   100.00
11/15/2005 ...................   100.00   100.00   100.00   100.00   100.00
12/15/2005 ...................   100.00   100.00   100.00   100.00   100.00
1/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
2/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
3/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
4/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
5/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
6/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
7/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
8/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
9/15/2006 ....................   100.00   100.00   100.00   100.00    94.52
10/15/2006 ...................   100.00   100.00   100.00    98.80    85.63
11/15/2006 ...................   100.00   100.00   100.00    90.66    76.95
12/15/2006 ...................   100.00   100.00    98.70    82.71    68.47
1/15/2007 ....................   100.00   100.00    91.47    74.93    60.22
2/15/2007 ....................   100.00    95.25    84.38    67.33    52.17
3/15/2007 ....................   100.00    88.61    77.44    59.91    44.84
4/15/2007 ....................    95.97    82.10    70.64    52.68    38.08
5/15/2007 ....................    89.90    75.70    63.99    45.64    31.47
6/15/2007 ....................    83.91    69.43    57.49    38.79    25.02
7/15/2007 ....................    78.03    63.29    51.14    32.14    18.74
8/15/2007 ....................    72.24    57.27    44.94    25.68    12.62
9/15/2007 ....................    66.54    51.38    38.90    19.95     6.66
10/15/2007 ...................    60.95    45.63    33.02    14.37     0.39
11/15/2007 ...................    55.45    40.00    27.30     8.94     0.00
12/15/2007 ...................    50.06    34.52    21.75     3.48     0.00
1/15/2008 ....................    44.77    29.17    16.36     0.00     0.00
2/15/2008 ....................    39.59    23.96    11.14     0.00     0.00
3/15/2008 ....................    34.51    18.89     6.09     0.00     0.00
4/15/2008 ....................    29.55    13.96     0.76     0.00     0.00
5/15/2008 ....................    24.69     9.18     0.00     0.00     0.00
6/15/2008 ....................    19.94     4.48     0.00     0.00     0.00
7/15/2008 ....................    15.31     0.00     0.00     0.00     0.00
8/15/2008 ....................    10.79     0.00     0.00     0.00     0.00
9/15/2008 ....................     6.39     0.00     0.00     0.00     0.00
10/15/2008 ...................     1.77     0.00     0.00     0.00     0.00
11/15/2008 ...................     0.00     0.00     0.00     0.00     0.00
12/15/2008 ...................     0.00     0.00     0.00     0.00     0.00
1/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
2/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
3/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
4/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
5/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
6/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
7/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
8/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
9/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
10/15/2009 ...................     0.00     0.00     0.00     0.00     0.00
11/15/2009 ...................     0.00     0.00     0.00     0.00     0.00
12/15/2009 ...................     0.00     0.00     0.00     0.00     0.00
1/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
2/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
3/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
4/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
5/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
Weighted Average Life to
   Maturity (Years) (2)(3) ...     2.55     2.32     2.15     1.91     1.75
Weighted Average Life to Call
   (Years) (2)(4) ............     2.55     2.32     2.15     1.91     1.75

          (1) The final scheduled payment date is the June 2010 payment date;
payment of interest and principal in full of the Class A-3 Notes on such date is guaranteed by the policy to the extent described herein.

          (2) The weighted average life of a note is determined by (a)
multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b)
adding the results and (c) dividing the sum by the related initial principal amount of the note.

          (3) This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the automobile loans.

          (4) This calculation assumes that the Class R Certificateholder exercises its option to purchase the automobile loans.

                                      S-42

       PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                             CLASS A-4 NOTES (1)
                                 ------------------------------------------
         PAYMENT DATE             1.25%    1.50%    1.70%    2.00%    2.25%
---------------------------------------------------------------------------
Closing Date .................   100.00   100.00   100.00   100.00   100.00
7/15/2005 ....................   100.00   100.00   100.00   100.00   100.00
8/15/2005 ....................   100.00   100.00   100.00   100.00   100.00
9/15/2005 ....................   100.00   100.00   100.00   100.00   100.00
10/15/2005 ...................   100.00   100.00   100.00   100.00   100.00
11/15/2005 ...................   100.00   100.00   100.00   100.00   100.00
12/15/2005 ...................   100.00   100.00   100.00   100.00   100.00
1/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
2/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
3/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
4/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
5/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
6/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
7/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
8/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
9/15/2006 ....................   100.00   100.00   100.00   100.00   100.00
10/15/2006 ...................   100.00   100.00   100.00   100.00   100.00
11/15/2006 ...................   100.00   100.00   100.00   100.00   100.00
12/15/2006 ...................   100.00   100.00   100.00   100.00   100.00
1/15/2007 ....................   100.00   100.00   100.00   100.00   100.00
2/15/2007 ....................   100.00   100.00   100.00   100.00   100.00
3/15/2007 ....................   100.00   100.00   100.00   100.00   100.00
4/15/2007 ....................   100.00   100.00   100.00   100.00   100.00
5/15/2007 ....................   100.00   100.00   100.00   100.00   100.00
6/15/2007 ....................   100.00   100.00   100.00   100.00   100.00
7/15/2007 ....................   100.00   100.00   100.00   100.00   100.00
8/15/2007 ....................   100.00   100.00   100.00   100.00   100.00
9/15/2007 ....................   100.00   100.00   100.00   100.00   100.00
10/15/2007 ...................   100.00   100.00   100.00   100.00   100.00
11/15/2007 ...................   100.00   100.00   100.00   100.00    91.65
12/15/2007 ...................   100.00   100.00   100.00   100.00    83.02
1/15/2008 ....................   100.00   100.00   100.00    96.82    74.66
2/15/2008 ....................   100.00   100.00   100.00    88.92    66.60
3/15/2008 ....................   100.00   100.00   100.00    81.27    58.82
4/15/2008 ....................   100.00   100.00   100.00    73.87    51.33
5/15/2008 ....................   100.00   100.00    93.69    66.73     0.00
6/15/2008 ....................   100.00   100.00    86.82    59.85     0.00
7/15/2008 ....................   100.00    99.28    80.16    53.23     0.00
8/15/2008 ....................   100.00    92.41    73.71    46.87     0.00
9/15/2008 ....................   100.00    85.79    67.49     0.00     0.00
10/15/2008 ...................   100.00    79.41    61.49     0.00     0.00
11/15/2008 ...................    95.92    73.29    55.71     0.00     0.00
12/15/2008 ...................    89.51    67.43    50.17     0.00     0.00
1/15/2009 ....................    83.30    61.84     0.00     0.00     0.00
2/15/2009 ....................    77.29    56.49     0.00     0.00     0.00
3/15/2009 ....................    71.93    51.46     0.00     0.00     0.00
4/15/2009 ....................    66.72    46.63     0.00     0.00     0.00
5/15/2009 ....................    61.67     0.00     0.00     0.00     0.00
6/15/2009 ....................    56.79     0.00     0.00     0.00     0.00
7/15/2009 ....................    52.07     0.00     0.00     0.00     0.00
8/15/2009 ....................    47.51     0.00     0.00     0.00     0.00
9/15/2009 ....................     0.00     0.00     0.00     0.00     0.00
10/15/2009 ...................     0.00     0.00     0.00     0.00     0.00
11/15/2009 ...................     0.00     0.00     0.00     0.00     0.00
12/15/2009 ...................     0.00     0.00     0.00     0.00     0.00
1/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
2/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
3/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
4/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
5/15/2010 ....................     0.00     0.00     0.00     0.00     0.00
Weighted Average Life to
   Maturity (Years) (2)(3) ...     4.25     3.90     3.60     3.20     2.91
Weighted Average Life to Call
   (Years) (2)(4) ............     3.99     3.66     3.37     3.04     2.76

          (1) The final scheduled payment date is the April 2012 payment date;
payment of interest and principal in full of the Class A-4 Notes on such date is guaranteed by the policy to the extent described herein.

          (2) The weighted average life of a note is determined by (a)
multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b)
adding the results and (c) dividing the sum by the related initial principal amount of the note.

          (3) This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the automobile loans.

          (4) This calculation assumes that the Class R Certificateholder exercises its option to purchase the automobile loans.

                                      S-43

                                   THE INSURER

          The following information has been obtained from Financial Security
Assurance Inc. (hereinafter in this section, "Financial Security") and has not been verified by the sellers, the transferor, the company, the issuer or the underwriters. No representations or warranty is made by the sellers, the transferor, the company, the issuer or the underwriters with respect thereto.

          Financial Security accepts no responsibility for the accuracy or completeness of this prospectus supplement, the accompanying prospectus, or any other information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than with respect to the accuracy of the information regarding the insurer and its affiliates set forth under this heading or incorporated by reference herein. In addition, Financial Security makes no representation regarding the notes or the advisability of investing in the notes.

GENERAL

          Financial Security is a monoline insurance company incorporated in
1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the
District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

          Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations -- thereby enhancing the credit rating of those obligations -- in consideration for the payment of a premium to the insurer.
Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value.
Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). Financial
Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial
Security's underwriting criteria.

          Financial Security is a wholly-owned subsidiary of Financial Security
Assurance Holdings Ltd., which is referred to in this prospectus supplement as
"Holdings." Holdings is an indirect subsidiary of Dexia S.A., a publicly held
Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in
France, Belgium and other European countries. No shareholder of Holdings or
Financial Security is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

          The principal executive offices of Financial Security are located at
350 Park Avenue, New York, New York 10022 and after June 28, 2005 will be located at 31 West 52nd Street, New York, New York 10019, and its telephone number at that location is (212) 826-0100.

                                      S-44

REINSURANCE

          Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS

          Financial Security's financial strength is rated "triple-A" by Fitch
Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a
division of the McGraw-Hill Companies, Inc. and Rating and Investment
Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See
"Risk Factors -- Ratings on the Class A Notes are dependent upon the insurer's creditworthiness" herein.

CAPITALIZATION

          The following table sets forth the capitalization of Financial
Security and its subsidiaries as of March 31, 2005 (unaudited), on the basis of accounting principles generally accepted in the United States of America:

                                                                  MARCH 31, 2005
                                                                  --------------
                                                                  (In thousands)
                                                                    (unaudited)
Deferred Premium Revenue (net of prepaid reinsurance
   premiums) ..................................................     $1,356,678
                                                                    ----------
Surplus Notes .................................................        108,850
                                                                    ----------
   Minority Interest ..........................................         50,648
                                                                    ----------
   Shareholder's Equity:
      Common Stock ............................................         15,000
      Additional Paid-In Capital ..............................        841,741
      Accumulated Other Comprehensive Income (net of deferred
         income taxes) ........................................        129,445
      Accumulated Earnings ....................................      1,740,481
                                                                    ----------
   Total Shareholder's Equity .................................      2,726,667
                                                                    ----------
   Total Deferred Premium Revenue (net), Surplus Notes,
      Minority Interest and Shareholder's Equity ..............     $4,242,843
                                                                    ==========

          For further information concerning Financial Security, see the
Consolidated Financial Statements of Financial Security and its subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement.
Financial Security's financial statements are included as exhibits to the Annual
Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Holdings' website,
http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are
available upon request to the State of New York Insurance Department.

                                      S-45

INSURANCE REGULATION

          Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New
York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York,
Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

          The policy is not covered by the Property/Casualty Insurance Security
Fund specified in Article 76 of the New York Insurance Law.

                                      S-46

                            DESCRIPTION OF THE NOTES

GENERAL

          The issuer will issue four classes of asset-backed notes. The notes will be designated the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes
and the Class A-4 Notes, collectively, THE CLASS A NOTES or THE NOTES. The issuer will also issue the Class R Certificate, or, THE CERTIFICATE. The certificate is not being offered under this prospectus supplement. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement. The following statements (together with the additional statements under "Description of the Purchase Agreements and the
Trust Documents" below and under "Description of the Securities" and
"Description of the Trust Agreements" in the accompanying prospectus) summarize material terms and provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture described in the accompanying prospectus and, to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions in this prospectus supplement replace the descriptions in the accompanying prospectus.

          The issuer will offer the Class A Notes in denominations of $100,000 and integral multiples of $1,000 in book-entry form only. The Class A Notes will not be listed on any securities exchange or quoted in the automated quotation system of a registered securities association. Persons acquiring beneficial interests in the Class A Notes will hold their interests through The Depository
Trust Company in the United States or Clearstream, Luxembourg, societe anonyme or in the Euroclear System in Europe. See "Description of the Securities --
Book-Entry Registration" in the accompanying prospectus and Annex A to this prospectus supplement, which Annex A is an integral part of this prospectus supplement.

          The Class A Notes will be issued in fully registered, certificated form, commonly called definitive notes, to the noteholders or their nominees, rather than to any clearing agency or its nominee, only if:

          o    the issuer advises the indenture trustee in writing that the clearing agency is no longer willing or able to discharge
               properly its responsibilities as depository with respect to the
               Class A Notes and the issuer is unable to locate a qualified successor with respect to which (unless an insurer default has occurred and is continuing) the insurer has provided its prior written consent;

          o    the issuer, at its option, advises the indenture trustee that it elects to terminate the book-entry-system through the clearing agency; or

          o    after the occurrence of an event of default under the indenture, the insurer (or if an insurer default has occurred and is
               continuing, the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A
               Notes) advise the indenture trustee and the clearing agency through the clearing agency participants in writing that the continuation of a book-entry system through the clearing agency is no longer in the noteholders' best interest.

          Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will notify all affected noteholders through clearing agency participants and the insurer of the occurrence of any such event and the availability of definitive notes. Upon surrender by the clearing agency of its notes and receipt of instructions for re-registration, the trustee will reissue the Class A Notes as definitive notes.

                                      S-47

          Each noteholder will be deemed to have agreed by its acceptance of a note to hold in confidence all written information delivered or made available by or on behalf of the company or the transferor to such person in connection with or pursuant to the sale and servicing agreement or any other trust document or the transactions contemplated thereby which is proprietary in nature and clearly marked or identified as being confidential information other than information (i) which was publicly known, or otherwise known to such person, at the time of disclosure (except pursuant to disclosure in connection with the sale and servicing agreement or any other trust document), (ii) which subsequently becomes publicly known through no act or omission by such person, or (iii) which otherwise becomes known to such person on a non-confidential basis; provided, that such source is not known by such person to be prohibited from transmitting the information to such person by a contractual or other obligation, in accordance with the Gramm-Leach-Bliley Financial Services
Modernization Act and all applicable regulations in effect from time to time, and, to the extent more exacting, its then customary procedures.

          Notwithstanding the restrictions set forth in the prior paragraph, any noteholder may deliver copies of any financial statements and other documents whether or not constituting confidential information, and disclose other information, whether or not confidential information, to (i) its directors, officers, employees, agents and professional consultants, (ii) any other institutional investor that holds notes, (iii) any prospective institutional investor transferee in connection with the contemplated transfer of a note or any part thereof or participation therein who is subject to substantially similar confidentiality arrangements, (iv) any governmental authority, (v) the
National Association of Insurance Commissioners or any similar organization,
(vi) any nationally recognized rating agency in connection with the rating of the notes or (vii) any other person to which delivery or disclosure may be necessary or appropriate (a) in compliance with any applicable law, rule, regulation or order, (b) in response to any subpoena or other legal process, (c)
in connection with any litigation to which that noteholder is a party, (d) in order to enforce that person's investment in any note or (e) otherwise, in accordance with the Gramm-Leach-Bliley Financial Services Modernization Act and
all applicable regulations; provided, that, prior to any disclosure, the noteholder will be required to inform each party that receives confidential information of the foregoing requirements and will be required to use its commercially reasonable best efforts to cause that party to comply with those requirements.

PAYMENT DATES

          Noteholders are entitled to receive, to the extent of available funds as further described herein, interest and principal on the 15th day of each month or, if the 15th day is not a business day, on the next following business day. The first payment date will be July 15, 2005. Holders of record as of the business day immediately preceding each payment date, commonly known as a record date, will receive payments on that payment date. A business day is a day other than a Saturday, Sunday or other day on which commercial banks or trust companies located in the States of Minnesota, Delaware, New Jersey or New York
are authorized or obligated to be closed.

          The final scheduled payment dates for the notes are as follows:

     o    for the Class A-1 Notes, the final scheduled payment date is June
          2006;

     o    for the Class A-2 Notes, the final scheduled payment date is December
          2008;

     o    for the Class A-3 Notes, the final scheduled payment date is June
          2010; and

     o    for the Class A-4 Notes, the final scheduled payment date is April
          2012.

                                      S-48

PAYMENTS OF INTEREST

          Interest on the notes will accrue during each interest period at the applicable interest rate for each class of notes from and including the preceding payment date or, in the case of the first payment date, from and including the closing date, to but excluding the current payment date. The interest accruing during an interest period will accrue on the outstanding principal amount of the notes as of the end of the prior payment date or, in the case of the first payment date, as of the closing date.

          For any payment date, interest due but not paid on that payment date will be due on the next payment date together with, to the extent permitted by law, interest on the unpaid amount at the applicable interest rate. The amount of interest payable on the notes on each payment date will equal interest accrued during the related interest period, plus any shortfall amount carried forward. Payments of interest shall be made in the order of priority described in this prospectus supplement under the heading "Description of the Purchase
Agreements and the Trust Documents-- Distributions--Payment Date Calculations
and Payments". Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period (or, with respect to the first payment date, 24 days). Interest on the
Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 24 days).

          The indenture trustee will remit interest on the notes from the available funds after paying accrued and unpaid trustees' fees, the issuer's other administrative fees and the servicing fees. See "Description of the
Purchase Agreements and the Trust Documents -- Distributions" in this prospectus supplement.

PAYMENTS OF PRINCIPAL

          Principal payments equaling the Principal Payment Amount for the payment date will be due on each payment date as well as any unpaid portion of the Principal Payment Amount for a prior payment date.

               The Class A Notes are sequential pay classes, which will receive the amount to be paid as principal to the Class A noteholders on each payment date, as described in this prospectus supplement under "Description of the
Purchase Agreements and the Trust Documents", as follows:

               (1) first, to the Class A-1 Notes, until the principal amount of the Class A-1 Notes has been reduced to zero;

               (2) once the principal amount of the Class A-1 Notes has been reduced to zero, to the Class A-2 Notes, until the principal amount of the Class A-2 Notes has been reduced to zero;

               (3) once the principal amount of the Class A-2 Notes has been reduced to zero, to the Class A-3 Notes, until the principal amount of the Class A-3 Notes has been reduced to zero; and

               (4) once the principal amount of the Class A-3 Notes has been reduced to zero, to the Class A-4 Notes, until the principal amount of the Class A-4 Notes has been reduced to zero.

          Principal payments will be due and payable on each payment date only to the extent of funds available for that purpose on that payment date; however, the outstanding principal amount of any class of notes, to the extent not previously paid, will be due and payable on the final scheduled payment date for that class of notes. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the related final scheduled payment date.

                                      S-49

          Amounts available from the spread account (including the demand note)
and under the policy will be made available for payments on the Class A Notes in the following circumstances:

          o    from (i) the spread account (including the demand note) and (ii)
               if the amount on deposit in the spread account (including the demand note) is insufficient, the policy, to cover shortfalls in interest payments due on the Class A Notes on each payment date;

          o    to the extent that the Overcollateralization Amount is less than zero, from (i) the spread account (including the demand note) and
               (ii) if the amount on deposit in the spread account (including the demand note) is insufficient, the policy, to pay the amount, if any, by which the aggregate outstanding principal amount of the Class A Notes (after taking into account payments of
               principal on such payment date) exceeds the sum of the aggregate outstanding principal balance of the automobile loans as of the last day of the related collection period plus the remaining pre-funded amount; and

          o    from (i) the spread account (including the demand note) and (ii)
               if the amount on deposit in the spread account (including the demand note) is insufficient, the policy, to pay to the Class A noteholders the outstanding principal amount of each class of
               Class A Notes on their respective final scheduled payment dates.

          The Required Total Enhancement Amount, the spread account requisite amount or the existence of the spread account (including the demand note) or any term or provisions of the spread account agreement may be amended, reduced or terminated by the insurer with the consent of the transferor and the collateral agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the collateral agent). Accordingly,
Class A noteholders should not rely on the existence of the spread account
(including the demand note) as a source of funds for payment on the Class A
Notes.

MANDATORY REDEMPTION

          If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, one or more classes of notes will be redeemed in part on the payment date immediately following the end of the funding period. Any such amounts remaining in the pre-funding account will be distributed as payments of principal on the notes in accordance with the priorities set forth under "Description of the Purchase Agreements and the Trust
Documents--Distributions--Payment Date Calculations and Payments" in this prospectus supplement.

OPTIONAL REDEMPTION

          The notes, to the extent still outstanding, may be redeemed by the
Class R certificateholder in whole, but not in part, on any payment date when the aggregate outstanding principal balance of the automobile loans has declined to 10% or less of the sum of the aggregate principal balance of the initial automobile loans as of the initial cutoff date plus the initial pre-funded amount, as described in the accompanying prospectus under "Description of the
Trust Agreements -- Termination." This redemption will cause the early retirement of the notes. The redemption price will equal the unpaid principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of redemption.

SALE OF AUTOMOBILE LOANS

          The servicer may, but is not obligated to, direct the issuer to sell automobile loans that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sellers or the issuer; provided that the insurer shall have the right of first refusal to purchase such automobile loans.
Delinquent automobile loans may be sold only if the sale proceeds received are at least equal to certain

                                      S-50

minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the sum of the initial number of automobile loans in the automobile loan pool as of the closing date and the aggregate number of subsequent automobile loans added to the automobile loan pool on each subsequent transfer date be sold by the issuer in this manner.

EVENTS OF DEFAULT

          Events of default under the indenture will consist of:

          o    a default in the payment of any interest on any note when due which default continues for five days;

          o    a default in the payment of the Principal Payment Amount on the related final scheduled payment date of any class of Class A
               Notes;

          o    so long as a default by the insurer under the policy has occurred and is continuing, a default in the observance or performance of any other covenant or agreement of the issuer made in the
               indenture which default continues for a period of thirty (30)
               days after written notice to the issuer;

          o    so long as a default by the insurer under the policy has occurred and is continuing, specified events of bankruptcy, insolvency, receivership or liquidation of the issuer; and

          o    so long as a default by the insurer under the policy has not occurred and is not continuing, an Insurance Agreement Indenture
               Cross Default has occurred and is continuing under the insurance agreement pursuant to which the insurance policy was issued; and
               the insurer has delivered to the issuer, the indenture trustee and the rating agencies a written notice that an Insurance
               Agreement Indenture Cross Default constitutes an event of default under the indenture and that notice has not been rescinded.

          Insurance Agreement Indenture Cross Defaults will consist of:

          o    a demand for payment under the policy;

          o    events of bankruptcy, insolvency, receivership or liquidation of the issuer, the company or the transferor;

          o    on any payment date, after taking into account the application of the sum of Available Funds for the related collection period plus the amounts available in the spread account and the amounts available under the demand note for such payment date, any amount listed in clauses 1 through 7 under "Description of the Purchase
               Agreements and the Trust Documents -- Distributions" in this prospectus supplement has not been paid in full within 30 days of the payment date or 10 days after the issuer and the company have received written notice from the insurer, whichever occurs first;

          o    the issuer becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

          o    the notes not being treated as debt for federal or state income tax purposes and such characterization has a material adverse effect on the trust, the noteholders or the insurer; and

                                      S-51

          o    any failure to observe or perform in any material respect any other covenants or agreements in the indenture (other than a default in the payment of the interest or principal on any note when due), or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the indenture trustee by the insurer.

          Notwithstanding anything to the contrary in the accompanying prospectus, upon the occurrence of an event of default, so long as an insurer default has not occurred and is not continuing, the insurer will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default as the insurer, in its sole discretion, elects. The insurer also has the right to cause the trust collateral agent to deliver the proceeds of liquidation to the indenture trustee for distribution to noteholders. Following acceleration of the Class A Notes, principal payments will be made on the Class A Notes on a pro rata basis. The insurer may not, however, cause the trust collateral agent to liquidate the trust property in whole or in part if the liquidation proceeds would be insufficient to pay all outstanding principal of and accrued interest on the Class A Notes, unless the event of default arose from a claim on the policy or from the issuer's bankruptcy, insolvency, receivership or liquidation.
Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in Scheduled Payments covered by the policy. Following any event of default under the indenture, the insurer may elect to pay all or any portion of the outstanding amount of the Class A
Notes, plus accrued interest on the Class A Notes. See "The Policy" in this prospectus supplement.

         DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

          The following statements (together with the additional statements under "Description of the Notes" above and under "Description of the Securities"
and "Description of the Trust Agreements" in the accompanying prospectus)
summarize the material terms and provisions of the purchase agreement, the subsequent transfer agreements, the indenture and the trust documents, which include the sale and servicing agreement and the trust agreement. The issuer has filed forms of the purchase agreements and the trust documents as exhibits to the registration statement. These summaries do not claim to be complete and are subject to all the provisions of the purchase agreement, the subsequent transfer agreements and the trust documents. The following summary supplements the description of the general terms and provisions of the trust agreement, which was detailed in the accompanying prospectus, and to the extent that the description in the accompanying prospectus differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

ASSIGNMENT OF AUTOMOBILE LOANS

          On or prior to the closing date, the sellers will enter into a purchase agreement and assignment with the transferor under which each seller will assign to the transferor, without recourse (except for the representations, warranties and covenants made by the company in the purchase agreement or the sale and servicing agreement), its entire interest in and to the initial automobile loans being sold by such seller and the other property related thereto. On or prior to the end of the funding period, the sellers will enter into one or more subsequent transfer agreements and subsequent assignments with the transferor under which each seller will assign to the transferor, without recourse (except for the representations, warranties and covenants made by the company in the purchase agreement or the sale and servicing agreement), its entire interest in and to the related subsequent automobile loans being sold by such seller and the other property

                                      S-52

related thereto. Under the purchase agreement and the assignment or each subsequent transfer agreement and subsequent assignment, as applicable, each seller will also assign, without recourse (except for the representations, warranties and covenants made by the company in the purchase agreement, each subsequent transfer agreement or the sale and servicing agreement), its security interest in the financed vehicles securing the automobile loans being sold by such seller and its rights to receive all payments on, or proceeds from the automobile loans to the extent paid or payable after the related cutoff date.
Under the purchase agreement or each subsequent transfer agreement, as applicable, the company will agree that, upon a breach of any representation or warranty under the trust documents which triggers the transferor's repurchase obligation, the trust collateral agent will be entitled to require the company to repurchase the related automobile loans from the issuer. The issuer's rights under the purchase agreement and each subsequent transfer agreement will constitute part of the issuer's property and may be enforced directly by the trust collateral agent and the insurer. In addition, the issuer will pledge those rights to the indenture trustee as collateral for the notes and the indenture trustee may directly enforce those rights.

          On the closing date the transferor will assign to the issuer, without recourse, the transferor's entire interest in the initial automobile loans and the proceeds, including its security interest in the related financed vehicles.
Each initial automobile loan transferred by the transferor to the issuer will be identified in an automobile loan schedule appearing as an exhibit to the trust documents. On each subsequent transfer date the transferor will assign to the issuer, without recourse, the transferor's entire interest in the related subsequent automobile loans and the proceeds, including its security interest in the related financed vehicles. Each subsequent automobile loan transferred by the transferor to the issuer will be identified in an automobile loan schedule appearing as an exhibit to the related subsequent transfer agreement.

ACCOUNTS

          The company will instruct each obligor to make payments on the automobile loans after the related cutoff date directly to one or more post office boxes or other mailing locations maintained by a lockbox bank. The servicer will establish and maintain at least one lockbox account that is a segregated account with a bank or banks acceptable to the insurer, in the indenture trustee's name for the noteholders' benefit, into which the servicer must deposit all obligor payments received by the servicer within two business days of receipt. The issuer will establish and maintain with the indenture trustee, in the indenture trustee's name, on both the noteholders' and insurer's behalf one or more collection accounts, into which all amounts previously deposited in the lockbox account will be transferred within two business days of deposit. The collection account may be maintained with the indenture trustee so long as the indenture trustee's deposits have a rating acceptable to the insurer. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the indenture trustee's assistance if necessary, move the accounts to a bank whose deposits have an acceptable rating.

          Each account established under the trust documents will be:

          o    a segregated trust account maintained with a depository
               institution; or

          o    a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the
               United States of America, or any of the States thereof, or the
               District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by S&P and
               "P-1" by Moody's.

          In either case, such depository institution or trust company shall have been approved by the insurer (or if an insurer default has occurred and is continuing or the policy has expired in accordance with its terms, by the indenture trustee, at the direction of the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A
Notes).

                                      S-53

          On the closing date, the issuer will deposit the initial pre-funded amount, which will equal approximately $46,982,930.48, in the pre-funding account. The pre-funding account will be established with the trust collateral agent. The FUNDING PERIOD encompasses the period from the closing date until the earliest of:

          o    the date on which the amount on deposit in the pre-funding account is less than $100,000;

          o    the date on which an event of default occurs under the indenture;
               or

          o    August 31, 2005.

          As of any date, THE PRE-FUNDED AMOUNT will equal the initial pre-funded amount, as reduced during the funding period by the purchase of subsequent automobile loans. The seller expects that the pre-funded amount will be reduced to less than $100,000 on or before the end of the funding period. The issuer will pay the noteholders then entitled to receive principal payments any pre-funded amount remaining at the end of the funding period as a mandatory redemption. The mandatory redemption date is:

          o    the payment date in July 2005, if the last day of the funding period occurs in June 2005;

          o    the payment date in August 2005, if the last day of the funding period occurs in July 2005; or

          o    the payment date in September 2005.

SERVICING COMPENSATION AND TRUSTEES' FEES

          The servicer will receive a basic servicing fee on each payment date, which equals the product of 1/12th of 1.75% times the aggregate principal balance of the automobile loans as of the close of business on the last day of the second immediately preceding calendar month, or with respect to the first payment date, as of the initial cutoff date. The servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments, late fees and other charges, and principal and interest in accordance with the servicer's normal practices and procedures.

          The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive loans as an agent for their beneficial owner.

          These servicer functions include:

          o    collecting and posting all payments;

          o    responding to obligor inquiries on the automobile loans;

          o    investigating delinquencies;

          o    paying the disposition costs of defaulted accounts;

          o    policing the collateral;

          o    accounting for collections;

                                      S-54

          o    furnishing monthly and annual statements to the issuer and the insurer with respect to distributions; and

          o    generating federal income tax information.

          The basic servicing fee will also be applied by the servicer to reimburse the servicer for:

          o    taxes;

          o    accounting fees;

          o    outside auditor fees;

          o    data processing costs; and

          o    other costs incurred with administering the automobile loans.

          On each payment date, the indenture trustee will receive a fee, in an amount agreed upon by the indenture trustee and the servicer, for its services as indenture trustee, back-up servicer and trust collateral agent during the prior calendar month. On each payment date, the custodian will receive a fee, in an amount agreed upon by the custodian and the servicer, for its services as custodian during the prior calendar month. The issuer will pay all these fees from amounts held in the collection account.

          On each payment date, the owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee during the prior calendar month. The servicer, and not the trust, will be obligated to pay the owner trustee fees.

CERTAIN ALLOCATIONS

          On each determination date, the servicer will deliver the servicer's certificate to the indenture trustee, the trust collateral agent, the transferor, each rating agency, the issuer, the back-up servicer and the insurer specifying, among other things:

          o    the amount of aggregate collections on the automobile loans; and

          o    the aggregate purchase amount of automobile loans to be purchased by the transferor and the company, in the preceding collection period.

          Based solely on the information contained in the servicer's certificate, on each determination date when there is a deficiency claim amount the trust collateral agent will deliver to the collateral agent and the insurer, a deficiency notice specifying the deficiency claim amount for the related payment date. No deficiency claim amount shall be payable with respect to principal on the Class A Notes except to the extent that (x) the
Overcollateralization Amount is less than zero or (y) any Class A Note has not been paid in full on its respective final scheduled payment date. The deficiency notice will direct the collateral agent to remit the deficiency claim amount to the collection account from amounts on deposit in the spread account maintained for the insurer's benefit. If the amounts, if any, on deposit in the spread account are not sufficient, the trust collateral agent will remit the remaining deficiency claim amount to the collection account from the proceeds of a draw on the demand note. If the funds in the spread account and from a draw on the demand note are not sufficient, the trust collateral agent will remit funds received from the insurer pursuant to the Policy Claim Amount, if any, with respect to such payment date. The deficiency notice will consist of a written notice delivered by the trust collateral agent to the insurer, the

                                      S-55

collateral agent and any other person required under the insurance agreement, specifying the deficiency claim amount for the related payment date.

          The determination date for any calendar month is the fifth business day preceding the payment date.

DISTRIBUTIONS

               Payment Date Calculations and Payments

          On each payment date, the trust collateral agent, based on the monthly servicer's certificate prepared by the servicer, will make the following payments from Available Funds in the following order of priority:

          1.   to the company, any participation fees due to dealers with respect to the automobile loans during the related calendar month or any such fees which remain unpaid from prior calendar months;

          2.   to the servicer, the servicing fee for the related calendar month and any unpaid fees from prior calendar months and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds;

          3.   to the indenture trustee, the back-up servicer and the custodian, pro rata, any accrued and unpaid indenture trustee fees, back-up servicer fees and custodian fees, respectively;

          4.   to the Class A noteholders, the Class A Noteholders' Interest
               Payment Amount;

          5.   to the Class A noteholders, the Class A Noteholders' Principal
               Payment Amount;

          6.   to the insurer, any unpaid amounts owed to the insurer under the insurance agreement (other than the premium);

          7.   to the insurer, any accrued and unpaid premium;

          8.   to the demand note provider, any accrued and unpaid demand note fees and interest (excluding the supplemental demand note fee, if any);

          9.   to the demand note provider, reimbursement for any current and previously unreimbursed draws on the demand note;

          10.  to the trust collateral agent, the indenture trustee, the back-up servicer and the custodian all reasonable out-of-pocket expenses incurred and not previously reimbursed subject to a $50,000 maximum annual limit;

          11.  to the back-up servicer, system conversions expenses and any other costs incurred by the back-up servicer in the event that the back-up servicer assumes the obligations of the servicer, to the extent not paid by the servicer and subject to a $100,000 maximum limit;

          12.  to the collateral agent for deposit in the spread account, until the spread account balance is equal to the requisite amount;

                                      S-56

          13.  to the Class A Noteholders, until the Overcollateralization
               Amount is equal to the Required Overcollateralization Target, in reduction of the outstanding aggregate principal amount thereof, in accordance with the priorities set forth below for the
               distribution of the Class A Noteholders' Principal Payment
               Amount;

          14.  to the demand note provider, the supplemental demand note fee, if any; and

          15.  to the Class R certificateholder, any remaining amounts and any excess amounts released from the spread account.

          The Class A Noteholders' Principal Payment Amount and any payments made pursuant to clause 13 above will be applied on each payment date (i) to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii)
once the outstanding principal amount of the Class A-1 Notes is reduced to zero, to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii)
once the outstanding principal amount of the Class A-2 Notes is reduced to zero, to reduce the outstanding principal amount of the Class A-3 Notes to zero; and
(iv) once the outstanding principal amount of the Class A-3 Notes is reduced to zero, to reduce the outstanding principal amount of the Class A-4 Notes to zero.

          If the notes are accelerated following an event of default under the indenture, amounts collected or otherwise available for distribution will be distributed in the order described above; provided, that Class A noteholders will receive principal distributions on a pro rata basis rather than in a
"sequential pay" fashion.

               Policy Payment Date Calculations and Payments

          In the event that any servicer's certificate delivered by the servicer indicates that Available Funds for a payment date are insufficient to fully fund the amounts described in clauses 1 through 7 under "--Payment Date Calculations and Payments" above, the trust collateral agent shall request the deficiency claim amount from the spread account and, if amounts on deposit in the spread account are insufficient, from a draw on the demand note, for application on such payment date in accordance with the priorities of such clauses. No deficiency claim amount shall be paid for any principal payable pursuant to clause 5 under "--Payment Date Calculations and Payments" above except to the extent that (x) the Overcollateralization Amount is less than zero, or (y) any
Class A Note has not been paid in full on its respective final scheduled payment date.

          Further, in the event that any servicer's certificate delivered by the servicer indicates that the sum of: (i) Available Funds with respect to a payment date, plus (ii) the amounts on deposit in the spread account (including the demand note) (after taking into account distributions to be made to satisfy the amounts described in clauses 1, 2 and 3 under "--Payment Date Calculations and Payments" above), are insufficient to fully fund (a) the amount described in clause 4 under "--Payment Date Calculations and Payments" above, (b) the amount by which the aggregate outstanding principal amount of the Class A Notes (after taking into account payments of principal to be made on such payment date, including, without limitation, from amounts withdrawn from the spread account
(including the demand note)) exceeds the sum of the aggregate outstanding principal balance of the automobile loans as of the last day of the related collection period plus any remaining pre-funded amount, and (c) solely with respect to a payment date that is a final scheduled payment date for the related class of Class A Notes, the amount related to such Class A Notes as described in clause 5 under "--Payment Date Calculations and Payments" above, the trust collateral agent shall furnish to the insurer no later than 12:00 noon New York
City time on the third business day prior to the payment date a completed notice of claim for the Policy Claim Amount. The insurer will deposit the amounts it will pay under the notice into the policy payment account for payment on the related payment date.

                                      S-57

STATEMENTS TO NOTEHOLDERS

          On or prior to each payment date, the trust collateral agent will make available on its website at www.CTSLink.com, a statement which shall be accessible to the noteholders, the demand note provider and the insurer detailing information required under the trust documents. These statements will be based solely on the information in the related servicer's certificate.
Assistance in using the website can be obtained by calling the trust collateral agent at (301) 815-6600. Such parties that are unwilling or unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. With the prior written consent of the insurer (such consent not to be unreasonably withheld), the trust collateral agent shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trust collateral agent shall provide timely and adequate notification to all above parties regarding any such changes. Each statement that the indenture trustee delivers to the noteholders will include at least the following information regarding the notes on the related payment date:

     (a)  the amount of the payment(s) allocable to interest in the aggregate and with respect to each class of notes;

     (b)  the amount of the payment(s) allocable to principal in the aggregate and with respect to each class of notes, including, separately, the amount of any accelerated principal paid to each class of notes from amounts released from the spread account;

     (c)  the amount of the payment to the Class A noteholders, if any, under the policy;

     (d)  the aggregate outstanding principal amount of the notes in the aggregate and with respect to each class of notes, after considering all payments reported under (b) above on that date;

     (e)  the shortfall in any interest payment or principal payment due to the noteholders, if any, and the change in those amounts from the preceding statement;

     (f)  the servicing fees and the back-up servicer fees paid for the related calendar month;

     (g)  the amount on deposit in the spread account;

     (h)  the amount available under the demand note;

     (i)  the amount paid to the demand note provider for the related calendar month;

     (j)  the amount paid to the insurer for the related calendar month;

     (k)  during the funding period, the amounts, if any, remaining on deposit in the pre-funding account; and

     (l)  the amount of losses and delinquencies with respect to the automobile loans.

          Each amount described in subclauses (a), (b), (d) and (e) for the notes will be expressed as a dollar amount per $1,000 of the notes' initial principal amount.

          See "--General" above and "Description of the Securities -- Reports to
Securityholders" and "Description of the Securities" in the accompanying prospectus.

                                      S-58

          After the end of each calendar year, within the required time period, the trust collateral agent will furnish to each person who at any time during the calendar year was a noteholder and received any payment thereon:

          o    a statement as to the aggregate amounts of interest and principal paid to the noteholder; and

          o    other information as is deemed necessary or as may be required by law to enable the noteholder to prepare its tax returns.

CREDIT SUPPORT

          The insurer will require the issuer to increase and maintain credit support at a level it establishes with respect to the amount required to be on deposit at any time in the spread account, which is a cash reserve account, and with respect to the Required Overcollateralization Target. No assurance can be given that sufficient funds will be available from the spread account (including the demand note on deposit therein) on any payment date to cover shortfalls in required payments. The insurer may permit the required amount to be on deposit in the spread account (including the demand note) or the Required
Overcollateralization Target to reduce, or "step down," over time, without the consent of the noteholders.

               Spread Account

          On the closing date, the issuer will fund the spread account with an initial cash deposit and the demand note provider will issue the demand note to the trust collateral agent. On each subsequent transfer date, the issuer will deposit additional funds into the spread account as required by the spread account agreement. The demand note will be an eligible investment of the spread account and as such will be an asset of the spread account. On each subsequent payment date, the trust collateral agent will deposit additional amounts into the spread account from the automobile loan payments to the extent necessary to maintain the spread account balance at its requisite amount, as described under
"--Distributions" above. Amounts, if any, on deposit in the spread account
(including the demand note) on a payment date will be available to fund, among other things, any shortfall in Available Funds necessary to make required payments on the Class A Notes on the payment date, to the extent provided in the spread account agreement. Draws on the demand note will be available to fund, among other things, shortfalls to the extent that Available Funds and amounts on deposit in the spread account are insufficient to make required payments on the
Class A Notes on any payment date, as provided in the sale and servicing agreement. On any payment date after the distributions pursuant to clauses 1 through 14 under "--Distributions--Payment Date Calculations and Payments" above have been made, to the extent that the Total Enhancement Amount exceeds the
Required Total Enhancement Amount for such payment date, such excess funds will be released to the Class R certificateholder, without the noteholders' consent.

          The requisite amount to be on deposit in the spread account on any payment date will be determined from time to time in accordance with certain portfolio performance tests agreed upon by the insurer and the transferor as a condition to the issuance of the policy, which performance tests may be amended, reduced or terminated by the insurer and the transferor without the consent of the trust collateral agent or the noteholders so long as an event of default by the company or the transferor under the insurance agreement shall not have occurred and be continuing. Accordingly, Class A noteholders should not rely on the existence of the spread account (including the demand note) as a source of funds for payment on the Class A Notes.

          In addition, the transferor, the insurer and the trust collateral agent may amend the spread account agreement, in any respect, including, without limitation:

          o    reducing or eliminating the required balance; and/or

                                      S-59

          o    reducing or eliminating the spread account funding requirements.

          The trust collateral agent shall not withhold or delay its consent to any amendment not adversely affecting the trust collateral agent in its individual capacity. Notwithstanding any reduction in or elimination of the spread account funding requirements or the spread account's depletion or any reduction or elimination of the demand note, on each payment date the insurer must fund the full amount of each scheduled interest payment required to be paid on that payment date and, to the extent the Overcollateralization Amount is less than zero, the amount by which the aggregate outstanding principal amount of the
Class A Notes (after taking into account payments of principal to be made on such payment date, including, without limitation, from amounts withdrawn from the spread account and/or under the demand note) exceeds the sum of the aggregate outstanding principal balance of the automobile loans as of the last day of the related collection period plus the remaining pre-funded amount, and on the final scheduled payment date for any class of Class A Notes the insurer must fund the outstanding principal amount of that class of Class A Notes, in each case, which would not be paid in the absence of a policy payment. If the insurer breaches its obligations, the Class A noteholders will bear any losses on the automobile loans.

               Overcollateralization

          Overcollateralization will exist on any payment date when the sum of the aggregate outstanding principal balance of the automobile loans plus the remaining pre-funded amount, if any, exceeds the principal amount of the notes, after making all payments on that date. As of the closing date the overcollateralization amount will be zero. Thereafter, the sale and servicing agreement will require that the overcollateralization amount be increased to, and then maintained at, the Required Overcollateralization Target.

          The Required Overcollateralization Target on any payment date will be equal to the Required Total Enhancement Amount minus the amount on deposit in the spread account (not including the demand note). The Required
Overcollateralization Target may be amended, reduced or terminated by the insurer and the transferor without the consent of the trust collateral agent or the noteholders so long as an event of default under the insurance agreement shall not have occurred and be continuing.

          The increase to, and maintenance of, the required
overcollateralization target will be accomplished by the payment of monthly excess cashflow to the Class A Notes to reduce the principal amount of the outstanding class or classes of notes then entitled to principal payments until the target is reached, as described in clause 13 under "--Distributions - -
Payment Date Calculations and Payments" above.

SERVICER TERMINATION EVENT

          A servicer termination event under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

          o    the servicer's or, for so long as the company is the servicer, the transferor's, failure to deliver any required payment to the trust collateral agent for distribution to the noteholders or deposit in the spread account any proceeds or payment required to be so delivered under the terms of the notes, the certificate, the purchase agreement, any subsequent transfer agreement or the sale and servicing agreement, which failure continues unremedied for two business days after written notice from the trust
               collateral agent or the insurer to the servicer or discovery by the servicer (but in no event later than five business days after the servicer is required to make such deposit);

                                      S-60

          o    the servicer's failure to deliver the servicer's certificate within one business day of the date such certificate is required to be delivered; or failure to deliver the annual compliance report or the annual accountant's report within five days after the due date for those reports;

          o    the servicer's failure to observe the restrictive covenants regarding mergers, consolidations and transfers of assets set forth in the sale and servicing agreement or, for so long as the company is the servicer, the transferor's failure to observe the restrictive covenants regarding mergers, consolidations and transfers of assets set forth in the sale and servicing
               agreement;

          o    the servicer's or, for so long as the company is the servicer, the transferor's, failure to observe or perform in any material respect any other covenant or agreement under the notes, the certificate, the sale and servicing agreement or the purchase agreement or any subsequent transfer agreement which failure continues unremedied for 30 days after the trust collateral agent or the insurer gives the servicer written notice of such failure, or if an insurer default has occurred and is continuing, 30 days after 25% of the noteholders gives the servicer written notice;

          o    events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, for so long as the company is the servicer, the transferor, or actions by the servicer or, for so long as the company is the servicer, the transferor, indicating its insolvency,
               reorganization under bankruptcy proceedings, or inability to pay its obligations;

          o    any servicer or, for so long as the company is the servicer, any transferor, representation, warranty or statement that is proved incorrect and which has a material adverse effect on the issuer, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been
               eliminated or cured within 30 days after the trust collateral agent or the insurer gives the servicer written notice of such breach, or if an insurer default has occurred and is continuing,
               30 days after the Class A noteholders evidencing not less than
               25% of the principal amount of the Class A Notes give the
               servicer written notice;

          o    so long as a default by the insurer under the policy has not occurred or is not continuing, the insurer has not delivered an extension notice extending the servicer's term;

          o    an event of default under the insurance agreement under which the policy was issued shall have occurred; or

          o    a claim is made under the policy.

          A default by the insurer under the policy includes the occurrence and continuance of any of the following events:

          (a)  the insurer fails to make a required policy payment;

          (b)  the insurer:

               o    files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy
                    Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or
                    reorganization;

               o    makes a general assignment for the benefit of its creditors;
                    or

                                      S-61

               o    has an order for relief entered against it under the United
                    States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation,
                    liquidation or reorganization which is final and
                    nonappealable; or

          (c)  enters a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York Department of
               Insurance or other competent regulatory authority:

               o    appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property;
                    or

               o    authorizing the taking of possession by a custodian,
                    trustee, agent or receiver of the insurer (or the taking of possession of all or any material portion of the property of the insurer).

RIGHTS UPON SERVICER TERMINATION EVENT

          As long as a servicer termination event remains unremedied:

          o    provided no insurer default has occurred and is continuing, the insurer in its sole and absolute discretion may terminate all of the servicer's rights and obligations under the sale and
               servicing agreement; or

          o    if an insurer default has occurred and is continuing, then the majority of the holders of Class A Notes, acting together, may terminate all of the servicer's rights and obligations under the sale and servicing agreement.

          Following the servicer's termination, the trust collateral agent or any other successor servicer that the insurer (so long as no insurer default has occurred and is continuing) appoints, will succeed to all the responsibilities, duties, and liabilities of the servicer.

          Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer's duties. See "Risk Factors --
Transfer of servicing may reduce or delay payments to you" in the accompanying prospectus.

WAIVER OF PAST DEFAULTS

          Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Waiver of Past Defaults" in the accompanying prospectus, the insurer may (provided no insurer default has occurred and is continuing), on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and its consequences. No waiver will impair the insurer's or the noteholders' rights with respect to subsequent defaults.

AMENDMENT

Notwithstanding anything to the contrary described under "Description of the
Trust Agreements -- Amendment" in the accompanying prospectus, the transferor, the servicer, the issuer and the trust collateral agent may amend the sale and servicing agreement, with the consent of the insurer, so long as no insurer default has occurred and is continuing, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in

                                      S-62

any manner the rights of noteholders, the demand note provider or the demand note guarantor; provided, however, that no such amendment will:

          o    increase or reduce in any manner, or accelerate or delay the timing of or change the allocation or priority of, collections of payments on automobile loans or payments that are required to be made for the benefit of the noteholders or change the applicable note rate, without the consent of each affected noteholder and the demand note provider and/or the demand note guarantor, if affected thereby;

          o    reduce the percentage of the noteholders required to consent to any amendment or eliminate the right of the noteholders or the demand note provider and/or the demand note guarantor to consent to changes, without the consent of each affected noteholder and the demand note provider and/or the demand note guarantor, if affected thereby;

          o    result in a downgrade or withdrawal of then current rating of the notes, without the consent of each noteholder and the demand note provider and/or the demand note guarantor, if affected thereby;
               or

          In addition, without the consent of any noteholders but with the consent of the insurer, unless an insurer default shall have occurred and be continuing, and the demand note provider and/or the demand note guarantor, if affected thereby, and with prior notice to the rating agencies by the issuer, as evidenced to the indenture trustee, the issuer and the indenture trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

          o    to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

          o    to evidence the succession, in compliance with the applicable provisions thereof, of another person to the issuer, and the assumption by any such successor of the covenants of the issuer contained therein and in the notes;

          o    to evidence the replacement of the demand note provider or the demand note guarantor;

          o    to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power herein conferred upon the issuer;

          o    to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

          o    to cure any ambiguity, to correct or supplement any provision therein or in any supplemental indenture which may be
               inconsistent with any other provision therein or in any
               supplemental indenture or to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action shall not adversely affect in any material respect the interests of the noteholders;

          o    to evidence and provide for the acceptance of the appointment thereunder by a successor indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the indenture; or

                                      S-63

          o    to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended.

          The issuer and the indenture trustee may also, with prior notice to the rating agencies and with the consent of the insurer (or, if an insurer default shall have occurred and be continuing, the Class A noteholders representing more than 50% of then outstanding principal amount of the Class A
Notes and the demand note provider and/or the demand note guarantor, if affected thereby) enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders under the indenture; provided, however, that, subject to the express rights of the insurer under the trust documents, no such supplemental indenture shall, without the consent of each affected noteholder and the demand note provider and/or the demand note guarantor, as the case may be:

          o    change the date of payment of any installment of principal of or interest on any note, or reduce the principal amount thereof, the applicable interest rate thereon or the redemption price with respect thereto, change the provision of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust assets to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or the interest thereon is payable;

          o    impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the notes on or after the respective due dates thereof (or, in the case of redemption, on or after the date of redemption);

          o    reduce the percentage of the outstanding principal amount of the notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture;

          o    reduce the percentage of the outstanding principal amount of the notes required to direct the indenture trustee to direct the issuer to sell or liquidate the trust assets;

          o    modify any provision of the amendment section of the indenture except to increase any percentage specified therein or to provide that certain additional provisions of the indenture cannot be modified or waived without the consent of the each affected noteholder;

          o    modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of
               interest or principal due on any note on any payment date
               (including the calculation of any of the individual components of such calculation); or

          o    permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust assets or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any
               property at any time subject thereto or deprive any noteholder of the security provided by the lien of the indenture.

                                      S-64

                                   THE POLICY

          The following statements summarize the material terms of the policy.
This summary does not purport to be complete and is qualified in its entirety by reference to the policy.

          Simultaneously with the issuance of the notes, the insurer will deliver the policy to the trust collateral agent for the benefit of each holder of a Class A Note. Under the policy, the insurer unconditionally and irrevocably guarantees to the trust collateral agent for the benefit of each Class A noteholder the full and complete payment of (i) the Scheduled Payments (as defined below) with respect to the Class A Notes; and (ii) any Scheduled
Payments which subsequently are avoided in whole or in part as a preference payment under applicable law.

          "Scheduled Payments" means, with respect to each payment date, the payments to be made to the Class A noteholders in an aggregate amount equal to
(i) the Class A Noteholders' Interest Payment Amount (as defined in the
Glossary) and the Noteholders' Remaining Parity Deficit Amount (as defined in the Glossary), and (ii) on each payment date which is a final scheduled payment date for a class of Class A Notes, the then outstanding principal amount of that class of Class A Notes, in each case in accordance with the original terms of the Class A Notes when issued and without regard to any amendment or modification of the Class A Notes, the indenture, or the sale and servicing agreement except amendments or modifications to which the insurer has given its prior written consent; provided, however, that Scheduled Payments shall not include (x) any portion of the Class A Noteholders' Interest Payment Amount due
to Class A noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the insurer or (y) any portion of the Class A Noteholders' Interest Payment Amount due to
Class A noteholders representing interest on any Interest Carryover Shortfall with respect to the Class A Notes, unless, in each case, the insurer elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments do not include payments that become due on an accelerated basis as a result of
(a) a default by the trust, (b) an election by the trust to pay principal on an accelerated basis, (c) the occurrence of an event of default under the indenture or (d) any other cause, unless, in each case, the insurer elects, in its sole discretion, to pay such amount on an accelerated basis in whole or in part.
Scheduled Payments shall not include any amounts due in respect of the Class A
Notes attributable to any increase in interest rate, penalty or other sum (other than Scheduled Payments as defined above) payable by the trust by reason of any default or event of default in respect of the Class A Notes, nor shall Scheduled
Payments include, nor shall coverage be provided under the policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A noteholder.

          "Policy Claim Amount" means, on any payment date, the Scheduled
Payments for such payment date minus the sum of (x) Available Funds remaining on deposit with the trust collateral agent after the payment of items 1 through 3 under the caption "Description of the Purchase Agreements and the Trust
Documents--Distributions--Payment Date Calculations and Payments" and, without duplication, (y) the amount remaining on deposit in the spread account on such payment date after taking into account any prior withdrawals therefrom and (z)
any amounts paid under the demand note for deposit in the spread account.

          Payment of claims on the policy made in respect of the Scheduled
Payments will be made by the insurer following Receipt (as defined below) by the insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the payment date on which such payment was due on the notes.

                                      S-65

          If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, the insurer shall cause such payment to be made on the later of (a)
the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the insurer from the trust collateral agent of (A) a certified copy of the order (the
"Order") of the court or other governmental body which exercised jurisdiction to the effect that a Class A noteholder is required to return the amount of any
Scheduled Payments paid with respect to the Class A Notes during the term of the policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Class A noteholder that the
Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Class A noteholder, in such form as is reasonably required by the insurer and provided to the noteholder by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the Class A Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the insurer from the trust collateral agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the insurer will have Received written notice from the trust collateral agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust collateral agent or any
Class A noteholder directly (unless a Class A noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the trust collateral agent for payment to such noteholder upon proof of such payment reasonably satisfactory to the insurer). In connection with the foregoing, the insurer shall have the rights provided pursuant to the sale and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trust collateral agent and each Class A noteholder in the conduct of any proceeding with respect of a preference claim.

          The terms "Receipt" and "Received" with respect to the policy, shall mean actual delivery to the insurer and to its fiscal agent, if any, prior to
12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the policy by the trust collateral agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the insurer or its fiscal agent shall promptly so advise the trust collateral agent and the trust collateral agent may submit an amended notice.

          Under the policy, "Business Day" means any day other than (i) a
Saturday or Sunday or (ii) a day on which banking institutions in the City of
New York, the State of New Jersey, the State of Delaware, the State of
Minnesota, the city in which the corporate trust office of the trust collateral agent or the owner trustee is relocated subject to prior written notice with respect to such address to the noteholders, the servicer and the insurer or any other location of any successor servicer, successor indenture trustee, successor trust collateral agent or successor owner trustee are authorized or obligated by law or executive order to be closed.

          The insurer's obligations under the policy in respect of the Scheduled
Payments shall be discharged to the extent funds are transferred to the trust collateral agent as provided in the policy whether or not such funds are properly applied by the trust collateral agent.

          The insurer shall be subrogated to the rights of each Class A noteholder to receive payments of principal and interest to the extent of any payment by the insurer under the policy.

          Claims under the policy constitute direct, unsecured and
unsubordinated obligations of the insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the insurer for

                                      S-66

borrowed money. Claims against the insurer under the policy and claims against the insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the insurer. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The policy may not be canceled or revoked prior to payment in full of all Scheduled
Payments with respect to the Class A Notes. The policy is governed by the laws of the State of New York.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with "Material Federal Income Tax
Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change.
The discussion in this prospectus supplement and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, constructive sale or conversion transaction, and holders that will hold the notes as other than capital assets may be subject to special rules that are not discussed below or in the accompanying prospectus. You should consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the notes.

TAX CHARACTERIZATION OF THE ISSUER

          Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the issuer will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

               Treatment of the Notes as Indebtedness

          The transferor agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

          The Internal Revenue Service, the IRS, and the courts have stated
various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

          On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the Class A Notes will be treated as indebtedness. See "Material
Federal Income Tax Consequences -- Debt Securities" in the accompanying prospectus.

                                      S-67

          If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectable. The issuer will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

               Possible Alternative Characterization of the Notes

          Although, as described above, it is tax counsel's opinion that, for federal income tax purposes, the Class A Notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more classes of the notes did not represent indebtedness for federal income tax purposes, the holders of such class of notes would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If such noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on its respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the issuer will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "--Other Matters"
below.

               Discount and Premium

          We do not anticipate issuing notes with any original issue discount.
See "Material Federal Income Tax Consequences--Discount and Premium--Original
Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used to calculate accruals of original issue discount, if any, is 1.7
ABS. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Internal
Revenue Code of 1986, the CODE. See "Material Federal Income Tax
Consequences--Discount and Premium--Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material
Federal Income Tax Consequences--Discount and Premium--Premium" in the
accompanying prospectus.

               Sale or Redemption of Notes

          If a note is sold or retired, the transferor will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. See "Material Federal Income Tax
Consequences--Debt Securities--Sale or Exchange of Debt Securities" in the
accompanying prospectus.

               Other Matters

          For a discussion of backup withholding and taxation of foreign investors in the notes, see "Material Federal Income Tax Consequences--Backup
Withholding and Information Reporting" and "--Foreign Investors--Grantor Trust
Securities and Debt Securities" in the accompanying prospectus and Annex A of this prospectus supplement.

                                      S-68

                        STATE AND LOCAL TAX CONSEQUENCES

          You should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors as to the various state and local tax consequences of investment in the notes.

                              ERISA CONSIDERATIONS

          The Class A Notes may be purchased by pension, profit sharing and other employee benefit plans as described in the accompanying prospectus under
"ERISA Considerations - ERISA Considerations regarding Securities which are
Notes." The Class A Notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. This determination is based in part on the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the
Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the
Class A Notes for ERISA purposes could change if the trust incurred losses. As described in the accompanying prospectus, even if the Class A Notes are treated as debt, the acquisition or holding of the Class A Notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if such acquisition or holding were deemed to be a prohibited purchase from or loan to a party in interest or disqualified person with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Code to acquire the Class A Notes will be deemed to have represented that the acquisition and continued holding of the Class A Notes will be covered by a Department of Labor prohibited transaction class exemption.

          Any plan fiduciary considering the purchase of a Class A Note may wish to consult with its counsel as to the potential applicability of ERISA and the
Code, including the prohibitions against fiduciary conflicts of interest, to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

          The sale of Class A Notes to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                     RATINGS

          It is a condition to the notes' issuance that the Class A-1 Notes be rated "A-1+" by Standard & Poor's Ratings Services, S&P, and "P-1" by Moody's
Investors Service, Inc., MOODY'S, and together with S&P, the RATING AGENCIES and that the Class A-2, Class A-3 and Class A-4 Notes be rated "AAA" by S&P and
"Aaa" by Moody's. The ratings of the Class A Notes by Moody's and the Class A-2,
Class A-3 and Class A-4 Notes by S& P will be substantially based on the insurance policy. The rating issued by S&P of the Class A-1 Notes will be issued without regard to the benefit afforded to the Class A-1 Notes by the insurance policy. We cannot assure you that the rating agencies will not lower or withdraw the ratings.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled payment dates. The ratings assigned to the notes do not represent any assessment of the

                                      S-69

likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

                                  UNDERWRITING

          Subject to the terms and conditions contained in an underwriting agreement, the transferor has agreed to sell to Citigroup Global Markets Inc.
and Greenwich Capital Markets, Inc., the UNDERWRITERS, for which Citigroup
Global Markets Inc. will act as representative, and each of the underwriters has severally agreed to purchase from the transferor, the principal balances of the
Class A Notes set forth below opposite their respective names.



          Underwriter             Class A-1 Notes   Class A-2 Notes   Class A-3 Notes   Class A-4 Notes
-------------------------------   ---------------   ---------------   ---------------   ---------------

Citigroup Global Markets Inc.       $39,950,000       $113,050,000      $ 85,000,000      $59,500,000
Greenwich Capital Markets, Inc.     $ 7,050,000       $ 19,950,000      $ 15,000,000      $10,500,000
                                    -----------       ------------      ------------      -----------
                                    $47,000,000       $133,000,000      $100,000,000      $70,000,000


          The underwriters have advised the transferor that they propose to initially offer the Class A Notes to the public at the prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A Notes, the public offering prices may be changed.

          Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from any underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, such underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

          The transferor and the company have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof. ACC Capital Holdings Corporation, an affiliate of the transferor and the company, has guaranteed the transferor's and the company's obligations to the underwriters under the underwriting agreement.

          The transferor or its affiliates may apply all or a portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the automobile loans - prior to their sale to the issuer. Each underwriter, or its respective affiliates, has acted as a "warehouse lender" and as a "residual financing lender" to the company and its affiliates, and affiliates of the underwriters will receive a substantial portion of the proceeds as a repayment of the related outstanding warehouse debt.

          Initially, the demand note provider and the demand note guarantor are affiliates of Citigroup Global Markets Inc.

          IN CONNECTION WITH THIS OFFERING THE UNDERWRITERS MAY OVER-ALLOT OR
EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CLASS A
NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET.
SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     EXPERTS

          The consolidated balance sheets of Financial Security Assurance Inc.
and its subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations and comprehensive

                                      S-70

income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

          In addition to the legal opinions described in the accompanying prospectus, certain federal income tax and other matters have been passed upon for the company, the transferor, LBARC-WI and the issuer by Dewey Ballantine
LLP. Certain legal matters relating to the notes have been passed upon for the underwriters by Sidley Austin Brown & Wood LLP. Certain legal matters have been passed upon for Financial Security by Brian H. Mellstrom, Associate General
Counsel to Financial Security.

                                      S-71

                                    GLOSSARY

          "Available Funds" means, for each payment date, the sum, without duplication, of:

          o    the collected funds for the related collection period (including amounts received in connection with extensions, rebates or adjustments on automobile loans granted by the servicer pursuant to the sale and servicing agreement);

          o    the Liquidation Proceeds collected during the related collection period;

          o    the proceeds from recoveries on liquidated automobile loans collected during the related collection period, net of the reasonable costs of liquidation;

          o    all purchase amounts deposited in the collection account during the related collection period;

          o    income on investments held in the collection account and the pre-funding account; and

          o    with respect to the payment date immediately following the end of the funding period, the remaining pre-funded amount, if any.

          "Class A Noteholders' Interest Payment Amount" means, for any payment date, the Interest Payment Amount due with respect to the Class A-1, Class A-2,
Class A-3 and Class A-4 Notes as of that payment date.

          "Class A Noteholders' Principal Payment Amount" means, for any payment date, the Principal Payment Amount for that payment date.

          "Cram Down Loss" means, for any automobile loan, other than a liquidated automobile loan, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan, an amount equal to:

          o    the excess of the automobile loan's principal balance immediately prior to the order relating to the automobile loan over the automobile loan's principal balance as reduced; plus

          o    if the court issued an order reducing the effective interest rate on the automobile loan, the excess of the automobile loan's net present value (using a discount rate equal to the adjusted APR on such automobile loan) of the scheduled payments as so modified or restructured over the automobile loan's net present value (using as the discount rate equal to the original APR on the automobile loan) of the scheduled payments as so modified or restructured.

          A Cram Down Loss shall be deemed to have occurred on the order's issuance date.

          "Interest Carryover Shortfall" means, for any payment date and for any class of notes, all or any portion of the Interest Payment Amount from any prior payment date which remains unpaid plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid on the applicable class of notes from the preceding payment date to but excluding the payment date.

          "Interest Payment Amount" means, for any payment date and any class of notes, the sum of the Monthly Interest Payment Amount for such payment date and the Interest Carryover Shortfall, if any, calculated as of such payment date, in each case, with respect to such class of notes.

                                      S-72

          "Liquidation Proceeds" means, for liquidated automobile loans:

          o    proceeds received by the servicer from whatever source for a liquidated automobile loan (including, without limitation, proceeds received in connection with 60 day delinquent automobile loans that the servicer has directed the issuer to sell to a third party) during the collection period in which the automobile loan was liquidated; minus

          o    the servicer's reasonable out-of-pocket costs, including
               repossession and resale expenses not already deducted from the proceeds, and any amounts the servicer is required by law to remit to the obligor.

          "Monthly Interest Payment Amount" means, for any payment date and any class of notes, the interest accrued during the applicable interest period on the principal amount of such class of notes outstanding as of the end of the prior payment date or, in the case of the first payment date, as of the closing date calculated, with respect to the Class A-1 Notes, on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period (or, with respect to the first payment date, 24 days) and with respect to the Class
A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, on the basis of a
360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 24 days).

          "Noteholders' Remaining Parity Deficit Amount " means with respect to any payment date, the excess, if any, of (x) the aggregate remaining principal amount of the notes outstanding on such payment date, after giving effect to all reductions in such aggregate principal amount from (i) the spread account and
(ii) the demand note over (y) the sum of the aggregate outstanding principal balance of the automobile loans at the end of the prior calendar month plus any remaining pre-funded amount.

          "Overcollateralization Amount" means, as of any date of determination, the difference between (i) the sum of the aggregate outstanding principal balance of the automobile loans plus any remaining pre-funded amount and (ii)
the aggregate principal amount of the Class A Notes.

          "Principal Payment Amount" means, (i) for any payment date other than the final scheduled payment date for any class of the Class A Notes, the amount, if any, by which the outstanding principal amount of the Class A Notes exceeds the sum of (a) the aggregate outstanding principal balance of the automobile loans as of the end of the related collection period and (b) any amounts remaining in the pre-funding account; and (ii) with respect to the final scheduled payment date for any class of the Class A Notes, an amount equal to the greater of (a) the amount calculated in clause (i) above and (b) then outstanding principal amount of the respective class of notes.

          "Required Overcollateralization Target" means, for any payment date, the Required Total Enhancement Amount minus the amount on deposit in the spread account (not including the demand note).

          "Required Total Enhancement Amount" means, for any date of determination, the credit enhancement amount required by the insurer from time to time, in accordance with certain portfolio performance tests (which credit enhancement amount may be comprised of any combination of (i) amounts on deposit in the spread account (not including the demand note), and (ii) the
Overcollateralization Amount).

          "Total Enhancement Amount" means, for any date of determination, the sum of (i) amounts on deposit in the spread account (including the demand note)
and (ii) the Overcollateralization Amount.

                                      S-73

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX A

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS
SUPPLEMENT TO WHICH IT IS ATTACHED.

          Except in limited circumstances, the Class A Notes, or the securities, will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream, Luxembourg or Euroclear. The
securities will be tradable as home market instruments in both the European and
U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors through Clearstream,
Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and
Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

          Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream, Luxembourg or
Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of
Clearstream, Luxembourg and Euroclear and as DTC participants.

          Non-U.S. holders of global securities will be subject to U.S.
withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All securities will be held in book-entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

          Investors electing to hold their securities through DTC will follow
DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their securities through Clearstream,
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                       A-1

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and transferor's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants

          Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

          Trading between Clearstream, Luxembourg or Euroclear Participants

          Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC, Transferor and Clearstream, Luxembourg or
Euroclear Participants

          When securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a
Euroclear participant, the purchaser will send instructions to Clearstream,
Luxembourg or Euroclear through a Clearstream, Luxembourg participant or
Euroclear participant at least one business day prior to settlement.
Clearstream, Luxembourg or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date. Interest on the Class
A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period (or, with respect to the first payment date, 24 days). Interest on the Class A-2 Notes, the Class A-3
Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date,
24 days), as applicable, in accordance with the terms of the applicable securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream,
Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New
York. If settlement is not completed on the intended value date and the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their account one day later.

                                       A-2

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or
Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream,
Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

          Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream,
Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC transferor on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream, Luxembourg or Euroclear Transferor and
DTC Purchaser

          Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The transferor will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or
Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. The payment will then be reflected in the account of Clearstream, Luxembourg participant or
Euroclear participant the following day, and receipt of the cash proceeds in the
Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream, Luxembourg participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the
Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to
Clearstream, Luxembourg participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o    borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream,
     Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;

o    borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

                                       A-3

o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of securities holding securities through
Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

               (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

               (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

               This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific tax advice concerning your holding and disposing of the securities.

          Exemption for Non-U.S. Persons-Form W-8BEN

               Beneficial owners of global securities that are non-U.S. persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial
Owner for United States Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (a "TIN") is valid for a period of three years beginning on the date that the form is signed. If the information shown on
Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstance renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

          Exemption for Non-U.S. Persons with Effectively Connected Income-Form
W-8ECI

               A non-U.S. person, as defined below, may claim an exemption from the withholding tax on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign
Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States. The Form W-8ECI is
valid for a period of three years beginning on the date that the form is signed.
If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

          Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty
Countries-Form W-8BEN.

               A non-U.S. person may claim treaty benefits by filing Form
W-8BEN, (Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding). Generally,

                                       A-4

a Form W-8BEN provided without a U.S. taxpayer identification number (a "TIN")
is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstance renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

          Exemption for U.S. Persons-Form W-9

               U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, "Payer's Request for Taxpayer Identification Number and
Certification."

          A U.S. person is:

               (1) a citizen or resident of the United States;

               (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

               (3) an estate that is subject to U.S. federal income tax
          regardless of the source of its income; or

               (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United
          States person has the authority to control all substantive decisions of the trust.

          A non-U.S. person is any person who is not a U.S. person.

                                       A-5

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Prospectus
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LONG BEACH ACCEPTANCE CORP.    [LBA CORP LOGO]    AUTOMOBILE RECEIVABLE ASSET-
Company/Servicer                                  BACKED SECURITIES, ISSUABLE IN
                                                  SERIES

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WE SUGGEST THAT YOU READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6
OF THIS PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST
IN THESE SECURITIES.

These securities are automobile loan asset-backed securities which represent interests in or obligations of the issuer issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the automobile loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.
--------------------------------------------------------------------------------

THE SECURITIES --

o    will be issued from time to time in series;

o    will be backed primarily by one or more pools of "non-prime" automobile installment sale contracts, referred to in this prospectus as the automobile loans, transferred directly or indirectly by Long Beach
     Acceptance Corp. to the issuer;

o    will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

o    may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

THE ASSETS --

The assets of each issuer will primarily consist of a pool of "non-prime"
automobile loans, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the related prospectus supplement.
"Non-prime" automobile loans are automobile loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MARCH 10, 2005

    IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities; and (2) the prospectus supplement, which describes the specific terms of your series of securities.

     This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, the accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the
Securities Exchange Act of 1934, referred to herein as the Exchange Act, as amended. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management.
Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words "believes," "expects," "anticipates," "intends," "plans,"
"estimates" or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions.
Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

                                       ii

                                                                            PAGE
                                                                            ----

   Delinquencies, Repossessions, and Net Loss Information on the

                                       iii

                                       iv

                                        v

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                              SUMMARY OF PROSPECTUS

o This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

o This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding of the securities and is qualified by the full description of these structural elements, calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

o There are material risks associated with an investment in the securities. You should read the section entitled "Risk Factors" beginning on page 6 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

ISSUER

The issuer for a particular series of securities may be either a special-purpose finance subsidiary of the company or a trust formed by the company.

COMPANY

Long Beach Acceptance Corp., a Delaware corporation. The company's principal offices are located at One Mack Centre Drive, Paramus, New Jersey 07652 and its
telephone number is (201) 262-5222.

SERVICER

Unless otherwise specified in the related prospectus supplement, Long Beach
Acceptance Corp.

CUSTODIAN

Unless otherwise specified in the related prospectus supplement, Long Beach
Acceptance Corp.

TRUSTEE

For any series of securities, the trustee named in the related prospectus supplement.

In addition, if the issuer is a trust, it may separately enter into and issue notes pursuant to a separate indenture. In that case, the trust and the indenture will be administered by separate independent trustees.

The term trustee means, except as otherwise specified, the trustee with respect to any series of certificates, or the indenture trustee with respect to any series of notes, each as named in the related prospectus supplement.

THE SECURITIES

Each class of securities will be either:

     o    certificates evidencing beneficial ownership in the trust property; or

     o    notes representing indebtedness of the issuer.

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--------------------------------------------------------------------------------

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes which:

     o    are entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

     o    are entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

     o    have different terms including different interest rates and different timing of payments, whether by sequential order or proportional distribution of payments of principal or interest or both;

     o    will not distribute accrued interest but rather will add the accrued interest to the principal balance, or notional balance, in the manner described in the related prospectus supplement;

     o    are senior or subordinate to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loans; or

     o    has a lockout feature, under which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

     o    upon the occurrence of specified events;

     o    in accordance with a schedule or formula; or

     o    on the basis of collections from designated portions of the related pool of automobile loans.

TRUST PROPERTY

As specified in the related prospectus supplement, the trust property may consist of:

     o    a pool consisting primarily of "non-prime" automobile loans between manufacturers, dealers, or other originators and retail purchasers together with all monies relating to the automobile loans received after the cut-off date specified in the related prospectus supplement;

     o    a security interest in the underlying automobiles, sport utility vehicles, light duty trucks and vans;

     o    proceeds from the disposition of the underlying automobiles, sport utility vehicles, light duty trucks and vans and property relating to the automobiles, sport utility vehicles, light duty trucks and vans;

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                                        2

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     o    Rule of 78s loans under which the obligor pays, in monthly installments, a specified total representing the principal amount financed and finance charges, which finance charges are calculated so that the interest portion of each payment is greater during the early months of the contract term and lower during later months;

     o    fixed value loans which provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments;

     o    simple interest loans which provide for amortization of the amount financed through a series of fixed level monthly payments;

     o    amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the transaction documents;

     o    credit enhancement for the trust property or any class of securities;
          and

     o    interest on short-term investments.

If the related prospectus supplement specifies, the trustee may acquire additional automobile loans during a specified pre-funding period from monies in a pre-funding account. In no event will a pre-funding period exceed one year or will the amount deposited in a pre-funding account exceed 50% of the amount of the securities being offered pursuant to the related prospectus supplement.

For purposes of this prospectus, if the issuer is a trust, the term trust property refers to the property of such trust, and if the issuer is a special-purpose finance subsidiary of the company, the term trust property refers to the property pledged by such special-purpose finance subsidiary to the trustee for the benefit of the holders of the related securities.

"Non-prime" automobile loans, the principal component of the trust property, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

PAYMENT DATE

As described in the related prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly or semi-annually.

RECORD DATE

The related prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

COLLECTION PERIOD

A period preceding each payment date - for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the related prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trustee prior to the related payment date.

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                                        3

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CREDIT ENHANCEMENT

As described in the related prospectus supplement, credit enhancement for the trust property or any class of securities may include any one or more of the following:

     o    a policy issued by an insurer specified in the related prospectus supplement;

     o    a reserve account;

     o    letters of credit;

     o    credit or liquidity facilities;

     o    third party payments, guarantees or other support;

     o    cash deposits or other arrangements;

     o    swaps (including currency swaps) and other derivative instruments and interest rate protection agreements; and

     o    subordination, cross-collateralization and over-collateralization.

CROSS-COLLATERALIZATION

As described in the related prospectus supplement, a series or class of securities may include the right to receive monies from a common pool of credit enhancement which may be available for more than one series of securities.

The common pool of credit enhancement may consist of one or more of the following:

     o    a master reserve account;

     o    a master excess spread account;

     o    a master insurance policy;

     o    a master collateral pool; or

     o    an overcollateralization account.

Payments received by an issuer on automobile loans may not be used to pay principal or interest on securities issued by any other issuer, except to the limited extent that collections in excess of amounts needed to pay an issuer's securities may be deposited in a common master reserve account, a common master excess spread account or an overcollateralization account that provides credit enhancement for more than one series of securities.

REGISTRATION OF SECURITIES

The issuer may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In that case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the related prospectus supplement.

OPTIONAL TERMINATION

As described in this prospectus and the related prospectus supplement, the servicer, the company, or if the related prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

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                                        4

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MANDATORY TERMINATION

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

SALE OF AUTOMOBILE LOANS

As described in this prospectus and the related prospectus supplement, the servicer may, in accordance with the terms of the sale and servicing agreement for that particular series, direct the issuer to sell delinquent automobile loans to a third party that is unaffiliated with the company, the seller and the issuer.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The securities of each series will, for federal income tax purposes, constitute one of the following:

     o    interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

     o    debt issued by a trust or by the company secured by the underlying automobile loans; or

     o    interests in a trust which is treated as a partnership.

In addition to reviewing Material Federal Income Tax Consequences in this prospectus and the related prospectus supplement, you should consult your tax advisors.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the
Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page 61 in this prospectus and in the related prospectus supplement.

RATINGS

Each class of securities offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the automobile loans or the effect of the rate of prepayments on the return of principal to securityholders.

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                                        5

                                  RISK FACTORS

     This section and the section under the caption "Risk Factors" in the accompanying prospectus supplement describe the principal risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of any class of securities.

YOU MAY NOT BE ABLE TO SELL      A secondary market for these securities is
YOUR SECURITIES, AND MAY HAVE    unlikely to develop. If it does develop, it may
TO HOLD YOUR SECURITIES TO       not provide you with sufficient liquidity of
MATURITY EVEN THOUGH YOU MAY     investment or continue for the life of these
WANT TO SELL.                    securities. The underwriters may establish a
                                 secondary market in the securities, although no
                                 underwriter will be obligated to do so. The
                                 securities are not expected to be listed on any
                                 securities exchange or quoted in the automated
                                 quotation system of a registered securities
                                 association.

                                 Issuance of the securities in book-entry form
                                 may also reduce their liquidity in the
                                 secondary trading market, since some investors
                                 may be unwilling to purchase securities for
                                 which they cannot obtain definitive physical
                                 securities.

PREPAYMENTS ON THE AUTOMOBILE    The yield to maturity of the securities may be
LOANS COULD CAUSE YOU TO BE      adversely affected by a higher or lower than
PAID EARLIER THAN YOU EXPECT,    anticipated rate of prepayments on the
WHICH MAY ADVERSELY AFFECT       automobile loans. If you purchase a security at
YOUR YIELD TO MATURITY.          a premium based on your expectations as to its
                                 maturity or weighted average life, and the
                                 security pays principal more quickly than you
                                 expected, your yield will be lower than you
                                 anticipated and you may not recover the premium
                                 you paid. Similarly, if you purchase a security
                                 at a discount based on your expectations as to
                                 its maturity or weighted average life, and the
                                 security pays principal more slowly than you
                                 expected, your yield will be lower than you
                                 anticipated.

                                 The yield to maturity on interest only
                                 securities will be extremely sensitive to the
                                 rate of prepayments on the automobile loans. If
                                 the automobile loans prepay very quickly the
                                 yield on an interest only security could be
                                 dramatically reduced and an investor may not

                                        6

                                 recover its initial investment.

                                 The automobile loans may be prepaid in full or
                                 in part at any time.

                                 We cannot predict the rate of prepayments of
                                 the automobile loans, which is influenced by a
                                 wide variety of economic, social and other
                                 factors, including among others, obsolescence,
                                 the prevailing interest rates, availability of
                                 alternative financing, local and regional
                                 economic conditions and natural disasters.
                                 Therefore, we can give no assurance as to the
                                 level of prepayments that a trust will
                                 experience.

                                 Your securities could be subject to optional or
                                 mandatory redemption features, exposing you to
                                 investment risk.

                                 One or more classes of securities of any series
                                 may be subject to optional or mandatory
                                 redemption in whole or in part, on or after a
                                 specified date, or on or after the time when
                                 the aggregate outstanding principal amount of
                                 the automobile loans or the securities is less
                                 than a specified amount or percentage.

                                 Since prevailing interest rates may fluctuate,
                                 we cannot assure you that you will be able to
                                 reinvest unscheduled payments resulting from a
                                 redemption at a yield equaling or exceeding the
                                 yield on your securities. You will bear the
                                 risk of reinvesting these amounts.

THE TRUST ASSETS CONSIST         The trust assets will consist primarily of
MAINLY OF LOANS MADE TO          "non-prime" automobile loans originated under
"NON-PRIME" BORROWERS.           lending programs of the company designed to
                                 serve consumers who have limited access to
                                 traditional automobile financing. There is a
                                 high degree of risk associated with non-prime
                                 borrowers. The typical non-prime borrower has a
                                 limited credit history or a modest income or
                                 has experienced prior credit difficulties.
                                 Because the company serves consumers who are
                                 unable to meet the credit standards imposed

                                        7

                                 by most traditional automobile financing
                                 sources, its finance charges are at higher
                                 rates than those charged by many traditional
                                 financing sources. "Non-prime" automobile loans
                                 such as those included in trust assets
                                 therefore entail relatively higher risk and may
                                 be expected to experience higher levels of
                                 delinquencies and losses than automobile loans
                                 originated by traditional automobile financing
                                 sources.

CREDIT ENHANCEMENT, IF           Credit enhancement for your securities may be
PROVIDED, MAY BE LIMITED IN      provided in limited amounts to cover some, but
BOTH AMOUNT AND SCOPE OF         not all, types of losses on the automobile
COVERAGE, AND MAY NOT BE         loans and may reduce over time in accordance
SUFFICIENT TO COVER ALL LOSSES   with a schedule or formula. Furthermore, credit
OR RISKS ON YOUR INVESTMENT.     enhancement may provide only very limited
                                 coverage as to some types of losses, and may
                                 provide no coverage as to other types of
                                 losses. Credit enhancement does not directly or
                                 indirectly guarantee to the investors any
                                 specified rate of prepayments, which is one of
                                 the principal risks of your investment. The
                                 amount and types of credit enhancement
                                 coverage, the identification of any entity
                                 providing the credit enhancement, the terms of
                                 any subordination and other information
                                 relating thereto will be described in the
                                 accompanying prospectus supplement.

POSSESSION OF THE AUTOMOBILE     Any insolvency by the company, the servicer,
LOANS BY THE COMPANY COMBINED    the custodian or a third party while in
WITH THE INSOLVENCY OF THE       possession of the automobile loans may result
COMPANY, THE SERVICER, THE       in competing claims to ownership or security
CUSTODIAN OR OTHER PARTY, MAY    interests in the automobile loans which could
CAUSE YOUR PAYMENTS TO BE        result in delays in payments on the securities,
REDUCED OR DELAYED.              losses to securityholders or the repayment of
                                 the securities.

                                 In addition, if the company, the servicer, or a
                                 third party while in possession of the
                                 automobile loans, sells or pledges and delivers
                                 them to another party, that party could acquire
                                 an interest in the automobile loans with
                                 priority over the trustee's interest. This
                                 could result in delays in payments on the
                                 securities or losses

                                        8

                                 to you on the repayment of the securities.

FEDERAL AND STATE CONSUMER       Federal and state consumer protection laws may
PROTECTION LAWS AND OTHER        prohibit, limit, or delay repossession and sale
FACTORS MAY LIMIT THE            of the vehicles to recover losses on defaulted
COLLECTION OF PAYMENTS ON THE    automobile loans. As a result, you may
AUTOMOBILE LOANS AND             experience delays in receiving payments and
REPOSSESSION OF THE VEHICLES.    suffer losses.

                                 Additional factors that may affect the issuer's
                                 ability to recoup the full amount due on an
                                 automobile loan include:

                                 o    the company's failure to file amendments
                                      to certificates of title relating to the
                                      vehicles;

                                 o    the company's failure to file financing
                                      statements to perfect its security
                                      interest in the vehicle;

                                 o    depreciation;

                                 o    obsolescence;

                                 o    damage or loss of any vehicle; and

                                 o    the application of Federal and state
                                      bankruptcy and insolvency laws.

INSOLVENCY OF THE COMPANY MAY    In some circumstances, a bankruptcy of the
CAUSE YOUR PAYMENTS TO BE        company may reduce payments to you. The company
REDUCED OR DELAYED.              will structure the transactions contemplated by
                                 this prospectus and the accompanying prospectus
                                 supplement to guard against the trust property
                                 becoming property of the bankruptcy estate of
                                 the company. These steps include the creation
                                 of one or more separate limited-purpose
                                 subsidiaries, which contain restrictions on the
                                 nature of their businesses and their ability to
                                 commence a voluntary bankruptcy case or
                                 proceeding. The company believes that the
                                 transfer of the automobile loans to a
                                 limited-purpose subsidiary should be treated as
                                 an absolute and unconditional assignment and
                                 transfer.

                                        9

                                 However, in the event of an insolvency of the
                                 company a court or bankruptcy trustee could
                                 attempt to:

                                 o    recharacterize the transfer of the
                                      automobile loans by the company to the
                                      subsidiary as a borrowing by the company
                                      from the subsidiary or the related
                                      securityholders secured by a pledge of the
                                      automobile loans; or

                                 o    consolidate the assets of the subsidiary
                                      with those of the company because the
                                      company will own the equity interests of
                                      the subsidiary.

                                 If a recharacterization attempt is successful,
                                 a court could elect to accelerate payment of
                                 the securities and liquidate the automobile
                                 loans. Then you may only be entitled to the
                                 outstanding principal amount and interest on
                                 the securities at the interest rate on the date
                                 of payment. A recharacterization attempt, even
                                 if unsuccessful, could result in delays in
                                 payments to you.

                                 If either attempt is successful, the securities
                                 may be accelerated and the trustee's recovery
                                 on your behalf could be limited to the then
                                 current value of the automobile loans.
                                 Consequently, you could lose the right to
                                 future payments and you may not receive your
                                 anticipated interest and principal on the
                                 securities.

COMMINGLING OF FUNDS WITH THE    While the company is the servicer, cash
COMPANY'S FUNDS MAY RESULT IN    collections which are not remitted to a lockbox
REDUCED OR DELAYED PAYMENTS TO   account and instead are remitted directly to
YOU.                             the servicer may be commingled with the
                                 company's other funds prior to depositing such
                                 cash collections into the proper trust account
                                 in accordance with the related servicing
                                 agreement.

                                 If bankruptcy proceedings are commenced with
                                 respect to the company while acting as

                                       10

                                 servicer, the company (if not the servicer),
                                 the issuer, or the trustee, may not have a
                                 perfected security interest and any funds then
                                 held by the servicer may be unavailable to
                                 securityholders.

THE COMPANY'S LOSS OF THIRD      The company is dependent upon the continued
PARTY FINANCING MAY DELAY        receipt of funding from third party sources. In
PAYMENTS TO YOU.                 the event that such funding is discontinued,
                                 the company may not be able to perform its
                                 obligations with respect to the securities,
                                 including its obligation to service the
                                 automobile loans and repurchase automobile
                                 loans which breach specified representations
                                 and warranties. As a result, you may experience
                                 delays in receiving payments and suffer losses.

LOSSES AND DELINQUENCIES ON      We cannot guarantee that the delinquency and
THE AUTOMOBILE LOANS MAY         loss levels of the automobile loans in the
DIFFER FROM THE COMPANY'S        related pool will correspond to the historical
HISTORICAL LOSS AND              levels the company experienced on its loan and
DELINQUENCY LEVELS.              vehicle portfolio. There is a risk that
                                 delinquencies and losses could increase or
                                 decline significantly for various reasons
                                 including:

                                 o    changes in the federal income tax laws; or

                                 o    changes in the local, regional or national
                                      economies.

SECURITYHOLDERS HAVE NO          There is no recourse against the company other
RECOURSE AGAINST THE COMPANY     than for breaches of certain representations
FOR LOSSES.                      and warranties with respect to the automobile
                                 loans, and, while the company is acting as
                                 servicer, for certain breaches of the
                                 servicer's obligations under the servicing
                                 agreement. The securities represent obligations
                                 solely of the trust or debt secured by the
                                 trust property. No securities will be
                                 guaranteed by the company, the servicer, or the
                                 applicable trustee. Consequently, if payments
                                 on the automobile loans, and to the extent
                                 available, any credit enhancement, are
                                 insufficient to pay the securities in full, you
                                 have no rights to obtain payment from the
                                 company.

                                       11

USED VEHICLES INCLUDED IN THE    Some or all of the assets of a trust may
AUTOMOBILE LOAN POOL MAY INCUR   consist of loans to finance the purchase of
HIGHER LOSSES THAN NEW           used vehicles. Because the value of a used
AUTOMOBILES.                     vehicle is more difficult to determine, upon
                                 sale of a repossessed vehicle, a greater loss
                                 may be incurred.

DEFAULTED AUTOMOBILE LOANS MAY   In the event that the company or the servicer
RESULT IN A DELAY IN PAYMENTS    must repossess and dispose of vehicles to
TO SECURITYHOLDERS AND A LOSS    recover scheduled payments due on defaulted
ON YOUR INVESTMENT.              automobile loans, the securityholders may not
                                 realize the full amount due on an automobile
                                 loan, or may not realize the full amount on a
                                 timely basis. Other factors that may affect the
                                 ability of the securityholders to realize the
                                 full amount due on an automobile loan include
                                 whether endorsements or amendments to
                                 certificates of title relating to the vehicles
                                 had been filed or such certificates have been
                                 delivered to the trustee, whether financing
                                 statements to perfect the security interest in
                                 the automobile loans had been filed,
                                 depreciation, obsolescence, damage or loss of
                                 any vehicle, and the application of federal and
                                 state bankruptcy and insolvency laws. As a
                                 result, you may be subject to delays in
                                 receiving payments and suffer loss on your
                                 investment in the securities to the extent such
                                 losses are not covered by applicable credit
                                 enhancement.

TRANSFER OF SERVICING MAY        If the company were to cease servicing the
REDUCE OR DELAY PAYMENTS TO      automobile loans, delays in processing payments
YOU.                             on the automobile loans and information
                                 regarding automobile loan payments could occur.
                                 A transfer in servicing of the automobile loans
                                 could reduce or delay payments to you. In
                                 addition, if the company were to cease
                                 servicing the automobile loans, there is no
                                 guarantee that a replacement servicer would be
                                 able to service the automobile loans to the
                                 same capability and degree of skill as the
                                 company.

INABILITY OF THE COMPANY TO      The transaction documents require the company
REACQUIRE AUTOMOBILE LOANS       to acquire automobile loans from the
WHICH BREACH A

                                       12

REPRESENTATION OR WARRANTY MAY   trust property if representations and
CAUSE YOUR PAYMENTS TO BE        warranties concerning the loans' eligibility or
REDUCED OR DELAYED.              certain covenants made by the company, as
                                 servicer, have been breached. If the company is
                                 unable to reacquire the automobile loans and no
                                 other party is obligated to perform or satisfy
                                 these obligations, you may experience delays in
                                 receiving payments and losses on your
                                 investment in the securities to the extent such
                                 losses are not covered by applicable credit
                                 enhancement.

FAILURE TO AMEND OR REISSUE      None of the company, the issuer or the trustee
THE CERTIFICATES OF TITLE TO     will amend or reissue the certificates of title
THE FINANCED VEHICLES MAY        to the financed vehicles to note their sale to
CAUSE YOU TO EXPERIENCE DELAYS   the issuer or the grant of a security interest
IN PAYMENTS OR LOSSES.           in the vehicles to the trustee by the issuer.
                                 Because the certificates of title will not be
                                 amended or reissued, the issuer may not have a
                                 perfected security interest in the financed
                                 vehicles securing automobile loans originated
                                 in some states. In the event that an automobile
                                 loan originated in any such state goes into
                                 default, you may experience delays in receiving
                                 payments and losses on your investment in the
                                 securities to the extent such losses are not
                                 covered by applicable credit enhancement.

INADEQUATE INSURANCE ON          Each automobile loan requires the obligor to
VEHICLES MAY CAUSE YOU LOSSES    maintain insurance covering physical damage to
ON YOUR INVESTMENT.              the vehicle in an amount not less than the
                                 unpaid principal balance of the automobile loan
                                 with the company named as a loss payee. Since
                                 the obligors select their own insurers to
                                 provide the required coverage, the specific
                                 terms and conditions of their policies vary.

                                 In addition, although most automobile loans
                                 generally give the company the right to force
                                 place insurance coverage in the event the
                                 required physical damage insurance on a vehicle
                                 is not maintained by an obligor, neither the
                                 company nor the servicer is obligated to force
                                 place coverage. In the event insurance coverage
                                 is not maintained by obligors and

                                       13

                                 coverage is not force placed, then insurance
                                 recoveries may be limited in the event of
                                 losses or casualties to vehicles included in
                                 the trust property, and you could suffer a loss
                                 on your investment.

LIMITATIONS ON INTEREST          Generally, under the terms of the
PAYMENTS AND REPOSSESSIONS MAY   Servicemembers Civil Relief Act, or similar
CAUSE LOSSES ON YOUR             state legislation, a lender may not charge an
INVESTMENT.                      obligor who commences active military duty
                                 after the origination of the automobile loan
                                 interest, including fees and charges, above an
                                 annual rate of 6% during the period of the
                                 obligor's active duty status, unless a court
                                 orders otherwise upon application of the
                                 lender. It is possible that this action could
                                 affect the servicer's ability to collect full
                                 amounts of finance charges on some of the
                                 automobile loans. In addition, the relief act
                                 imposes limitations that would impair the
                                 servicer's ability to repossess on an affected
                                 automobile loan during the obligor's period of
                                 active duty status. Thus, in the event that
                                 these automobile loans go into default, there
                                 may be delays and losses on your investment in
                                 the securities to the extent such losses are
                                 not covered by applicable credit enhancement.

THE RATINGS ASSIGNED TO YOUR     The ratings assigned to the securities will be
SECURITIES AND/OR TO ANY         based on, among other things, the adequacy of
CREDIT ENHANCEMENT PROVIDER BY   the trust property and the creditworthiness of
THE RATING AGENCIES MAY BE       any credit enhancement for any series of
LOWERED OR WITHDRAWN AT ANY      securities. Any rating which is assigned to the
TIME, WHICH MAY AFFECT YOUR      securities may not remain in effect for any
ABILITY TO SELL YOUR             given period of time or may be lowered or
SECURITIES.                      withdrawn entirely by the rating agencies, if,
                                 in their judgment, circumstances in the future
                                 so warrant.

                                 The ratings of securities enhanced by a credit
                                 enhancement provider may be lowered or
                                 withdrawn solely because of an adverse change
                                 in the financial or other condition of a credit
                                 enhancement provider or a change in the
                                 applicable rating of a credit enhancement
                                 provider at any time. There is also a risk that
                                 a

                                       14

                                 reduction in the rating of a credit enhancement
                                 provider could result in a reduction of the
                                 ratings on the securities.

                                 All of the above may affect your ability to
                                 sell your securities.

BOOK-ENTRY REGISTRATION MAY      We expect that the offered securities of each
AFFECT YOUR ABILITY TO           series will be issued in uncertificated
EXERCISE YOUR RIGHTS AS A        book-entry form, and will be registered in the
SECURITYHOLDER.                  name of Cede, the nominee of the Depository
                                 Trust Company, commonly known as DTC. Unless
                                 and until physical securities are issued, you
                                 will only be permitted to exercise your rights
                                 as a securityholder indirectly, through DTC or
                                 through its participants.

                                       15

                          THE COMPANY AND THE SERVICER

     The company was incorporated in Delaware on April 28, 1995. The company purchases, originates and services automobile loans. The company's executive offices are located at One Mack Centre Drive, Paramus, New Jersey 07652;
telephone (201) 262-5222.

                                   THE TRUSTEE

     The trustee for each series of securities will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee detailed in the trust agreement. The term trustee means, except as otherwise specified, the trustee with respect to any series of certificates, or the indenture trustee with respect to any series of notes, each as named in the related prospectus supplement. The term trust agreement means, except as otherwise specified, any and all agreements relating to the establishment of the trust, if any, the servicing of the automobile loans and the issuance of the securities, including, if applicable, an indenture or similar agreement.

     The related prospectus supplement will specify procedures for the trustee's and for a successor trustee's appointment, resignation or removal.

                                   THE ISSUER

     The company will either form a special-purpose finance subsidiary that will issue the securities or cause such special-purpose finance subsidiary to establish a separate trust that will issue the securities.

                               THE TRUST PROPERTY

     As specified in the related prospectus supplement, the trust property will include:

     o    a pool of primarily "non-prime" automobile loans;

     o    all monies, including accrued interest, due on the automobile loans on or after the cut-off date specified in the accompanying prospectus supplement;

     o    amounts that the servicer may hold in one or more accounts;

     o    the security interests, if any, in the vehicles relating to the pool of automobile loans;

     o    the right to proceeds from claims on, and unearned premiums from, physical, credit life and credit accident and health insurance damage policies covering the vehicles or the obligors;

     o    the proceeds of any repossessed vehicles related to the pool of automobile loans;

                                       16

     o    the rights of the company under the related automobile loan acquisition agreement, if any;

     o    refunds for the costs of extended service contracts for the financed vehicles;

     o    the proceeds from recourse claims against the dealers from which the company purchased the automobile loans, if any;

     o    the documents and files maintained by the company related to the automobile loans; and

     o    interest earned on short-term investments held in the trust property, unless the related prospectus supplement specifies that the interest may be paid to the servicer or the company.

     If specified in the related prospectus supplement, the trust property will also include monies on deposit in a pre-funding account, which the trustee will use to acquire or receive a security interest in additional automobile loans during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee for the benefit of the securityholders.

     For purposes of this prospectus, if the issuer is a trust, the term trust property refers to the property of such trust, and if the issuer is a special-purpose finance subsidiary of the company, the term trust property refers to the property pledged by such special-purpose finance subsidiary to the trustee for the benefit of the holders of the related securities.

     "Non-prime" automobile loans, the principal component of the trust property, are common terms used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

     The automobile loans comprising the trust property will be either:

     o    originated by the company;

     o    originated by manufacturers and acquired by the company;

     o    originated by dealers and acquired by the company;

     o    originated by other lenders and acquired by the company; or

     o    acquired by the company from originators or owners of automobile loans.

     The trust property will include automobile loans for which the related vehicle is subject to state registration or titling requirements.

                                       17

                              THE AUTOMOBILE LOANS

AUTOMOBILE LOAN POOLS

     To the extent appropriate, the related prospectus supplement will describe the composition of the automobile loans and the distribution of the automobile loans by:

     o    geographic concentration;

     o    payment frequency; and

     o    current principal balance.

THE AUTOMOBILE LOANS

     The automobile loans may consist of any combination of:

     o    rule of 78s automobile loans;

     o    fixed value automobile loans; or

     o    simple interest automobile loans.

Rule of 78s Automobile Loans

     Rule of 78s automobile loans provide for fixed level monthly payments which will amortize the full amount of the automobile loan over its term. The rule of
78s automobile loans provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method -- the rule of 78s. Each rule of 78s automobile loan requires the obligor to pay a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the automobile loan. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Nevertheless, all payments received by the servicer on or in respect of the rule of 78s automobile loans may be allocated on an actuarial or simple interest basis.

Fixed Value Automobile Loans

     Fixed value automobile loans provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value automobile loan provides for amortization of the loan over a series of fixed level payment monthly installments. The final fixed value payment in fixed value automobile loan may be satisfied by:

     o    payment in full in cash of the fixed value amount;

                                       18

     o    transfer of the vehicle to the company, provided various conditions are satisfied; or

     o    refinancing the fixed value payment in accordance with various conditions.

     For fixed value automobile loans, only the principal and interest payments due prior to the final payment and not the final payment may be included initially in the trust property.

Simple Interest Automobile Loans

     Simple interest automobile loans provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the rule of 78s automobile loans, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the automobile loan multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest automobile loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.
Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If an obligor elects to prepay a rule of 78s automobile loan in full, the obligor is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s automobile loan generally will be less than the remaining scheduled payments of interest that would be due under a simple interest automobile loan for which all payments were made on schedule. Distributions to securityholders may not be affected by rule of 78s rebates because under the transaction documents described in the related prospectus supplement the amounts payable to securityholders may be determined using the actuarial or simple interest method.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSS INFORMATION ON THE AUTOMOBILE LOANS

     The related prospectus supplement will describe the company's delinquency, repossession and net loss experience with respect to automobile loans it has originated or acquired which the company continues to service or for which the company was the servicer at the time of repossession or loss. This information may include, among other things, the experience with

                                       19

respect to all automobile loans in the company's portfolio during specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any trust property will be comparable to the company's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS ON THE AUTOMOBILE LOANS

     The weighted average life of the securities of any series will be influenced by the rate at which the principal of the automobile loans backing those securities are paid. If an automobile loan permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of those securities. The rate of prepayments on the automobile loans may be influenced by a variety of economic, financial and other factors. In addition, the transaction agreements will require the company, under specific circumstances, to acquire automobile loans from the related trust property as a result of breaches of representations, warranties and covenants. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

     Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of automobile loans and series of securities, together with a description of any prepayment penalties.

                   THE COMPANY'S AUTOMOBILE FINANCING PROGRAM

     The company's lending programs are designed to serve consumers who have limited access to traditional automobile financing. The typical borrower may have had previous financial difficulties, but is now attempting to re-establish credit, or may not yet have sufficient credit history. Because the company serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, its finance charges are at higher rates than those charged by many traditional automobile financing sources. As the company provides financing in a relatively high risk market, it expects to experience a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources.

     Automobile loans are generally originated by the company by purchasing loans from automobile dealers. The company provides funding for franchised and independent automobile dealers to finance their customers' purchase of new and used automobiles, sport utility vehicles, light duty trucks and vans. The company has established relationships with a variety of dealers located in the markets where the company has branch offices or marketing representatives.
Automobile loans originated by dealers which conform to the company's credit policies are purchased by the company generally without recourse to dealers. In addition, the company may, from time to time, offer automobile loans to existing customers that qualify under the company's credit policies.

     See "The Company/Servicer" in each prospectus supplement for a description of the company's current contract acquisition, servicing and collection practices.

                                       20

                                  POOL FACTORS

     The pool factor for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

     A securityholder's portion of the aggregate outstanding principal balance of the related class is the product of:

     o    the original aggregate principal balance of the securityholder's securities; and

     o    the applicable pool factor.

     The securityholders of record will receive reports on or about each payment date concerning:

     o    the payments received on the automobile loans;

     o    the pool balance (as defined in the related prospectus supplement);

     o    each pool factor; and

     o    other items of information.

     In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

     The proceeds from the sale of the securities of a given series will be used by the company for the acquisition of the automobile loans, and/or for general corporate purposes, including:

     o    the origination or acquisition of additional automobile loans;

     o    repayment of indebtedness; and

     o    general working capital purposes.

     As set forth in the related prospectus supplement, the company may make additional transfers of automobile loans to be included in the trust property from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

     o    the volume of automobile loans the company originates or acquires;

                                       21

     o    prevailing interest rates;

     o    availability of funds; and

     o    general market conditions.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The securities will be issued in series. The following statements summarize the material terms and provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the trust agreement for the related securities and the related prospectus supplement.

     Each series of securities -- or in some instances, two or more series of securities -- will be issued under a trust agreement.

     All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

     The securities may be offered in the form of certificates representing beneficial ownership interests in the automobile loans held by the trust or in the form of notes representing debt of the issuer secured by the automobile loans.

     Each series or class of securities may have a different interest rate, which may be fixed or adjustable. The related prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

     A series may include one or more classes of strip securities which are:

     o    stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

     o    stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

     In addition, a series of securities may include two or more classes of securities that differ as to:

     o    timing;

     o    sequential order;

     o    priority of payment;

                                       22

     o    interest rate; or

     o    amount of principal or interest distribution or both.

     Distributions of principal or interest or both on any class of securities may be made upon:

     o    the occurrence of specified events;

     o    in accordance with a schedule or formula; or

     o    on the basis of collections from designated portions of the related pool of automobile loans.

     A series may include one or more classes of accrual securities, which will not distribute accrued interest but rather will add the accrued interest to the principal balance, or notional balance, in the case of accrual securities which are also strip securities, on each payment date, or in the manner described in the related prospectus supplement.

     A series may include one or more other classes of securities that are senior or subordinate to one or more other classes of securities in respect of distributions of principal and/or interest and/or allocations of losses on automobile loans.

     A series or class of securities may have a balance that may decrease based on the amortization of automobile loans or increase based on principal collections used to purchase additional automobile loans.

     A series or class of securities may also include a derivative arrangement.
A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar agreement or arrangement.

     In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities in respect of distributions of principal and/or interest and/or allocation of losses.

GENERAL PAYMENT TERMS OF SECURITIES

     Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as described in the related prospectus supplement.

     The related prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The related prospectus supplement and the agreements will describe a period, known as the collection period, prior to each payment date. Interest and principal collected on the automobile loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

                                       23

     None of the securities or the automobile loans will be guaranteed or insured by any governmental agency or instrumentality, the servicer, the trustee or any of their respective affiliates.

PAYMENT DATES

     On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class.
Distributions will be made in immediately available funds, by wire transfer or otherwise as described in the related prospectus supplement, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

DETERMINATION OF PRINCIPAL AND INTEREST ON THE SECURITIES

     The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the related prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as specified in the related prospectus supplement.

     On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class.

     For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the related prospectus supplement.

     Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that class or series providing credit enhancement for this type of deficiency. The credit enhancement provider, in this case, will generally then be required to fund the deficiency with respect to any applicable class.

                                       24

SOFT BULLETS

     Since the automobile loan pools which will back the securities will generate principal collections in each period, and will have unpredictable amortization rates, the securities will generally not be structured as "bullet"
maturities similar to corporate debt, meaning a debt security which pays interest in all periods but principal only in a single payment at maturity.

     However, a trust may enter into forward purchase or liquidity arrangements which result in a security not unlike "bullet maturity" corporate debt. These securities, commonly known as soft bullets, typically have interest payments due in all periods and a single principal payment due on a date certain, but the payment of that principal on that date certain may be dependent on the trust's ability at the time to issue refunding debt, or to access the liquidity lines.
If the refunding debt cannot be issued, or if the liquidity lines cannot be accessed, the securities will then begin to amortize in each period until final maturity.

FIXED RATE SECURITIES

     Each class of securities may bear interest at an annual fixed rate or at a variable or adjustable rate per annum, as more fully described below and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the related prospectus supplement.

FLOATING RATE SECURITIES

     Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the base rate, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the related prospectus supplement. The spread is the percentage above or below the base rate at which interest will be calculated that may be specified in the related prospectus supplement as being applicable to such class, and the spread multiplier is the percentage that may be specified in the related prospectus supplement as being applicable to such class.

     The related prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate (commonly called LIBOR), eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the related prospectus supplement.

     As specified in the related prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

     Each issuer of a class of floating rate securities may appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The related prospectus supplement will set forth the identity of any such calculation agent for each

                                       25

such class of floating rate securities which may be the trustee for the series.
All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

     Each issuer may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar agreement or arrangement.

INDEXED SECURITIES

     Any class of securities may consist of securities in which the indexed principal amount, the principal amount payable at the final scheduled payment date, is determined by reference to a measure commonly known as an index, which will be related to one or more of the following:

     o    the difference in the rate of exchange between United States dollars and a currency or composite currency;

     o    the difference in the price of a specified commodity on specified dates;

     o    the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks, on specified dates; or

     o    other objective price or economic measures as are described in the related prospectus supplement.

     The related prospectus supplement will describe the manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index, together with information concerning tax consequences to the holders of indexed securities.

     If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and the third party either suspends the calculation or announcement of the index or changes the basis upon which the index is calculated -- other than changes consistent with policies in effect at the time the indexed security was issued and permitted changes described in the related prospectus supplement -- then the index will be calculated for purposes of that indexed security by an independent calculation agent on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of the indexed security shall be calculated in the manner described in the related prospectus supplement. In the absence of manifest error, any determination of the independent calculation agent will bind all parties.

     The indexed security will pay interest based on an amount designated in the related prospectus supplement. The related prospectus supplement will describe how the principal amount of the indexed security, if any, will be payable upon redemption or repayment prior to the applicable final scheduled distribution date.

                                       26

SCHEDULED AMORTIZATION SECURITIES; COMPANION SECURITIES

     The securities may include one or more classes of scheduled amortization securities and companion securities. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the automobile loans in the related pool than will the scheduled amortization securities of that series.

BOOK-ENTRY REGISTRATION

     We expect that the offered securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede, the nominee of the Depository Trust Company, commonly known as DTC, in the United
States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe.
Clearstream, Luxembourg and Euroclear will hold omnibus positions for
Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and
Euroclear's names on the books of their respective depositaries. The depositaries will hold these positions in customers' security accounts in the depositaries names on DTC's books. The related prospectus supplement will state if the securities will be in physical rather than book-entry form.

     DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.
Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Transfers between DTC participants will occur according to DTC rules.
Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its

                                       27

established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream,
Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant
Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A.
subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. Dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in
Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Morgan Guaranty Trust Company of New York as the operator of the Euroclear
System in Brussels to facilitate settlement of trades between Clearstream,
Luxembourg and Euroclear.

                                       28

     Euroclear was created in 1968 to hold securities for participants of
Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New
York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear
Clearance establishes policy for Euroclear on behalf of Euroclear participants.
Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System
and the New York State Banking Department, as well as the Belgian Banking
Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related operating procedures of the Euroclear system and applicable Belgian law.
The Terms and Conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the
Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants.
Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the agreements. Securityholders which are not DTC participants will only be permitted to exercise their rights under the agreements through DTC or through its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required

                                       29

to receive and transmit payments of principal of and interest on the securities.
DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

     Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through
DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at
DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

     Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

     DTC advises that it will take any action permitted to be taken by a securityholder under the agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the agreements.
DTC may take conflicting actions if directed by its participants.

     Any securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified under the heading "-- Definitive Securities" in this prospectus. Upon the occurrence of any of the events specified in Definitive Securities in this prospectus or in the agreements and the related prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

     None of the company, any finance subsidiary, the originators, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

                                       30

DEFINITIVE SECURITIES

     The offered securities will be issued in fully registered, certificated form, commonly called definitive securities, to the securityholders or their nominees, rather than to DTC or its nominee, only if:

     o    the trustee advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the trustee is unable to locate a qualified successor;

     o    the trustee, at its option, elects to terminate the book-entry-system through DTC; or

     o    after the occurrence of an event of default under the indenture or a default by the servicer under the trust agreements, securityholders representing at least a majority of the outstanding principal amount of the securities advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the securityholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

     Distributions of principal of, and interest on, the securities will then be made by the trustee in accordance with the procedures in the indenture or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

     Definitive securities will be transferable and exchangeable at the offices of the trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     On or prior to each payment date, the servicer or the trustee will forward or cause to be forwarded to each holder of record a statement or statements with respect to the trust property and the securities generally describing at least the following information:

     (1)  the amount of the distribution allocable to principal with respect to each class;

     (2)  the amount of the distribution allocable to interest with respect to each class;

                                       31

     (3)  the pool balance, if applicable, as of the close of business on the last day of the related collection period;

     (4)  the aggregate outstanding principal balance and the pool factor for each class after giving effect to all payments reported under (1)
          above on the payment date;

     (5)  the amounts paid to the servicer and any back-up servicer, if any, with respect to the related collection period;

     (6)  with respect to each class, the amounts of interest and principal from prior payment dates which remain unpaid and the change in such amounts from the prior payment date;

     (7)  the amount of the aggregate purchase amounts for automobile loans that have been reacquired, if any, for the related collection period;

     (8)  the amount of coverage and amounts paid under any form of credit enhancement covering default risk as of the close of business on the payment date and a description of any substitute credit enhancement and any appropriate terms thereunder;

     (9)  the loss and delinquency data with respect to the automobile loans in the pool; and

     (10) the balances in each of the accounts established under the transactions documents for such securities.

     Each amount described under subclauses (1), (2) and (4) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the related prospectus supplement.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will provide the securityholders a statement containing the amounts described in (1) and (2) above for that calendar year and any other information required by applicable tax laws.

FORWARD COMMITMENTS; PRE-FUNDING

     The issuer may enter into a forward purchase agreement directly or indirectly with the company where the company will agree to transfer additional automobile loans to be included in the trust property following the date on which the securities are issued. The issuer may enter into forward purchase agreements to acquire additional automobile loans that could not be delivered by the company or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any automobile loans to be included in the trust property conform to specified requirements.

     If a forward purchase agreement is utilized, and unless otherwise specified in the related prospectus supplement, the trustee will be required to deposit in a pre-funding account up to 50%

                                       32

of the net proceeds received by the trustee in connection with the sale of one or more classes of securities. The additional automobile loans will be included in the trust property in exchange for money released to the company from the pre-funding account. Each forward purchase agreement will set a specified funding period during which any transfers must occur. For a trust which elects federal income treatment as a grantor trust, the funding period will be limited to three months from the date the trust is established; for a trust which is treated as a mere security device for federal income tax purposes, the funding period will be limited to one year from the date the trust is established. The forward purchase agreement or the trust agreement will require that any monies originally deposited in the pre-funding account and not used by the end of the funding period be applied as a mandatory prepayment of the related class or classes of securities.

     During the funding period the monies deposited to the pre-funding account will either:

     o    be held uninvested; or

     o    be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

     The invested monies will either mature prior to the end of the funding period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the trust as an
"investment company" under the Investment Company Act of 1940, as amended.

                       DESCRIPTION OF THE TRUST AGREEMENTS

     Each series of securities will be issued under one or more trust agreements which will establish the trust, if any, transfer the automobile loans and issue the securities. The following paragraphs describe the material provisions common to the agreements. A more detailed discussion of the trust agreements governing your specific series will appear in the related prospectus supplement. The term trust agreement means, except as otherwise specified, any and all agreements relating to the establishment of the trust, if any, the servicing of the automobile loans and the issuance of the securities, including, if applicable, an indenture or similar agreement.

SALE AND ASSIGNMENT OF THE AUTOMOBILE LOANS

     On the closing date, the company or a finance subsidiary will transfer automobile loans originated by the company either to a trust, or will pledge the company's or the finance subsidiary's right, title and interests in and to the automobile loans to a trustee on behalf of the securityholders.

     The company will be obligated to acquire from the related trust property any automobile loan transferred to a trust or pledged to a trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the company with respect to the automobile loan, which breach has not been cured or waived following the discovery by or notice to the company. In addition, the company may from time to time

                                       33

reacquire automobile loans or substitute other automobile loans for automobile loans under conditions described in the trust agreement.

ACCOUNTS

     For each series of securities, the servicer will establish and maintain with a trustee one or more collection accounts, in the trustee's name on behalf of the securityholders and any applicable credit enhancement provider in which the servicer will deposit all payments made on or with respect to the automobile loans. The servicer will also establish and maintain with the trustee separate distribution accounts, in the trustee's name on behalf of the securityholders, in which amounts released from the collection account, any reserve account or other credit enhancement will be deposited and from which distributions to securityholders will be made.

     The related prospectus supplement will describe any other accounts to be established with respect to a series of securities.

     For any series of securities, funds in the collection account, the distribution account, any reserve account and other accounts (collectively, the trust accounts) will be invested in eligible investments. Eligible investments are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities and acceptable to any credit enhancement provider. If so stated in the related prospectus supplement, eligible investments may include securities issued by the company, the servicer or their respective affiliates or other trusts created by the company or its affiliates.
Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding a payment date. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable trust account on each payment date. The investment earnings will be treated as collections of interest on the automobile loans.

     The trust accounts will be maintained as eligible accounts. An eligible account is an account that is either (i) a segregated trust account that is maintained with a depository institution acceptable to any applicable insurer or the trustee, at the direction of noteholders evidencing at least a majority of the voting rights of the then outstanding securities, or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by Standard &
Poor's and "P-1" by Moody's.

     The depository institution or its parent corporation must have either:

     o    a long-term unsecured debt rating acceptable to the rating agencies and any credit enhancement provider; or

                                       34

     o    a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and any credit enhancement provider.

     In addition, the depository institution's deposits must be insured by the
FDIC.

THE SERVICER

     The servicer under each trust agreement will be named in the related prospectus supplement. The servicer may be the company or an affiliate of the company and may have other business relationships with the company or the company's affiliates. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the trust agreements.

     The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the trust agreement. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

SERVICING PROCEDURES

     Each trust agreement will provide that the servicer will make reasonable efforts to:

     o    collect all payments due on the automobile loans which are part of the trust fund; and

     o    make collections on the automobile loan using the same collection procedures that it follows with respect to automobile loans that it services for itself and others.

     Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on an automobile loan to extend or modify the payment schedule. The related prospectus supplement will describe the material aspects of any particular servicer's collections and other relevant procedures and set forth any limitations on the servicer's ability to grant extensions or make modifications, including any required third party consents.

PAYMENTS ON AUTOMOBILE LOANS

     The servicer will be required to deposit into the collection account all payments on the related automobile loans, from whatever source, and all proceeds of the automobile loans collected within two business days of receipt. The servicer may not commingle monies deposited in the collection account with funds from other sources.

SERVICING COMPENSATION

     The servicer may be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the principal balance of the automobile loans included in the trust property, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of distributions with respect to the

                                       35

servicing fee -- together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee may be paid prior to any distribution to the securityholders.

     The servicer may also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans. In addition, the servicer will be entitled to reimbursement from each trust for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

     The servicing fee will compensate the servicer for performing the functions of a third party servicer of similar types of automobile loans as an agent for their beneficial owner. These functions include:

     o    collecting and posting all payments;

     o    responding to obligor inquiries on the related automobile loans;

     o    investigating delinquencies;

     o    sending billing statements to obligors;

     o    reporting tax information to obligors;

     o    paying costs of collection and disposition of defaults;

     o    policing the collateral;

     o    administering the automobile loans; and

     o    accounting for collections and furnishing statements to the trustee with respect to distributions.

     The  servicing fee also will reimburse the servicer for:

     o    certain taxes;

     o    accounting fees;

     o    outside auditor fees;

     o    data processing costs; and

     o    certain other costs incurred in connection with administering the automobile loans.

                                       36

DISTRIBUTIONS

     Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be described in the related prospectus supplement.

     On each payment date, the servicer will direct the trustee to transfer collections on the automobile loans from the collection account to the distribution account for distribution to securityholders. Credit enhancement may be available to cover any shortfalls in the amount available for distribution, to the extent specified in the related prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, distributions in respect of one or more classes of notes of a series may be subordinate to payments in respect of one or more other classes of notes of that series and the certificates of a series may be subordinate to payments in respect of the notes of a series, in each case to the extent described in the related prospectus supplement.

CREDIT AND CASH FLOW ENHANCEMENTS

     The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each class of securities will be described in the related prospectus supplement. Credit enhancement may be in the form of:

     o    an insurance policy;

     o    subordination of one or more classes of securities;

     o    reserve accounts;

     o    overcollateralization;

     o    letters of credit;

     o    credit or liquidity facilities;

     o    third party payments, guarantees or other support;

     o    surety bonds;

     o    derivatives arrangements, including guaranteed rate agreements, maturity liquidity facilities, tax protection agreements, interest rate cap or floor agreements or interest rate or currency swap agreements;

     o    guaranteed cash deposits; or

     o    other arrangements or any combination of two or more of the foregoing.

                                       37

     Credit enhancement for a class may cover one or more other classes of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

     Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of, and interest on, such class or series of securities. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

STATEMENTS TO TRUSTEES

     Prior to each payment date, the servicer will provide to the trustee as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under "Description of the Securities -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

     The trust agreements will provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the trust agreements throughout the preceding calendar year, except as specified in the statement.

     Each year, a firm of independent certified public accountants will furnish a report to the trustee to the effect that the accountants have examined documents and the records relating to servicing of the automobile loans, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer's computer reports, and the examination, has disclosed no items of noncompliance with the provision of the trust agreements or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

     Securityholders may obtain copies of the statements and certificates by securityholders by a request in writing addressed to the trustee.

MATTERS REGARDING THE SERVICER

     The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the trust agreement.

     The servicer will not be liable to the securityholders for taking any action, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the

                                       38

performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

     Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

SERVICER TERMINATION EVENT

     A servicer termination event will include:

     o    any failure by the servicer to deliver to the trustee for deposit any required payment or to direct the trustee to make any required distributions, which failure continues unremedied for more than two business days after written notice from the trustee is received by the servicer or after discovery by the servicer (but in no event later than five business days after the servicer is required to make such delivery);

     o    any failure by the servicer to deliver to the trustee the monthly servicer's report within one business day after such report is required to be delivered;

     o    any failure by the servicer to deliver to the trustee the annual compliance report or the annual accountant's report within five business days after such reports are required to be delivered;

     o    any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the trust agreement which continues unremedied for more than thirty days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and to the trustee by securityholders evidencing not less than 25% of the voting rights of outstanding securities;

     o    any insolvency event which means the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and other actions by the servicer indicating its insolvency, or inability to pay its obligations;

     o    certain breaches of covenants by the servicer with respect to mergers and consolidations;

     o    any claim being made on an insurance policy issued as credit enhancement; and

     o    any additional event specified in the related prospectus supplement.

                                       39

RIGHTS UPON SERVICER TERMINATION EVENT

     As long as a servicer default remains unremedied, the trustee, any credit enhancement provider or securityholders evidencing more than 50% of the voting rights of the then outstanding securities, as specified in the related prospectus supplement, may terminate all the rights and obligations of the servicer, at which time a successor servicer appointed by the trustee or the trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer default has occurred, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing. In the event the trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer. The trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation payable under the related trust agreement.

WAIVER OF PAST DEFAULTS

     With respect to each series of securities, unless otherwise provided in the related prospectus supplement and subject to the approval of any credit enhancement provider, noteholders evidencing at least a majority of the voting rights of the then outstanding securities may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the trust agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders' rights with respect to subsequent defaults.

AMENDMENT

     If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancement provider's approval, the trust agreements may be amended, without the securityholders' consent for the purpose of adding, changing or eliminating any provisions of the trust agreements or of modifying in any manner the rights of the securityholders. The company, the servicer and the trustee with any credit enhancement provider's approval and with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities may amend the trust agreements to add, change in any manner, or eliminate any provisions of the trust agreements or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities; provided, however, that no amendment may:

     o    without the consent of all affected securityholders, increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the automobile loans or distributions that are required to be made for the benefit of those securityholders;

     o    without the consent of the securityholders, reduce the percentage of securities which are required to consent to any such amendment; or

                                       40

     o    result in a downgrade or withdrawal of the then current rating of the notes by either of the rating agencies.

INSOLVENCY EVENT

     If an insolvency event occurs with respect to an issuer, the trust property, at the direction of the credit enhancement provider, if any, or the securityholders, may be liquidated and, if the issuer is a trust, that trust may be terminated 90 days after the date of the insolvency event. Promptly after the occurrence of any insolvency event with respect to an issuer, notice is required to be given to the securityholders and/or credit enhancement provider; provided, however, that any failure to give the required notice will not prevent or delay termination of any trust. Upon termination of any trust, the trustee shall direct that the assets of those trusts be promptly sold (other than the related trust accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any sale, disposition or liquidation of those automobile loans will be treated as collections on the automobile loans and deposited in the collection account. If the proceeds from the liquidation of the automobile loans and any amounts on deposit in the reserve account, if any, and the related distribution account are not sufficient to pay the securities in full, and no additional credit enhancement is available, the amount of principal returned to securityholders will be reduced and some or all of the securityholders will incur a loss.

     Each trust agreement will provide that the trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any issuer without the unanimous prior approval of the certificateholder and the transferor.

TERMINATION

     With respect to each trust estate, the obligations of the servicer, the company and the trustee will terminate upon the earlier to occur of:

     o    the maturity or other liquidation of the last automobile loan and the disposition of any amounts received upon liquidation of any remaining automobile loans; and

     o    the final payment in full to all securityholders and any credit enhancement provider.

     If the pool balance of the automobile loans is less than a specified percentage of the initial pool balance in respect of the trust property, in order to avoid excessive administrative expense, the servicer, or if specified in the related prospectus supplement, a credit enhancement provider, will be permitted, at its option, to purchase from the trust property, as of the end of any collection period immediately preceding a payment date, all remaining automobile loans at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the securities plus accrued and unpaid interest thereon.

     If specified in the related prospectus supplement, within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool

                                       41

balance specified in the related prospectus supplement, the trustee will solicit bids for the purchase of the automobile loans remaining in the trust property.
The related prospectus supplement will describe the manner and terms and conditions for the bidding. If the trustee receives satisfactory bids as described in the related prospectus supplement, then the automobile loans remaining in the trust property will be sold to the highest bidder without any continuing direct or indirect recourse of the trust or the noteholders as sellers of the automobile loans.

     Any outstanding securities of the related series will be repurchased or redeemed concurrently with either of the events specified above. The subsequent distribution to the securityholders of all amounts required to be distributed to them may effect the prepayment of the securities.

                 MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOANS

GENERAL

     The transfer of automobile loans by the company or its finance subsidiary to the issuer, the perfection of the security interests in the automobile loans, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trustee's rights in the automobile loans. If, through inadvertence or otherwise, a third party were to purchase -- including the taking of a security interest in -- an automobile loan for new value in the ordinary course of its business, without actual knowledge of the trustee's interest, and then were to take possession of the automobile loan, the purchaser would acquire an interest in the automobile loan superior to the trustee's interest. No entity will take any action to perfect the trustee's right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the trustee prior to the time the servicer deposits the proceeds into a trust account.

SECURITY INTERESTS IN THE FINANCED VEHICLES

General

     In all of the states in which automobile loans have been originated, the credit sales of automobiles, sport utility vehicles, light duty trucks and vans to consumers are evidenced either by retail installment sales contracts or by promissory notes with a security interest in the vehicle. The installment sales contracts and promissory notes with a security interest are chattel paper under the UCC.

     Perfection of security interests in automobiles, sport utility vehicles, light duty trucks and vans is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party's lien on the vehicle's certificate of title.

Perfection

     The company will sell and assign the automobile loans it has originated or acquired and its security interests in the vehicles to the trustee.
Alternatively, the company may sell and

                                       42

assign the automobile loans and its interest in the vehicles to a finance subsidiary. The finance subsidiary will then sell and assign the automobile loans and related security interests to the trustee. The related prospectus supplement will specify whether, because of the administrative burden and expense, the company, the servicer or the trustee will not amend any certificate of title to identify the trustee as the new secured party on the certificates of title. The related prospectus supplement will specify the UCC financing statements to be filed in order to perfect the transfer of the automobile loans to the finance subsidiary and their subsequent transfer by the finance subsidiary to the trustee. Further, as specified in the related prospectus supplement, either the servicer or a third party custodian will hold the automobile loans and any certificates of title in its possession as custodian for the trustee. This should preclude any other party from claiming a competing security interest in the automobile loans on the basis that its security interest is perfected by possession.

     In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

     o    depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

     o    filing a sworn notice of lien with the related Department of Motor
          Vehicles or analogous state office and noting the lien on the certificate of title; or

     o    if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

     However, under the laws of some states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor
Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the company of its interest in the automobile loans to the trustee effectively conveys the company's security in the automobile loans and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trustee will succeed to the company's rights as secured party.

     Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trustee, the trustee's security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the company's lien on the certificates of title will be sufficient, in some states, to protect the trustee against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle.
The company will represent and warrant that it has taken, or will, within the time period specified, take, all action necessary to obtain, a perfected security interest in each vehicle. If there are any vehicles for which the company failed to obtain a first priority perfected security interest, the company's security interest would be subordinate to, among others, subsequent

                                       43

purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would require the company to repurchase these automobile loans from the trustee.

Continuity of Perfection

     Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially titled or registered and continues until the owner re-titles or re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor's request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien.
Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection.
Under the trust documents, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the vehicles and will be obligated to purchase the corresponding automobile loan if it fails to do so.

Priority of Certain Liens Arising by Operation of Law

     Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include, among others:

     o    mechanic's, repairmen's and garagemen's liens;

     o    towing and storage liens;

     o    liens arising under various state and federal criminal statutes; and

     o    liens for unpaid taxes.

     Federal tax law also grants certain federal tax liens priority over a secured party's lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities.
Confiscation may result in the loss of the perfected security interest in the vehicle. The company will represent and warrant to the trustee that, as of the closing date, each security interest in a vehicle shall be a valid, subsisting and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trustee's security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan. No notice will be given to the trustee or any securityholder in the event

                                       44

these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the company's repurchase obligation.

REPOSSESSION

     In the event an obligor defaults, the holder of the related automobile loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party's remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. The servicer uses self-help in most instances of repossession. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan.
Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace -- although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying only the delinquent installments and other amounts due. In all states, the obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

     o    the entire unpaid principal balance of the automobile loan;

     o    accrued interest on the automobile loan; or

     o    the secured party's reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In most instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under

                                       45

the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

     Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. Additionally, courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     The company's policy is to pursue such deficiency balances when appropriate.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

     o    the Truth-in-Lending Act;

     o    the Equal Credit Opportunity Act;

     o    the Federal Trade Commission Act;

     o    the Fair Credit Reporting Act;

                                       46

     o    the Fair Debt Collection Practices Act;

     o    the Magnuson-Moss Warranty Act;

     o    the Federal Reserve Board's Regulations B and Z;

     o    state adaptations of the National Consumer Act and the Uniform
          Consumer Credit Code;

     o    state motor vehicle retail installment sale and loan acts;

     o    state "lemon" laws; and

     o    other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.
In some cases, this liability could affect the trustee's ability to enforce consumer finance contracts such as the automobile loans and subject the trust to monetary fines, penalties or other liabilities.

     The Federal Trade Commission's so-called holder-in-due-course rule has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller.
However, liability under the FTC rule is limited to the amounts paid by the obligor under the contract. Because of the FTC Rule the assignee may be unable to collect any balance due from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loans will be subject to the requirements of the FTC rule, the trust, as holder of the automobile loans, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan.

     Under most state vehicle dealer licensing laws, sellers of automobiles, sport utility vehicles, light duty trucks and vans must be licensed to sell vehicles at retail sale. In addition, the Federal Trade Commission's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" explaining the warranty coverage for the vehicles. The Federal Magnuson-Moss Warranty Act and state new and used vehicle
"lemon laws" impose further obligations on motor vehicle dealers. Assignees of the automobile loans may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer's guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan were successful in asserting these claims or defenses, the servicer would pursue on behalf of the

                                       47

trust any reasonable remedies against the vehicle seller or manufacturer, subject to certain limitations as to the expense of any such action to be specified in the trust agreement.

     Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the trust agreement and may create an obligation of the company to repurchase the automobile loan unless the breach were cured.

     The company or the finance subsidiary, if any, will represent and warrant that each automobile loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trustee because the company or its finance subsidiary violated any law and the claim materially and adversely affects the trustee's interest in an automobile loan, the violation would create an obligation of the company or the finance subsidiary, if any to repurchase the automobile loan unless the violation were cured.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, the holder of an automobile loan may not charge an obligor who commences active military duty after such obligor takes out a loan more than a 6% annual rate, including fees and charges, during the obligor's active duty status, unless a court orders otherwise upon application of the lender. The relief act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves,
Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the relief act applies to obligors who commence active military duty after origination of the automobile loan, the company cannot provide information as to the number of loans that may be affected.
Application of the relief act would adversely affect, for an indeterminate period of time, the servicer's ability to collect full amounts of interest on some automobile loans. Any shortfall in interest collections resulting from the application of the relief act or similar legislation or regulations, which would not be recoverable from the related automobile loans, would result in a reduction of the amounts distributable to securityholders, and would not be covered by advances, or some forms of credit enhancement provided in connection with the securities but may be covered to the extent that certain classes of securities are subordinate to other classes of securities as set forth in the related prospectus supplement. In addition, the relief act imposes limitations that would impair the ability of the servicer to repossess an automobile loan during the obligor's period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, in the event that the relief act or similar legislation or regulations applies to any automobile loan which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the trust, finance subsidiary or the servicer to repossess a vehicle or

                                       48

enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change with possible retroactive effect. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors.
Some holders, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker-dealers, taxpayers subject to the alternative minimum tax, holders that hold their securities as part of a hedge, straddle, constructive sale or conversion transaction, and holders that will hold their securities as other than capital assets may be subject to special rules that are not discussed below or in the related prospectus supplement.

     You should consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the securities.

     Dewey Ballantine LLP, as tax counsel to the seller, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax matters for that series prior to the issuance of the securities. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that series.

     The following discussion addresses in greater detail securities of four general types:

     o    grantor trust securities, representing interests in a grantor trust;

     o    debt securities, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; and

     o    partnership interests, representing interests in a trust that is intended to be treated as a partnership under the Internal Revenue
          Code of 1986, as amended (the "Code").

GRANTOR TRUST SECURITIES

     In the opinion of Dewey Ballantine LLP:

                                       49

     o    each grantor trust security will be issued by a trust which qualifies as a grantor trust for federal income tax purposes; and

     o    each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the automobile loans included in the grantor trust.

     A grantor trust security representing an undivided equitable ownership interest in the principal of the automobile loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the automobile loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a grantor trust strip security.

Taxation of Beneficial Owners of Grantor Trust Securities

     Generally, beneficial owners of grantor trust fractional interest securities will be required to report on their federal income tax returns their respective shares of the income from the automobile loans, including amounts used to pay reasonable servicing fees and other expenses. Excluded are amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to limitations, they will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of its distributable interest. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income unless they are a corporation which is subject to the alternative minimum tax.

     Beneficial owners of grantor trust strip securities will generally be required to treat the securities as "stripped coupons" under section 1286 of the
Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium," below.

     Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities or if servicing fees are deemed to exceed reasonable servicing compensation. The consequences of the application of the coupon stripping rules to grantor trust fractional interest securities appears to be that any discount arising upon the purchase of a security, and perhaps all its stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and
Premium." However, the coupon stripping rules will not apply, if:

                                       50

     o    the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying automobile loans; or

     o    the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales of Grantor Trust Securities

     Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

Grantor Trust Reporting

     With each distribution, the trustee will furnish to each beneficial owner of a grantor trust fractional interest security a statement detailing the amount of the distribution allocable to principal on the underlying the automobile loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the
Internal Revenue Service as and when required to do so by law.

DEBT SECURITIES

     In the opinion of Dewey Ballantine LLP, debt securities will be:

     o    issued by a trust which, for federal income purposes, is treated either as a partnership or as a disregarded entity, which means that its separate existence is disregarded for federal income tax purposes, and will be treated as indebtedness for federal income tax purposes;
          and

     o    will not be treated as ownership interests in the automobile loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see
          "Discount and Premium," below.

Taxation of Beneficial Owners of Debt Securities

     If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a

                                       51

debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

Sale or Exchange of Debt Securities

     If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

     In general, except as described in "Discount and Premium -- Market
Discount," below, and except for financial institutions subject to section
582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Debt Securities Reporting

     The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying automobile loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

PARTNERSHIP INTERESTS

     In the opinion of Dewey Ballantine LLP:

     o    each partnership interest will be issued by a trust which is treated as a partnership that is not taxable as a corporation for federal income tax purposes; and

     o    each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the automobile loans.

Taxation of Beneficial Owners of Partnership Interests

     If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions,

                                       52

credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations, the trust documents and related documents.

     The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying automobile loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

     In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest.
See "Backup Withholding" and "Foreign Investors" below.

     Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

     Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under applicable
Treasury regulations, if a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership is deemed to distribute interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

     Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

     Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest exceeding the aggregate cash distributions with respect to

                                       53

the partnership interest, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. Based on an exception to the new mandatory basis adjustment rule added to the Code by the
American Jobs Creation Act of 2004, a partnership, the sole business activity of which is to issue securities which provide for a fixed principal or similar amount and are primarily serviced by the cash flow of a discrete pool of receivables or other financial assets, generally will not be required to adjust the basis of partnership property following a sale or exchange of a partnership interest, unless the partnership files an election under section 754 of the
Code.

Partnership Reporting

     The owner trustee is required to:

     (1)  keep complete and accurate books of the trust;

     (2)  file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust; and

     (3)  report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1.

     The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

     Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes:

     (a)  the name, address and taxpayer identification number of the nominee;
          and

     (b)  as to each beneficial owner:

          (1)  the name, address and identification number of the person;

          (2)  whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the
               foregoing; and

          (3)  information on partnership interests that were held, bought or sold on behalf of the person throughout the year.

                                       54

     In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest and, under circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

DISCOUNT AND PREMIUM

     A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the
Code.

     In very general terms:

     o    original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method;

     o    market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and

     o    if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income.

     These tax consequences are discussed in greater detail below.

Original Issue Discount

     In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first collection period and the closing date. The stated redemption price at maturity of a security that has a notional principal

                                       55

amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

     Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

     (1)  the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the automobile loans prepay at the rate specified in the related prospectus supplement, the
          Prepayment Assumption; by

     (2)  a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity.

     Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b)
adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The seller anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The seller makes no representation, however, that the automobile loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

                                       56

     Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either:

     (1)  beginning on a payment date, or, in the case of the first period, the closing date, and ending on the day before the next payment date; or

     (2)  beginning on the next day following a payment date and ending on the next payment date.

     Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

     (a)  the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

     (b)  the adjusted issue price of the security at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

     (1)  the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

     (2)  events, including actual prepayments, that have occurred prior to the end of the accrual period;

     (3)  the prepayment assumption; and

     (4)  in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

     The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of grantor trust strip securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts.

                                       57

The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

     A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

     A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated
redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Premium

     A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the premium security, at

                                       58

a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the Premium Security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, "fully taxable bonds," held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the
IRS. If an election is not made:

     (1)  a beneficial owner must include the full amount of each interest payment in income as it accrues; and

     (2)  the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

     Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

Special Election

     A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

                                       59

FOREIGN INVESTORS

Grantor Trust Securities and Debt Securities

     Distributions made on a grantor trust security or debt security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the
United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided:

          (a)  the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

          (b)  the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

          (c)  the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

Partnership Interests

     Depending upon the particular terms of the trust documents, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the
United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

     A look-through rule will apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons should consult their own tax advisors regarding the application to them of the withholding regulations.

                                       60

                        STATE AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act
of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities offered by this prospectus.
Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

     o    whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o    whether the investment satisfies the applicable diversification requirements;

     o    whether the investment is in accordance with the documents and instruments governing the plan; and

     o    whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of
Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code. Such transactions are treated as prohibited transactions under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan.
If so, the acquisition, holding or disposition of

                                       61

securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

     Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Furthermore, any such plan that is qualified and exempt from taxation under sections 401(a) and
501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES

Plan Assets

     The Department of Labor has issued regulations defining what constitutes
"plan assets" for purposes of ERISA and section 4975 of the Code. The plan asset regulations provide that if a plan makes an investment in an equity interest in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuer for purposes of the plan asset regulations, and there can be no assurance that the issuer will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the management and operation of the trust, including the servicing of the automobile loans, might constitute prohibited transactions unless an exemption is available.

Underwriter Exemptions

     The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

     o    certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

     o    property securing a permitted obligation;

     o    undistributed cash, cash credited to a pre-funding account or a capitalized interest account, and certain temporary investments made therewith; and

     o    certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in the underwriter exemptions.

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The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust or owner trust) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

     Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

     o    the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

     o    the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a designated transaction;

     o    at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from
          Standard and Poor's Rating Services, Moody's Investors Service, Inc.
          or Fitch, Inc., each referred to herein as a rating agency;

     o    the trustee must not be an affiliate of any other member of the restricted group (other than certain underwriters);

     o    the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer's sponsor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

     o    the plan must be an "accredited investor" as defined in Rule 501(a)(1)
          of Regulation D of the commission under the Securities Act of 1933;
          and

     o    in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

For purposes of the underwriter exemptions, the term "designated transaction"
includes any securitization transaction in which the assets of the issuer consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

     The issuer must also meet the following requirements:

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     o    the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

     o    securities evidencing interests in the other investment pools must have been rated in one of the three (or, in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities;

     o    investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

     The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

     o    in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

     o    the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

     o    the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

     o    immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuer's sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE NOTES

     Securities that are notes will not be considered equity interests in the issuer for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features.
If the notes have substantial equity features, a plan that

                                       64

purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuer's assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuer or an affiliate will not become a party in interest or disqualified person with respect to a plan that acquires notes.

     Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer's assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

     In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

     o    PTCE 84-14, regarding transactions effected by qualified professional asset managers;

     o    PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

     o    PTCE 91-38, regarding transactions entered into by bank collective investment funds;

     o    PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

     o    PTCE 96-23, regarding transactions effected by in-house asset managers.

     Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant
(or, in the case of a book-entry note, may be deemed to represent and warrant)
either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another
Department of Labor class exemption.

                                       65

CONSULTATION WITH COUNSEL

     The related prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

     o    whether the trust's assets would be considered plan assets;

     o    the possibility of exemptive relief from the prohibited transaction rules; and

     o    other ERISA issues and their potential consequences.

     In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                             METHOD OF DISTRIBUTIONS

     The issuer will offer the securities offered by this prospectus and by the related prospectus supplement in series through one or more of the methods described below. The related prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the company from the sale.

     The company intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods.
The methods are as follows:

     o    By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o    By direct placements by the company with institutional investors; and

     o    By competitive bid.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

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     In connection with the sale of the securities, underwriters may receive compensation from the company or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the company and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.
The related prospectus supplement will describe any compensation paid by the company.

     It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

     The related prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of securities.

     Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                       67

                                 LEGAL OPINIONS

     Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the related prospectus supplement.

                           INCORPORATION BY REFERENCE

     The Company will from time to time, file various items with the Securities and Exchange Commission relating to the issuing trusts and the securities offered by this prospectus and the related prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports on Forms 8-K and 10-K, which the company will file for each trust for so long as that trust is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of each credit enhancement provider, if any, if not attached to the related prospectus supplement, may be incorporated by reference.

     All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of the registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission -- see "Where You Can Find More
Information" in the related prospectus supplement.

                              FINANCIAL INFORMATION

     Certain specified trust property will secure each series of securities, however, no trust will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any trust which is a Delaware business trust. Accordingly, financial statements with respect to the trust property of any trust which is a
Delaware business trust will be included in the related prospectus supplement.

     A prospectus supplement may also contain the financial statements of the related credit enhancement provider, if any.

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YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE
HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANY PERSON TO PROVIDE YOU WITH
INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT SPEAKS ONLY AS
OF ITS DATE, AND MAY NOT BE ACCURATE AT ANY TIME AFTER ITS DATE. THIS DOCUMENT
IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO
BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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                              PROSPECTUS SUPPLEMENT

Clearance, Settlement and Tax Documentation Procedures................   Annex A

                                   PROSPECTUS

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT
EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS
OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
TO WHICH IT RELATES. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A
PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS WHEN ACTING AS UNDERWRITERS AND
WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $350,000,000

                           LONG BEACH ACCEPTANCE AUTO
                            RECEIVABLES TRUST 2005-A

                          $47,000,000 CLASS A-1 3.346%
                               ASSET-BACKED NOTES
                          $133,000,000 CLASS A-2 3.82%
                               ASSET-BACKED NOTES
                          $100,000,000 CLASS A-3 4.08%
                               ASSET-BACKED NOTES
                           $70,000,000 CLASS A-4 4.25%
                               ASSET-BACKED NOTES

                              LONG BEACH ACCEPTANCE
                                RECEIVABLES CORP.
                                   Transferor

                                   LONG BEACH
                                ACCEPTANCE CORP.
                           Company/Servicer/Custodian

                                [IBA CORP(R) LOGO]

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                              PROSPECTUS SUPPLEMENT

                                   ----------

                                    CITIGROUP

                              RBS GREENWICH CAPITAL

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